                                                                     EXHIBIT 2.2
                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

In re:                                                        )
                                                              )
EOTT ENERGY PARTNERS, L.P.                                    )           CASE NO. 02-21730
                                                              )
EOTT ENERGY FINANCE CORP.                                     )           CASE NO. 02-21731
                                                              )
EOTT ENERGY GENERAL PARTNER, L.L.C.                           )           CASE NO. 02-21732
                                                              )
EOTT ENERGY OPERATING LIMITED                                 )
PARTNERSHIP                                                   )           CASE NO. 02-21733
                                                              )
EOTT ENERGY PIPELINE LIMITED                                  )
PARTNERSHIP                                                   )           CASE NO. 02-21735
                                                              )
EOTT ENERGY CANADA LIMITED                                    )
PARTNERSHIP                                                   )           CASE NO. 02-21734
                                                              )
EOTT ENERGY LIQUIDS, L.P.                                     )           CASE NO. 02-21736
                                                              )
EOTT ENERGY CORP.                                             )           CASE NO. 02-21788
                                                              )
                           Debtors                            )           (Jointly Administered under Case
                                                              )           No. 02-21730)


--------------------------------------------------------------------------------

       SECOND AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125 IN
               SUPPORT OF THE JOINT CHAPTER 11 PLAN OF THE DEBTORS

--------------------------------------------------------------------------------

      THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE SECTION 1125(b) FOR USE IN THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE CHAPTER 11 PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT ARE NOT INTENDED TO BE, AND SHOULD NOT IN ANY WAY BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN, NOR SHOULD THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT BE RELIED ON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

                                                   HAYNES AND BOONE, LLP
                                                   901 Main Street, Suite 3100
                                                   Dallas, Texas 75202
                                                   Telephone: (214) 651-2000
                                                   Facsimile: (214) 651-5940

DATED:   November 8, 2002                          ATTORNEYS FOR THE DEBTORS

                                TABLE OF CONTENTS


ARTICLE I INTRODUCTION............................................................................................1

         A.       Filing of the Debtors' Bankruptcy Case..........................................................1
         B.       Purpose of Disclosure Statement.................................................................1
         C.       Hearing on Confirmation of the Plan.............................................................3
         D.       Sources of Information..........................................................................3


ARTICLE II EXPLANATION OF CHAPTER 11..............................................................................4

         A.       Overview of Chapter 11..........................................................................4
         B.       Plan of Reorganization..........................................................................4


ARTICLE III VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS.......................................................6

         A.       Ballots and Voting Deadline.....................................................................6
         B.       Special Procedures for Ballots of Holders of Senior Notes and Class 6.1A Common Units...........7
         C.       Claimholders and Interestholders Entitled to Vote...............................................8
         D.       Bar Date for Filing Proofs of Claim.............................................................8
         E.       Definition of Impairment........................................................................9
         F.       Classes Impaired Under the Plan.................................................................9
         G.       Vote Required for Class Acceptance..............................................................9
         H.       Information on Voting and Ballots..............................................................10
                  1.       Transmission of Ballots to Claimholders and Interestholders...........................10
                  2.       Ballot Tabulation Procedures..........................................................10
                  3.       Execution of Ballots by Representatives...............................................11
                  4.       Waivers of Defects and Other Irregularities Regarding Ballots.........................12
                  5.       Withdrawal of Ballots and Revocation..................................................12
         I.       Confirmation of Plan...........................................................................13
                  1.       Solicitation of Acceptances...........................................................13
                  2.       Requirements for Confirmation of the Plan.............................................13
                  3.       Acceptances Necessary to Confirm the Plan.............................................15
                  4.       Cramdown..............................................................................15


ARTICLE IV BACKGROUND OF THE DEBTORS.............................................................................16

         A.       Corporate Information and Debtors' Relationship to Subsidiaries and Affiliates.................16
         B.       Description of the Debtors' Businesses.........................................................17
         C.       The Debtors' Relationship with Enron and Affiliates............................................18
                  1.       Ownership of General and Limited Partner Interests in EOTT............................19
                  2.       Management Agreements.................................................................19
                  3.       Additional Agreements.................................................................20
                  4.       Enron Pension Plan Participation......................................................22
         D.       Capitalization of Debtors......................................................................24
                  1.       Description of Equity Interests.......................................................24
                  2.       Pre-Petition Credit Facility with Standard Chartered Bank.............................24

                  3.       Commodity Repurchase Agreement with Standard Chartered Trade Services Corporation.....25
                  4.       Receivable Purchase Agreement with Standard Chartered Trade Services Corporation......25
                  5.       Forbearance Agreement.................................................................26
                  6.       Senior Notes..........................................................................26
         E.       Settlement Agreement with Enron................................................................26
         F.       Restructuring Agreement........................................................................28
         G.       Historical Financial Information...............................................................28
         H.       Assets and Liabilities.........................................................................29
                  1.       Assets................................................................................29
                  2.       Pipeline and Transportation Assets and Properties.....................................29
                  3.       Liquids Assets........................................................................30
                  4.       Liabilities...........................................................................31
         I.       Existing Litigation and Proceedings............................................................32
                  1.       Administrative Proceedings............................................................32
                  2.       Significant Legal Proceedings.........................................................34
         J.       Miscellaneous Potential Litigation.............................................................38
         K.       Preference and Other Avoidance Litigation......................................................39


ARTICLE V EVENTS LEADING TO BANKRUPTCY...........................................................................40



ARTICLE VI POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS.....................................................43

         A.       Post-Bankruptcy Operations.....................................................................43
         B.       First Day Motions..............................................................................43
         C.       Postpetition Financing with Standard Chartered Bank, SCTSC, and Lehman.........................43
         D.       Creditors Committee............................................................................45
         E.       Employment of Professionals....................................................................45
         F.       Schedules and Statement of Financial Affairs...................................................46


ARTICLE VII DESCRIPTION OF THE PLAN..............................................................................46

         A.       Introduction...................................................................................46
         B.       Designation of Claims and Equity Interests.....................................................46
                  1.       Identification of Classes.............................................................47
         C.       Treatment of Claims and Equity Interests.......................................................48
                  1.       Treatment of Unclassified Claims......................................................48
                           a.  Payment of Administrative Claims, Professional Fee Claims, and Allowed Priority
                               Unsecured Tax Claims..............................................................48
                           b.  Bar Dates for Unclassified Claims.................................................49
                           c.  U.S. Trustee Fees.................................................................49
                  2.       Classification and Treatment of Classified Claims and Equity Interests................50
                           a.  General...........................................................................50
                           b.  Treatment of Allowed Priority Unsecured Non-Tax Claims (Classes 1A, 1B, 1C, 1D,
                               1E, 1F, 1G and 1H)................................................................50

                           c.  Treatment of Allowed Secured Tax Claims and Allowed Indemnifiable Secured Tax
                               Claims (Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G and 2.1H)..............................50
                           d.  Treatment of Class 2.2H Allowed Non-Indemnifiable Secured Tax Claims..............51
                           e.  Treatment of Allowed Enron Secured Claims (Classes 3.1A, 3.1B, 3.1C, 3.1D, 3.1E,
                               3.1F, 3.1G and 3.1H)..............................................................52
                           f.  Treatment of Allowed Trade Partner Secured Claims (Classes 3.2A, 3.2B, 3.2C, 3.2D,
                               3.2E, 3.2F, and 3.2G).............................................................53
                           g.  Treatment of Allowed M&M Lienholder Secured Claims (Classes 3.3A, 3.3B, 3.3C,
                               3.3D, 3.3E, 3.3F, and 3.3G).......................................................53
                           h.  Treatment of Allowed Other Secured Claims and Allowed Indemnifiable Other Secured
                               Claims (Classes 3.4A, 3.4B, 3.4C, 3.4D, 3.4E, 3.4F, 3.4G and 3.2H)................54
                           i.  Treatment of Class 3.3H Allowed Non-Indemnifiable Other Secured Claims............55
                           j.  Treatment of Allowed Senior Note Claims (Classes 4A, 4B, 4C, 4D, 4E, 4F, 4G
                               and 4H)...........................................................................56
                           k.  Treatment of Allowed Convenience Claims (Classes 5.1A, 5.1B, 5.1C, 5.1D, 5.1E,
                               5.1F, 5.1G and 5.1H)..............................................................57
                           l.  Treatment of Allowed General Unsecured Claims and Allowed Indemnifiable General
                               Unsecured Claims (Classes 5.2A, 5.2B, 5.2C, 5.2D, 5.2E, 5.2F, 5.2G and 5.2H)......57
                           m.  Treatment of Class 5.3H Allowed Non-Indemnifiable General Unsecured Claims........58
                           n.  Treatment of Allowed Equity Interests of EOTT (Class 6.1A)........................58
                           o.  Treatment of Allowed GP Units (Class 6.2A), Allowed Subordinated Units (Class
                               6.3A), and Allowed Additional Partnership Interests (Class 6.4A)..................58
                           p.  Treatment of Equity Interests (Classes 6B, 6C, 6D, 6E, 6F, and 6G)................58

ARTICLE VIII MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN..................................................58

         A.       Introduction...................................................................................58
         B.       Substantive Consolidation......................................................................59
         C.       The Closing....................................................................................59
                  1.       Cancellation of the Indenture and Senior Notes and Amendment of the Indenture and
                           Issuance of the New Notes.............................................................59
                  2.       Reorganization of the Debtors' Corporate Structure....................................60
                  3.       Execution and Issuance of Plan Notes and Master Creditor Note.........................61
                  4.       Consummation of the Exit Credit Facility..............................................62
                  5.       Consummation of the Enron Settlement Agreement........................................62
                  6.       Establishment of Reserve Accounts.....................................................62
                  7.       Liquidation of EOTT GP................................................................62

ARTICLE IX PRO FORMA FINANCIAL PROJECTIONS, FEASIBILITY AND RISKS................................................63

         A.       Financial Projections and Feasibility..........................................................63
         B.       Risks Associated with the Plan.................................................................63

ARTICLE X ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS..........................................................64

         A.       Dismissal......................................................................................64
         B.       Chapter 7 Liquidation..........................................................................64
         C.       Alternative Plan...............................................................................65

ARTICLE XI CERTAIN UNITED STATES FEDERAL INCOME TAX  CONSEQUENCES OF THE PLAN....................................66

         A.       EOTT's Partnership Status......................................................................66
         B.       The Reorganization.............................................................................68
         C.       Ownership and Disposition of New Notes.........................................................71
         D.       Ownership of the LLC Warrants..................................................................72
         E.       Ownership and Disposition of LLC Units.........................................................73

ARTICLE XII   CONCLUSION.........................................................................................83

                                LIST OF EXHIBITS


Second Amended Joint Chapter 11 Plan of the Debtors......................................................Exhibit A

Order under 11 U.S.C. Section 1125 and Fed.R.Bankr.P. 3017 Approving Disclosure Statement
and Fixing Time for Filing Acceptances or Rejections of Joint Chapter 11 Plan............................Exhibit B

Organizational Chart.....................................................................................Exhibit C

Financial Projections and Notes and Assumptions..........................................................Exhibit D

Chapter 7 Liquidation Analysis ..........................................................................Exhibit E

                                    ARTICLE I
                                  INTRODUCTION


         EOTT Energy Partners, L.P., EOTT Energy Finance Corp., EOTT Energy General Partner, LLC, EOTT Energy Operating Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Canada Limited Partnership, EOTT Energy Liquids, L.P., and EOTT Energy Corp. submit this Disclosure Statement pursuant to Bankruptcy Code section 1125 in support of the Joint Chapter 11 Plan of Debtors, as it may be amended (the "PLAN"). A copy of the Plan is attached to this Disclosure Statement as EXHIBIT A.

         This Disclosure Statement(1) sets forth certain information regarding the prepetition operations and financial history of the Debtors, events leading to the Debtors' bankruptcy, significant events that have occurred during the Bankruptcy Case, and the means for implementing a restructuring of the Debtors' financial affairs. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures and requirements for voting on the Plan.

A.       FILING OF THE DEBTORS' BANKRUPTCY CASE

         On October 8, 2002, the Debtors (except for EOTT Energy Corp. (hereinafter "EOTT GP") filed voluntary chapter 11 petitions in the Bankruptcy Court. On October 21, 2002, EOTT GP filed its voluntary chapter 11 petition in the Bankruptcy Court. The Debtors' bankruptcy cases are jointly administered under bankruptcy case no. 02-21730. The Debtors continue to operate their businesses and manage their property and assets as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108.

B.       PURPOSE OF DISCLOSURE STATEMENT

         This Disclosure Statement is submitted in accordance with Bankruptcy Code section 1125 for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims and Equity Interests. Acceptances of the Plan are only being sought from Claimholders whose Claims, or Interestholders whose Equity Interests, are "impaired" (as that term is defined in Bankruptcy Code section 1124) by the Plan and who are receiving or retaining property under the Plan. Holders of Claims or Equity Interests that are not impaired are deemed to have accepted the Plan. Holders of Claims or Equity Interests that are not receiving or retaining any property under the Plan are deemed to have rejected the Plan.

         The Debtors have prepared this Disclosure Statement pursuant to Bankruptcy Code section 1125, which requires that a copy of the Plan, or a summary thereof, be submitted to all




--------
(1) Except as otherwise provided in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan, including the Glossary of Defined Terms attached to the Plan as Exhibit A. Any capitalized term used in this Disclosure Statement that is not defined in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable.

holders of Claims against, and Equity Interests in, the Debtors, along with a written disclosure statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Claimholders and Interestholders to make an informed judgment in exercising their right to vote on the Plan.


         This Disclosure Statement was approved by the Bankruptcy Court on November _____, 2002. A copy of the Order Under 11 U.S.C. Section 1125 and Fed.R.Bankr.P. 3017 Approving Disclosure Statement and Fixing Time for Filing Acceptances or Rejection of Joint Chapter 11 Plan is attached as EXHIBIT B. Such approval is required by the Bankruptcy Code, and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or the value or suitability of any consideration offered under the Plan. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of Bankruptcy Code section 1125 and contains adequate information to permit the Claimholders and Interestholders whose acceptance of the Plan is solicited to make an informed judgment regarding acceptance or rejection of the Plan.

         THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED IN THIS DISCLOSURE STATEMENT IS INTENDED SOLELY FOR THE USE OF CLAIMHOLDERS AND INTERESTHOLDERS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN. THE REORGANIZATION OF THE DEBTORS PURSUANT TO THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES, AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

         THE DEBTORS BELIEVE THAT THE PLAN AND THE PROPOSED TREATMENT OF CLAIMS AND EQUITY INTERESTS IS IN THE BEST INTERESTS OF CLAIMHOLDERS AND INTERESTHOLDERS, AND THEREFORE URGE YOU TO VOTE TO ACCEPT THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PLAN SHOULD BE REVIEWED CAREFULLY.

         NEITHER THE FILING OF THE PLAN NOR ANY STATEMENT OR PROVISION CONTAINED IN THE PLAN OR IN THE DISCLOSURE

         STATEMENT, NOR THE TAKING BY ANY PARTY IN INTEREST OF ANY ACTION WITH RESPECT TO THE PLAN, SHALL (i) BE OR BE DEEMED TO BE AN ADMISSION AGAINST INTEREST AND (ii) UNTIL THE EFFECTIVE DATE, BE OR BE DEEMED TO BE A WAIVER OF ANY RIGHTS ANY PARTY IN INTEREST MAY HAVE (a) AGAINST ANY OTHER PARTY IN INTEREST OR (b) IN ANY OF THE ASSETS OF ANY OTHER PARTY IN INTEREST, AND, UNTIL THE EFFECTIVE DATE, ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED. IN THE EVENT THAT THE PLAN IS NOT CONFIRMED OR FAILS TO BECOME EFFECTIVE, NEITHER THE PLAN NOR THE DISCLOSURE STATEMENT, NOR ANY STATEMENT CONTAINED IN THE PLAN OR IN THE DISCLOSURE STATEMENT, MAY BE USED OR RELIED ON IN ANY MANNER IN ANY SUIT, ACTION, PROCEEDING OR CONTROVERSY, WITHIN OR WITHOUT THE DEBTORS' BANKRUPTCY CASE, INVOLVING THE DEBTORS, EXCEPT WITH RESPECT TO CONFIRMATION OF THE PLAN.

C.       HEARING ON CONFIRMATION OF THE PLAN

         The Bankruptcy Court has set January 30, 2003 at 10:00 a.m. Central Standard Time as the time and date for the hearing (the "CONFIRMATION HEARING") to determine whether the Plan has been accepted by the requisite number of Claimholders and Interestholders and whether the other requirements for confirmation of the Plan have been satisfied. Claimholders and Interestholders may vote on the Plan by completing and delivering the enclosed ballot to Logan & Company, Inc. (Attn: EOTT Balloting Center), 546 Valley Road, Second Floor, Montclair, New Jersey 07043, on or before 4:00 p.m. Central Standard Time on January 23, 2003. If the Plan is rejected by one or more Impaired Classes of Claims or Equity Interests, the Bankruptcy Court may still confirm the Plan, or a modification thereof, under Bankruptcy Code section 1129(b) (commonly referred to as a "cramdown") if it determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of Claims or Equity Interests impaired under the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

D.       SOURCES OF INFORMATION

         Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and management have been prepared from information furnished by the Debtors or from public filings made by the Debtors.

         Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, they urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. IN THE EVENT OF A DISCREPANCY BETWEEN THIS DISCLOSURE STATEMENT AND THE ACTUAL TERMS OF A DOCUMENT, THE ACTUAL TERMS OF THE DOCUMENT SHALL GOVERN AND APPLY.

         The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date of this Disclosure Statement.

         No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Equity Interest under the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Debtors, Trey A. Monsour, Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202 [(214) 651-5000].

                                   ARTICLE II
                            EXPLANATION OF CHAPTER 11

A.       OVERVIEW OF CHAPTER 11

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other interested parties.

         The commencement of a chapter 11 case creates an estate comprising all of the debtor's legal and equitable interests in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, Bankruptcy Code sections 1101, 1107 and 1108 provide that a chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession."

         The filing of a chapter 11 petition also triggers the automatic stay under Bankruptcy Code section 362. The automatic stay halts essentially all attempts to collect prepetition claims from the debtor or to otherwise interfere with the debtor's business or its bankruptcy estate.

         Formulation of a plan of reorganization/liquidation is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against, and interests of equity security holders in, the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case. After the Exclusive Period has expired, a creditor or any other interested party may file a plan, unless the debtor files a plan within the Exclusive Period.

B.       PLAN OF REORGANIZATION

         After a plan has been filed, the holders of claims against, or equity interests in, a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against, or equity interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of equity interests as acceptance by holders of two-thirds of the number of shares actually voted.

         Classes of claims or equity interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan, and therefore are not entitled to vote. A class is "impaired" if the plan modifies the legal, equitable, or contractual rights attaching to the claims or equity interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or equity interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan, and therefore are not entitled to vote.

         Even if all classes of claims and equity interests accept a plan of reorganization, the Bankruptcy Court may nonetheless deny confirmation. Bankruptcy Code section 1129 sets forth the requirements for confirmation and, among other things, requires that a plan be in the "best interests" of impaired and dissenting creditors and interestholders and that the plan be feasible. The "best interests" test generally requires that value of the consideration to be distributed to impaired and dissenting creditors and interest holders under a plan may not be less than that which those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization or liquidation.

         The Bankruptcy Court may confirm a plan of reorganization even though fewer than all of the classes of impaired claims and equity interests accept it. The Court may do so under the "cramdown" provisions of Bankruptcy Code section 1129(b). In order for a plan to be confirmed under the cramdown provisions, despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that it is fair and equitable with respect to each impaired class of claims or equity interests that has not accepted the plan.

         The Bankruptcy Court must further find that the economic terms of the particular plan meet the specific requirements of Bankruptcy Code section 1129(b) with respect to the subject objecting class. If the proponent of the plan proposes to seek confirmation of the plan under the provisions of Bankruptcy Code section 1129(b), the proponent must also meet all applicable requirements of Bankruptcy Code section 1129(a) (except section 1129(a)(8)). Those requirements include the requirements that (i) the plan comply with applicable Bankruptcy Code provisions and other applicable law, (ii) that the plan be proposed in good faith, and (iii) that at least one impaired class of creditors or interestholders has voted to accept the plan.

                                   ARTICLE III
                 VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS


A.       BALLOTS AND VOTING DEADLINE

         A ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement (along with a return envelope), and has been mailed to Claimholders and Interestholders (or their authorized representative) entitled to vote. After carefully reviewing the Disclosure Statement, including all exhibits, each Claimholder or Interestholder (or its authorized representative) entitled to vote should indicate its vote on the enclosed ballot. All Claimholders and Interestholders (or their authorized representative) entitled to vote must:

         o        carefully review the ballot and corresponding instructions,

         o        execute the ballot, and

         o return it in the enclosed return envelope, or otherwise forward it to the address indicated on the ballot, by the Voting Deadline for the ballot to be considered.

         If you believe you are a holder of a Claim or Equity Interest in an impaired Class under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot with these materials, please contact the Solicitation Agent, Logan & Company, Inc. (Attn: EOTT Balloting Center), 546 Valley Road, Second Floor, Montclair, New Jersey 07043; Telephone: (973) 509-3190, Fax: (973) 509-3191 or Linda Breedlove, Legal Assistant, Haynes and Boone, LLP (counsel for the Debtors), 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone: (214) 651-5930, Fax: (214) 200-0775.

With respect to holders of the Senior Notes, only those Noteholders holding Senior Notes on __________, 2002 (the "VOTING RECORD DATE") are entitled to vote on the Plan. Likewise, with respect to Class 6A Common Unit Equity Interestholders, only those Interestholders holding such Equity Interests on the Voting Record Date are entitled to vote on the Plan. See Section B of this
Article III for further special voting instructions with regard to holders of Senior Notes and Class 6.1A Common Units.

         The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plan must be received no later than January 23, 2003 at 4:00 p.m. Central Standard Time (the "VOTING DEADLINE"). EXCEPT WITH REGARD TO BENEFICIAL HOLDERS OF SENIOR NOTES OR OF CLASS 6.1A COMMON UNITS THAT MAY BE VOTING THROUGH A RECORD OR NOMINAL HOLDER (SEE DISCUSSION IN SECTION III.B BELOW), completed ballots should either be returned in the enclosed envelope, or otherwise sent, to the Solicitation Agent at the following address, so as to be received by the Voting Deadline:

                  Logan & Company, Inc.
                  Attn:  [EOTT Balloting Center]
                  546 Valley Road, Second Floor
                  Montclair, New Jersey  07043
                  Fax:  (973) 509-3190

         BALLOTS MUST BE RECEIVED AT THE ABOVE ADDRESS NO LATER THAN JANUARY 23, 2003 AT 4:00 P.M. CENTRAL STANDARD TIME. ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED (BUT SEE SPECIAL INSTRUCTIONS IN SECTION B HEREIN FOR HOLDERS OF SENIOR NOTES AND CLASS 6.1A COMMON UNITS). IF YOUR BALLOT IS DAMAGED OR LOST, YOU MAY REQUEST A REPLACEMENT BALLOT BY SENDING A WRITTEN REQUEST TO THE SAME ADDRESS LISTED ABOVE.

B. SPECIAL PROCEDURES FOR BALLOTS OF HOLDERS OF SENIOR NOTES AND CLASS 6.1A COMMON UNITS

         With regard to the public debt and equity securities of the Debtors, the holders of which are entitled to vote on the Plan (i.e., the Senior Notes and the Class 6.1A Common Units), any person who is a "record holder" of the Senior Notes or of the Class 6.1A Common Units (i.e., a person shown as the registered holder of Senior Notes in the registry maintained by an indenture trustee or a registrar of the Senior Notes, or by a transfer agent of the Common Units) on the Voting Record Date -- including any bank, agent, broker or other nominee who holds Senior Notes or Class 6.1A Common Units in its name (the "Nominal Holder" or "Nominee") for a beneficial holder or holders -- should receive Solicitation Packages for distribution to the appropriate beneficial holders. A Nominee shall, upon receipt of the Solicitation Packages, promptly forward the Solicitation Packages to the beneficial owners so that such beneficial security holders may vote on the Plan pursuant to Code section 1126. The Debtors shall provide for reimbursement, as an administrative expense, of all the reasonable expenses of Nominal Holders in distributing the Solicitation Packages to said beneficial security holders. Nominal Holders will have two options for obtaining the votes of beneficial owners of Senior Notes or of the Class 6.1A Common Units, consistent with usual customary practices for obtaining the votes of securities held in street name: (i) the Nominal Holder may prevalidate the individual ballot contained in the Solicitation Package (by indicating that the record holders of the Senior Notes or Class 6.1A Common Units voted, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Solicitation Package onto the beneficial owner of the Senior Notes or Class 6.1A Common Units, which beneficial owner will then indicate its acceptance or rejection of the Plan and otherwise indicate his choices to the extent requested to do so on the ballot, and then return the individual ballot directly to the Solicitation Agent in the return envelope to be provided in the Solicitation Package by the Voting Deadline, or (ii) the Nominal Holder may forward the Solicitation Package to the beneficial owner of the Senior Notes or Class 6.1A Common Units for voting, along with a return envelope provided by and addressed to the Nominal Holder, with the beneficial owner then returning the individual ballot to the Nominal Holder by the Voting Deadline, the Nominal Holder will subsequently summarize the votes, including, at a minimum, the number of beneficial holders voting to accept and to reject the Plan who submitted ballots to the Nominal Holder and the amount of such Senior Notes or Class 6.1A Common Units so voted, in an affidavit (the "Affidavit of Voting Results"), and then return the Affidavit of Voting Results to the Solicitation Agent within two (2) business days of the Voting Deadline. By submitting an Affidavit of Voting Results, each such Nominal Holder certifies that the Affidavit of Voting Results accurately reflects votes from its beneficial owners holding such Senior Notes or Class 6.1A Common Units as of the Voting Record Date.

         Pursuant to 28 U.S.C. Sections 157 and 1334, 11 U.S.C. Section 105, and Bankruptcy Rule 1007(i) and (j), the Nominees shall maintain the individual ballots of its beneficial owners and evidence of authority to vote on behalf of such beneficial owners. No such ballots shall be destroyed or otherwise disposed of or made unavailable without such action first being approved by prior order of the Bankruptcy Court.

         IN THE EVENT THAT BALLOTS ARE SUBMITTED BY BENEFICIAL OWNERS OF SENIOR NOTES OR OF CLASS 6.1A COMMON UNITS DIRECTLY TO THE NOMINEES (AS OPPOSED TO THE SOLICITATION AGENT), (i) SUCH BALLOTS MUST BE RECEIVED BY THE NOMINEES BY THE VOTING DEADLINE IN ORDER TO BE COUNTED, AND (ii) THE AFFIDAVITS OF VOTING RESULTS REQUIRED OF THE NOMINEES THEN MUST BE RECEIVED BY THE SOLICITATION AGENT WITHIN TWO (2) BUSINESS DAYS AFTER THE VOTING DEADLINE, AND MAY BE SENT BY FACSIMILE TRANSMISSION, PROVIDED THAT AN ORIGINAL, SIGNED AFFIDAVIT OF VOTING RESULTS IS ALSO SENT BY THE NOMINEE TO THE SOLICITATION AGENT AS SOON AS PRACTICABLE THEREAFTER.

C.       CLAIMHOLDERS AND INTERESTHOLDERS ENTITLED TO VOTE

         Any Claimholder or Interestholder of the Debtors whose Claim or Equity Interest is impaired under the Plan is entitled to vote if either (i) the Debtors have scheduled the Claimholder's Claim or Interestholder's Equity Interest (and such Claim or Equity Interest is not scheduled as disputed, contingent, or unliquidated) or (ii) the Claimholder or Interestholder has filed a proof of claim or interest on or before the deadline set by the Bankruptcy Court for such filings. THE BALLOT FORM THAT YOU RECEIVED DOES NOT CONSTITUTE A PROOF OF CLAIM OR EQUITY INTEREST. Any holder of a Claim or Equity Interest as to which an objection has been filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim or Equity Interest is subject to an objection) temporarily allows the Claim or Equity Interest in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court prior to the Confirmation Hearing on the Plan. In addition, a Claimholder's or Interestholder's vote may be disregarded if the Bankruptcy Court determines that the Claimholder's or Interestholder's acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

         Under Bankruptcy Code section 1126(f), a class that is not impaired under a chapter 11 plan, and each holder of a claim or equity interest in such class, are conclusively presumed to have accepted the chapter 11 plan. Under Bankruptcy Code section 1126(g), a class is deemed not to have accepted a chapter 11 plan if the holders of claims or equity interests in such class do not receive or retain any property under the chapter 11 plan on account of such claims or equity interests. Holders of claims or equity interests that are unimpaired under the Plan, or that are not entitled to receive or retain any property under the Plan, are not entitled to vote to accept or reject the Plan. The Debtors will not be soliciting votes from such Claimholders or Interestholders.

D.       BAR DATE FOR FILING PROOFS OF CLAIM

         The Bankruptcy Court has established January 8, 2003 as the deadline for filing proofs of claim and proof of interests in the Bankruptcy Case.

E.       DEFINITION OF IMPAIRMENT

         Under Bankruptcy Code section 1124, a class of claims or equity interests is impaired under a plan of reorganization unless, with respect to each claim or equity interests of such class, the plan:

         (1) leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or equity interest; or

         (2) notwithstanding any contractual provision or applicable law that entitles the holder of a claim or equity interest to receive accelerated payment of such claim or equity interest after the occurrence of a default:

                  (a) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Bankruptcy Code section 365(b)(2);

                  (b) reinstates the maturity of such claim or equity interest as it existed before the default;

                  (c) compensates the holder of such claim or equity interest for damages incurred as a result of reasonable reliance on such contractual provision or applicable law; and

                  (d) does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

F.       CLASSES IMPAIRED UNDER THE PLAN

         Claims or Equity Interests in all Classes (except Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H) are Impaired under the Plan. Except for holders of certain Equity Interests who are not entitled to receive any Distributions under the Plan (including Class 6.2A GP Interests, Class 6.3A Subordinated Units, and Class 6.4A Additional Partnership Interests), holders of Claims and Equity Interests that are Impaired are eligible, subject to the voting requirements described above, to vote to accept or reject the Plan. The Debtors will not be soliciting votes from holders of Equity Interests who are not receiving any Distributions under the Plan (including Class 6.2A GP Interests, Class 6.3A Subordinated Units, and Class 6.4A Additional Partnership Interests).

         Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H are unimpaired under the Plan, and therefore holders of those Claims are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). The Debtors will not be soliciting votes from Claimholders in those Classes.

G.       VOTE REQUIRED FOR CLASS ACCEPTANCE

         The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that actually cast ballots for acceptance or rejection of the Plan; that is, acceptance takes place only if creditors holding claims constituting at least two-thirds in amount of the total amount of claims and more than one-half in number of the creditors actually voting cast their ballots in favor of acceptance.

         The Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by holders of at least two-thirds in amount of the allowed equity interests of that class.

H.       INFORMATION ON VOTING AND BALLOTS

         1.       TRANSMISSION OF BALLOTS TO CLAIMHOLDERS AND INTERESTHOLDERS

         Ballots are being forwarded to all Claimholders and Interestholders in accordance with the Bankruptcy Rules. Those Claimholders and Interestholders whose Claims or Equity Interests are unimpaired under the Plan are conclusively presumed to have accepted the Plan under Bankruptcy Code section 1126(f), and therefore need not vote with regard to the Plan. Under Bankruptcy Code section 1126(g), Claimholders or Interestholders who do not either receive or retain any property under the Plan are deemed to have rejected the Plan. In the event a Claimholder or Interestholder does not vote, the Bankruptcy Court may deem such Claimholder or Interestholder to have accepted the Plan.

         2.       BALLOT TABULATION PROCEDURES

         For purposes of voting on the Plan, the amount and classification of a Claim or Equity Interest and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be exclusively as follows:

         (a) If no proof of claim or proof of equity interest has been timely filed, the voted amount of a Claim or Equity Interest shall be equal to the amount listed for the particular Claim in the Schedules of Assets and Liabilities, as and if amended, to the extent such Claim or Equity Interest is not listed as contingent, unliquidated, or disputed, and the Claim or Equity Interest shall be placed in the appropriate Class, based on the Debtors' records, and consistent with the Schedules of Assets and Liabilities, the Claims registry of the Clerk of the Bankruptcy Court (the "CLERK") and the respective registry of holders of Equity Interests;

         (b) If a proof of claim or proof of equity interest has been timely filed and has not been objected to before the expiration of the Voting Deadline, the voted amount of that Claim or Equity Interest shall be the amount specified in the proof of claim or proof of equity interest filed with the Clerk;

         (c) Subject to subparagraph (d) below, a Claim or Equity Interest that is the subject of an objection filed before the Voting Deadline shall be disallowed for voting purposes, except to the extent and in the manner that the Debtors indicate in any objection or other pleading that the Claim or Equity Interest should be allowed for voting or other purposes;

         (d) If a Claim or Equity Interest has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the voted amount and classification shall be that set by the Bankruptcy Court;

         (e) If a Claimholder or Interestholder (or its authorized representative) did not use the Ballot form provided by the Debtors, or the Official Ballot Form authorized under the Federal Rules of Bankruptcy Procedure (or, in the case of Nominal Holders for the Senior Notes or Class 6.1A Common Units, an appropriate Affidavit of Voting Results) such Ballot/votes will not be counted;

         (f) If the Ballot is not received by the Solicitation Agent (or by a Nominal Holder for Senior Notes or Class 6.1A Common Units) on or before the Voting Deadline at the place indicated on the Ballot or otherwise in the Solicitation Materials, the Ballot will not be counted;

         (g) If the Ballot is not signed by the Claimholder or Interestholder (or its authorized representative), the Ballot will not be counted;

         (h) If the individual or institution casting the Ballot (whether directly or as a representative) was not the holder of a Claim or Equity Interest on the Voting Record Date, the Ballot will not be counted;

         (i) If the Claimholder or Interestholder (or its authorized representative) did not check one of the boxes indicating acceptance or rejection of the Plan, or checked both such boxes, the Ballot will be counted as an acceptance;

         (j) If no Ballots are received on or before the Voting Deadline with respect to a particular class of Claims or Equity Interests, then such class of Claims or Equity Interests shall be deemed to have accepted the Plan;

         (k) Whenever a Claimholder or Interestholder (or its authorized representative) submits more than one Ballot voting the same Claim(s) or Equity Interest(s) before the Voting Deadline, except as otherwise directed by the Bankruptcy Court after notice and a hearing, the last such Ballot shall be deemed to reflect the voter's intent and shall supersede any prior Ballots.

         (l) Any votes by beneficial holders of the Senior Notes or Equity Interests tabulated on an Affidavit of Voting Results or submitted directly to the Solicitation Agent (and otherwise not reflected on an Affidavit of Voting Results) will be counted as separate votes to accept or reject the Plan, as applicable.

3.       EXECUTION OF BALLOTS BY REPRESENTATIVES

         If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such Persons must indicate their capacity when signing and, at the Debtors' request, must submit proper evidence satisfactory to the Debtors of their authority to so act.

         4.       WAIVERS OF DEFECTS AND OTHER IRREGULARITIES REGARDING BALLOTS

         Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion, whose determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors, the Solicitation Agent, nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liability for failure to provide such notification; provided, however, that Debtors and/or Solicitation Agent will indicate on the ballot summary the Ballots, if any, that were not counted, and will provide the original of such Ballots with the original of the ballot summary to be submitted at the Confirmation Hearing. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until any irregularities have been cured or waived. Unless otherwise directed by the Bankruptcy Court, Ballots previously furnished, and as to which any irregularities have not subsequently been cured or waived, will be invalidated.

         5.       WITHDRAWAL OF BALLOTS AND REVOCATION

         Except as otherwise directed by the Bankruptcy Court after notice and a hearing, any holder of a Claim or Equity Interest (or its authorized representative) in an impaired Class who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent (with copy to Debtor's counsel) at any time before the Voting Deadline.

         To be valid, a notice of withdrawal must:

         o contain the description of the Claims or Equity Interests to which it relates and the aggregate principal amount or number of shares represented by such Claims or Equity Interests;

         o be signed by the Claimholder or Interestholder (or its authorized representative) in the same manner as the Ballot; and

         o be received by the Solicitation Agent in a timely manner at the address set forth in this Disclosure Statement for the submission of Ballots (with a copy to counsel for Debtors).

The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

         Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots that is not received in a timely manner by the Solicitation Agent and Debtors' counsel will not be effective to withdraw a previously furnished Ballot.

         Any Claimholder or Interestholder (or its authorized representative) who has previously submitted a properly completed Ballot before the Voting Deadline may revoke such Ballot and change its vote by submitting before the Voting Deadline a subsequent, properly completed Ballot for acceptance or rejection of the Plan.

I.       CONFIRMATION OF PLAN

         1.       SOLICITATION OF ACCEPTANCES

         The Debtors are soliciting your vote.

         NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE, OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT, SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO DEBTORS' COUNSEL FOR APPROPRIATE ACTION.

         THIS IS A SOLICITATION SOLELY BY THE DEBTORS, AND IS NOT A SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, ACCOUNTANT, OR OTHER PROFESSIONAL FOR THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE IN THIS DISCLOSURE STATEMENT ARE THOSE OF THE DEBTORS AND NOT OF SUCH SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND EXPRESSLY INDICATED.

         Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by Bankruptcy Code section 1125(b). Violation of Bankruptcy Code section 1125(b) may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

         2.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN

         At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code section 1129 have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, Bankruptcy Code section 1129 requires that:

         (a) The Plan complies with the applicable provisions of the Bankruptcy Code;

         (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code;

         (c) The Plan has been proposed in good faith and not by any means forbidden by law;

         (d) Any payment or distribution made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

         (e) The Debtors have disclosed the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and interestholders and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the reorganized Debtors and the nature of any compensation for such insider;

         (f) Any government regulatory commission with jurisdiction (after confirmation of the Plan) over the rates of the Debtors has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

         (g) With respect to each impaired Class of Claims or Equity Interests, either each holder of a Claim or Equity Interest of the Class has accepted the Plan, or will receive or retain under the Plan on account of that Claim or Equity Interest, property of a value, as of the effective date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code. If Bankruptcy Code section 1111(b)(2) applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtors' interest in the property that secures that claim;

         (h) Each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan;

         (i) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Allowed Priority Non-Tax Claims shall be paid in full on the Effective Date or the Allowance Date;

         (j) If a Class of Claims or Equity Interests is impaired under the Plan, at least one such Class of Claims or Equity Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Equity Interest of that Class; and

         (k) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation and that the Plan was proposed in good faith. The Debtors believe they have complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan.

         3.       ACCEPTANCES NECESSARY TO CONFIRM THE PLAN

         Voting on the Plan by each holder of a Claim or Equity Interest (or its authorized representative) is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Equity Interest vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Bankruptcy Code section 1126(a), the Plan must be accepted by each Class of Claims or Equity Interests that is impaired under the Plan by parties holding at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class actually voting in connection with the Plan. With regard to a Class of Equity Interests, more than two-thirds of the shares actually voted must accept to bind that Class. Even if all Classes of Claims and Equity Interests accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

         4.       CRAMDOWN

         In the event that any impaired Class of Claims or Equity Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

         With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens; (ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and
(iii) hereof; or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

         With respect to an unsecured claim, "fair and equitable" means either
(i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

         With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest, or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

         The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims and Equity Interests. In the event at least one Class of impaired Claims or Equity Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Equity Interests.

                                   ARTICLE IV
                            BACKGROUND OF THE DEBTORS


A.       CORPORATE INFORMATION AND DEBTORS' RELATIONSHIP TO SUBSIDIARIES AND
         AFFILIATES

         The Debtors are:

         o EOTT Energy Partners, L.P., a publicly-held Delaware limited partnership, which is referred to as "EOTT" in this Disclosure Statement and in the Plan;

         o EOTT Energy Finance Corp., a Delaware corporation and wholly-owned subsidiary of EOTT, which is referred to as "EOTT FINANCE" in this Disclosure Statement and in the Plan;

         o EOTT Energy General Partner, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of EOTT, which is referred to as "EOTT LLC" in this Disclosure Statement and in the Plan;

         o EOTT Energy Operating Limited Partnership, a Delaware limited partnership and wholly-owned subsidiary of EOTT in which EOTT owns all of the limited partnership interests and EOTT LLC owns all of the general partnership interests, which is referred to as "EOTT OLP" in this Disclosure Statement and the Plan;

         o EOTT Energy Canada Limited Partnership, a Delaware limited partnership and wholly-owned subsidiary of EOTT in which EOTT OLP owns all of the limited partnership interests and EOTT LLC owns all of the general partnership interests, which is referred to as "EOTT CANADA" in this Disclosure Statement and in the Plan;

         o EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership and wholly-owned subsidiary of EOTT in which EOTT OLP owns all of the limited partnership interests and EOTT LLC owns all of the general partnership interests, which is referred to as "EOTT PIPELINE" in this Disclosure Statement and in the Plan;

         o EOTT Energy Liquids, L.P., a Delaware limited partnership and wholly-owned subsidiary of EOTT in which EOTT OLP owns all of the limited partnership interests and EOTT LLC owns all of the general partnership interests, which is referred to as "EOTT LIQUIDS" in this Disclosure Statement and in the Plan; and

         o EOTT Energy Corp., a Delaware corporation and a wholly-owned subsidiary of Enron Corp. ("ENRON"), which is referred to as "EOTT GP" in this Disclosure Statement and in the Plan. EOTT GP is the general partner of EOTT.

         An organizational chart depicting the Debtors' corporate structure is attached to this Disclosure Statement as EXHIBIT C.

B.       DESCRIPTION OF THE DEBTORS' BUSINESSES

         EOTT gathers, markets, transports and stores crude oil, refined petroleum products and natural gas liquids ("NGLS"). EOTT also owns and operates a hydrocarbon processing plant that produces methyl tertiary butyl ether ("MTBE") and owns and operates a natural gas liquids storage facility. EOTT conducts these operations principally through four subsidiary operating limited partnerships, EOTT OLP, EOTT Canada, EOTT Pipeline, and EOTT Liquids (collectively, the "EOTT Operating Subsidiaries"). In March 1994, EOTT made an initial public offering of common units of limited partnership interest ("COMMON UNITS"), and in September 1999 made a subsequent public offering of 3.5 million Common Units. In September 1999, EOTT also issued $235 million of its 11% Senior Notes due 2009.

         EOTT GP is the sole general partner of EOTT. EOTT LLC, a wholly-owned subsidiary of EOTT, is the sole general partner of the EOTT Operating Subsidiaries.

         EOTT is one of the largest independent crude oil gathering and marketing companies in North America. EOTT currently gathers and markets from approximately 30,000 field gathering points in 19 states and Canada, averaging 260,000 barrels per day at the end of September 2002. In addition, EOTT is engaged in interstate and intrastate crude oil transportation and crude oil terminalling and storage activities. EOTT purchases crude oil from various producers and operators and markets the crude oil to refiners and other customers nationwide. EOTT transports crude oil through pipelines, including approximately 8,000 miles of active gathering and transmission pipelines that EOTT owns, and through its trucking operation, which includes a fleet of 238 owned or leased trucks. EOTT has approximately 12.2 million barrels of active storage capacity associated with field tanks. During 2001, EOTT purchased liquids processing, storage and transportation assets, and through those assets, EOTT is engaged in the production of MTBE and the transportation and storage of natural gas liquids. EOTT engages in the following business activities:

         GATHERING AND MARKETING. EOTT gathers, stores and transports crude oil in the United States and Canada. EOTT also provides certain accounting and administrative services to some producers and operators. In connection with the acquisition of assets from Koch Oil Company and Koch Pipeline Company, L.P. in December 1998, EOTT entered into a 15-year supply contract at market-based prices with Koch Oil Company (now Koch Supply & Trading, L.P.) for less than 25% of EOTT's lease crude oil volumes. Most transactions EOTT enters into are at market responsive prices, with a large number of transactions on a 30-day automatically renewable basis. The purchases are typically based on EOTT's monthly-average posted prices, or the price at which EOTT is willing to pay producers in a particular region, plus a bonus. The bonus is determined based on grade of oil, transportation costs and other competitive factors. In response to market conditions, posted prices can change daily, and bonuses, in general, can change every 30 days as contracts renew. Principal competitors include: BP Amoco PLC, Equiva, Plains All American and Sun Refining & Marketing.

         PIPELINE OPERATIONS. Through its common carrier pipeline systems, EOTT transports crude oil for its gathering and marketing operations and for third parties pursuant to published tariff rates regulated by the Federal Energy Regulatory Commission ("FERC") and state regulatory authorities. EOTT conducts these operations in its Pipeline Operations business segment. Approximately 77% of the revenues from EOTT's Pipeline Operations business segment for the nine months ended September 30, 2002 were generated from tariffs charged to and sales of crude oil inventory made to its other business segments.

         LIQUIDS OPERATIONS. EOTT owns and operates liquids processing, storage and transportation assets, which are located in the Texas Gulf Coast region and were purchased from Enron in June 2001. EOTT has a hydrocarbon processing complex at Morgan's Point, Texas (the "MTBE PLANT"), and a natural gas liquids storage facility located in Mont Belvieu, Texas (the "STORAGE FACILITY"). EOTT paid $117 million to Enron and State Street Bank and Trust Company of Connecticut, National Association, as trustee, for the MTBE Plant and Storage Facility. The trustee held these assets under a lease financing arrangement with Enron. The purchase price was financed through borrowings from Standard Chartered Trade Services Corporation ("SCTSC") under short-term inventory and receivables financing facilities. Principal competitors to the Storage Facility include Enterprise and Dynegy. EOTT had previously agreed to sell most of the products produced at the MTBE Plant and its storage capacity at the Storage Facility to Enron Gas Liquids, Inc. ("EGLI"), an indirect wholly-owned subsidiary of Enron that was included in Enron's bankruptcy filings. EGLI rejected the agreements with EOTT related to the MTBE Plant and Storage Facility as part of its bankruptcy proceedings.

         WEST COAST OPERATIONS. EOTT owns and operates a gas processing plant, a fractionation plant, and refrigerated propane storage and related truck and rail distribution facilities in Kern County, California. EOTT participated in the refined petroleum products marketing business on the West Coast until these operations were sold to Trammo Petroleum on May 31, 2002.

C.       THE DEBTORS' RELATIONSHIP WITH ENRON AND AFFILIATES

         Enron's ownership interest in EOTT and the material agreements between EOTT and Enron and its affiliates are described below.

         1.       OWNERSHIP OF GENERAL AND LIMITED PARTNER INTERESTS IN EOTT

         EOTT GP, a subsidiary of Enron, owns a 1.98% general partner interest in EOTT. Based upon information provided by Enron, an entity indirectly controlled by Enron is the holder of record of approximately 18% of the Common Units and 78% of the Subordinated Units, representing 37% of the total Common Units and Subordinated Units outstanding. As a result, Enron may be deemed to be the beneficial owner of approximately 3.2 million Common Units and 7.0 million Subordinated Units.

         Enron also owns $9.3 million of Additional Partnership Interests ("APIS"). Under the EOTT Partnership Agreement, Enron guaranteed that EOTT would make a specified level of distributions to the holders of its Common Units. If EOTT was unable to make the specified level of distributions, Enron was obligated to provide distribution support (up to $29 million) in exchange for APIs in EOTT. The APIs do not entitle the holder to any voting rights or rights to distributions. In May 1999 and February 2000, Enron paid $2.5 million and $6.8 million, respectively, in support of first and fourth quarter distributions to EOTT common unitholders and received APIs. The APIs are entitled to be redeemed if, with respect to any fiscal quarter, the minimum quarterly distributions and any common unit arrearages have been paid, but only to the extent that available cash with respect to such quarter exceeds that amount necessary to pay the minimum quarterly distribution on all common units.

         2.       MANAGEMENT AGREEMENTS

                  EOTT and the EOTT Operating Subsidiaries do not have any employees. EOTT GP provides EOTT with the personnel necessary to conduct EOTT's day-to-day business operations, or arranges for the services of the required personnel from third parties or other affiliates of Enron. Pursuant to the EOTT Partnership Agreement, EOTT reimburses EOTT GP for substantially all of its direct and indirect costs and expenses, including compensation and benefit costs, incurred in providing or arranging for such services to EOTT. As a result of this reimbursement obligation, all of the expenses for which EOTT GP is generally obligated under the following contracts are required to be reimbursed to EOTT GP by EOTT. EOTT GP has entered into the following agreements with Enron or its affiliates for purposes of providing the management and operation services it provides to EOTT.

         ENRON CORPORATE SERVICES AGREEMENT. Enron has provided many of the services that EOTT GP in turn provides to EOTT pursuant to a Corporate Services Agreement between Enron and EOTT GP dated March 25, 1994 (the "ENRON CORPORATE SERVICES AGREEMENT"). Under the Enron Corporate Services Agreement, Enron has provided certain benefit plans, information technology services, partnership accounting and tax preparation services, transfer agent services, SEC filing assistance, investor relations services, and insurance under Enron's insurance policies. EOTT GP is required to reimburse Enron for all expenses Enron incurs under the Enron Corporate Services Agreement at Enron's cost for providing these services. EOTT GP may terminate the Enron Corporate Services Agreement upon thirty days written notice to Enron. Termination of the Enron Corporate Services Agreement is contemplated under the Enron Settlement Agreement.

         ADMINISTRATIVE SERVICES AGREEMENT. EOTT GP provides services to EOTT OLP, EOTT Canada, EOTT Pipeline, and EOTT Liquids on behalf of EOTT LLC, the general partner of such partnerships, pursuant to the Administrative Services Agreement between EOTT GP and EOTT LLC dated July 1, 2001 ("ADMINISTRATIVE SERVICES AGREEMENT"). Pursuant to the Administrative Services Agreement, EOTT GP provides the services it provides to EOTT, either directly or pursuant to the contracts discussed in this section, to all of EOTT's Operating Subsidiaries. EOTT LLC is required to reimburse EOTT GP for all expenses EOTT GP incurs under the Administrative Services Agreement at EOTT GP's cost for providing these services.

         OPERATION AND SERVICE AGREEMENT. EOTT GP has also entered into an Operation and Service Agreement dated October 1, 2000, as amended ("OPERATION AND SERVICE AGREEMENT") with Enron Pipeline Services Company ("EPSC"), an indirect wholly-owned subsidiary of Enron. EPSC is not in bankruptcy. Pursuant to the Operation and Service Agreement, EPSC operates EOTT's pipeline facilities, provides administrative services related to the operation of such facilities, provides emergency services, performs capital improvements, and provides other services requested by EOTT GP. EOTT GP is required to reimburse EPSC for all expenses it incurs under the Operation and Service Agreement at EPSC's cost of providing these services. Either party may terminate the Operation and Service Agreement upon 180 days written notice prior to December 31st in the year of termination. The Enron Settlement Agreement provides for termination of the Operation and Service Agreement.

         EPSC CORPORATE SERVICES AGREEMENT. EOTT GP has entered into a Corporate Services Agreement with EPSC dated December 1, 2000 ("EPSC CORPORATE SERVICES AGREEMENT") pursuant to which EPSC will provide EOTT with corporate and administrative services. Currently, EPSC provides only property tax services pursuant to the EPSC Corporate Services Agreement. EOTT GP is required to reimburse EPSC for all expenses it incurs under the EPSC Corporate Services Agreement at EPSC's cost for providing these services. Either party may terminate the EPSC Corporate Services Agreement upon 90 days prior written notice. The Enron Settlement Agreement provides for termination of the EPSC Corporate Services Agreement.

         EGP TRANSITION AGREEMENT. In connection with the acquisition of the MTBE plant and storage facilities, EOTT GP entered into a transition services agreement ("TRANSITION AGREEMENT") with EGP Fuels Company, an indirect subsidiary of Enron ("EGP FUELS") to provide transition services through December 31, 2001, and for the processing of invoices and payments to third parties related to the MTBE plant and storage facility. Additionally, EOTT GP provided services to EGP Fuels at its methanol plant through December 31, 2001. The Transition Agreement provided that either party would reimburse the other party for the services rendered, at the cost to the party providing the services. Under the EOTT Partnership Agreement, EOTT was generally required to reimburse EOTT GP for these amounts. The Enron Settlement Agreement contemplates termination of the Transition Agreement.

         3.       ADDITIONAL AGREEMENTS

         In addition to the services agreements discussed above, EOTT has entered into the following material agreements with Enron and its affiliates that were adversely affected by Enron's bankruptcy filing.

         PURCHASE AND SALE AGREEMENT. Effective June 30, 2001, EOTT Liquids purchased the MTBE plant and gas storage facilities from Enron for $117.0 million, pursuant to a Purchase and Sale Agreement dated June 29, 2001 ("MTBE AND STORAGE PURCHASE AGREEMENT") between EOTT and Enron. Under this Agreement, Enron indemnifies EOTT for certain ad valorem taxes and potential environmental and title defect expenditures relating to the MTBE plant and the storage facility.

         TOLL CONVERSION AND STORAGE AGREEMENT. In connection with the purchase of the MTBE Plant and Storage Facility from Enron, EOTT Liquids entered into agreements with EGLI, an indirect wholly-owned subsidiary of Enron that has filed bankruptcy, to insure a minimum level of cash flow from ownership and operation of the plant and storage facilities. The agreements were rejected by EGLI in its bankruptcy case effective April 12, 2002.

         On April 2, 2002, the bankruptcy court entered a stipulation and agreed order (the "STIPULATION") in which EGLI rejected the Toll Conversion Agreement and the Storage Agreement. As a result of EGLI's rejection of these agreements, EOTT recorded a $29.1 million non-cash impairment at December 31, 2001. Additionally, EOTT has a monetary damage claim against EGLI and Enron as a result of the rejection of the agreements under the Stipulation. EOTT filed a claim against EGLI in its bankruptcy case for damages resulting from the rejection of the Toll Conversion Agreement and the Storage Agreement in the amount of $540.5 million. The amount of EOTT's claim has not been fully determined. The Enron Settlement Agreement contemplates that this claim will be expunged.

         Pursuant to a Limited Guaranty dated as of June 29, 2001 between Enron and EOTT Liquids, Enron guaranteed EGLI's performance under the Toll Conversion Agreement and the Storage Agreement. Enron's guarantee was limited to $50 million under the Toll Conversion Agreement and $25 million under the Storage Agreement. Accordingly, the claim filed against Enron in its bankruptcy case resulting from EGLI's rejection of the agreements was for $75 million. The Enron Settlement Agreement contemplates that this claim will be expunged.

         SUPPORT AGREEMENT. Pursuant to the Support Agreement dated September 21, 1998 between EOTT and Enron ("SUPPORT AGREEMENT"), Enron agreed to support EOTT's minimum quarterly distributions of $0.475 per Common Unit until the calendar quarter ended December 31, 2001. Under the Support Agreement, if EOTT did not have sufficient available cash to make the minimum cash distribution to holders of Old Units, Enron was required to purchase Additional Partnership Interests in an amount sufficient to allow EOTT to make the minimum distribution. Under the Support Agreement (and its predecessor agreement), Enron paid $9.2 million to support EOTT's minimum distributions, and received $9.2 million of APIs. EOTT's distribution for the fourth quarter of 2001 was $0.25 per Common Unit. Pursuant to the Support Agreement, Enron was obligated to provide cash distribution support through the fourth quarter of 2001. Enron did not pay the fourth quarter cash distribution shortfall of $0.225 per Common Unit. EOTT made a claim in Enron's bankruptcy case for this distribution shortfall of $4.2 million.

         CREDIT FACILITY. Pursuant to the Amended and Restated Credit Agreement, dated as of December 1, 1998, between EOTT OLP and Enron ("ENRON CREDIT FACILITY"), Enron provided EOTT with credit support in the form of guarantees, letters of credit and working capital loans with sublimits of $100 million for working capital loans and $900 million for guarantees and letters of credit. The Enron Credit Facility expired December 31, 2001.

         4.       ENRON PENSION PLAN PARTICIPATION

         Pension Plan Underfunding Issues. EOTT GP is a participating employer in a defined benefit pension plan known as the Enron Corp. Cash Balance Plan (the "CASH BALANCE PLAN"). Based on information provided by Enron, the allocation related to the funding of the Cash Balance Plan by Enron to EOTT GP each year is based on a percentage of payroll costs. As discussed above, under the EOTT Partnership Agreement, any costs allocated to EOTT GP are passed through to EOTT and EOTT is responsible for reimbursing EOTT GP, subject to any claims for indemnity, offset, recoupment or counterclaims EOTT may have against EOTT GP or any of its affiliates. The funding percentage for each participating employer is determined once a year. However, Enron will allocate additional costs, if necessary, for any significant changes to the minimum funding. To date, Enron has not changed EOTT GP's funding percentage for 2002 or allocated any additional costs in 2002 to EOTT GP.

         Based on information provided by Enron, the assets of the Cash Balance Plan are currently less than the present value of all accrued benefits on both an SFAS No. 87 (Employers' Accounting for Pensions) basis and a plan termination basis by approximately $90 million, with approximately 48 percent of that amount attributable to members of the Enron "controlled group" that are not in bankruptcy.

         A federal government corporation known as the Pension Benefit Guaranty Corporation (the "PBGC") has the power to terminate underfunded pension plans in certain situations, after receiving the permission either of the employer or of a court. In the event of termination of the Cash Balance Plan, the PBGC could impose a "controlled group" liability as defined in ERISA against EOTT GP. Under these circumstances, EOTT GP would be expected to exercise all its rights to defend against such a claim and, in the event that the PBGC had not already pursued and collected from solvent members of the "controlled group," it would assert its rights to recover contribution from such members. At this time, the Debtors cannot predict whether either the PBGC or Enron will seek to terminate the Cash Balance Plan. Any claim paid by EOTT GP might become EOTT's responsibility under the EOTT Partnership Agreement subject to any claims of indemnity, offset, recoupment or any counterclaims EOTT might have against EOTT GP or any of its affiliates.

         Each individual who at any time provided services for the benefit of EOTT and who accrued a benefit under any employee benefit plan sponsored or maintained by Enron or any entity treated as a single employer with Enron under Internal Revenue Code Section 414(b), (c), (m), or (o) (collectively, the "GP SERVICE EMPLOYEES") was hired by, and provided such services as an employee of, either EOTT GP or Enron. EOTT never played any role in hiring, retaining, supervising, training, counseling, disciplining, or discharging any GP Service Employee. EOTT has never been an employer of any GP Service Employee, and has never acted, directly or indirectly, as an employer or in the interest of an employer of a GP Service Employee, with respect to any employee benefit plan, and has never acted with or within any group or association of employers acting for an employer of any GP Service Employee in such capacity.

         Enron negotiated and made all decisions with respect to all benefits provided to any GP Service Employee, in his or her capacity as such, under the Enron Corp. Cash Balance Retirement Plan (the "ENRON CASH BALANCE PLAN") and the Enron Corp. Savings Plan. All obligations with respect to the payment of any compensation and benefits, and with respect to any contributions for the payment of any compensation or benefits, to or for the benefit of any GP Service Employee in his or her capacity as such were the sole obligations of EOTT GP or Enron, and were never the absolute obligations of EOTT, whether or not EOTT reimbursed or was required to reimburse the EOTT GP or Enron for such costs or expenses. Neither EOTT nor any entity that is treated as a single employer with EOTT under Internal Revenue Code Section 414(b), (c), (m), or (o) has or ever had any contractual obligation, directly or indirectly, to make any contribution to the Enron Cash Balance Plan or any other employee benefit plan established or maintained by Enron or any entity that is treated as a single employer with Enron under Internal Revenue Code Section 414(b), (c), (m), or (o).

         The payment of any amounts relative to the Enron Cash Balance Plan or any other employee benefit plan or any other compensation arrangement by EOTT, and the obligations of EOTT, to Enron or any other person or entity under the Enron Settlement Agreement are reimbursements on behalf of EOTT GP and do not constitute, nor do they give rise to any absolute obligation on the part of EOTT with respect to the Enron Cash Balance Plan or any other employee benefit plan or any other compensation arrangement established or maintained by Enron or any entity that is treated as a single employer with Enron under Internal Revenue Code Section 414(b), (c), (m), or (o). As such, nothing in the Enron Settlement Agreement causes EOTT to be or deemed to be a contributing sponsor of the Enron Cash Balance Plan or any other employee benefit plan maintained on behalf of the GP Service Employees for any purpose under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The purposes of the transactions effected pursuant to the bankruptcy filing and liquidation of EOTT GP are to sever the relationship of EOTT from Enron through a transfer of EOTT GP's general partnership interest in EOTT to EOTT Energy LLC and are not to evade any liabilities under ERISA or other similar law. Moreover, the purpose of the transactions effected pursuant to the bankruptcy filing of EOTT and the Plan are to effect a debt and equity restructuring of EOTT and are not to evade any liabilities under ERISA or other similar law.

         EOTT Energy LLC will employ some or all of the GP Service Employees. Accordingly, EOTT Energy LLC will obtain and maintain from EOTT GP and Enron, as applicable, its records and Forms I-9 regarding employees subject to this reorganization. The reorganization shall not be deemed, for purposes of the Forms I-9, to interrupt the employment of those GP Service Employees currently employed by EOTT GP or Enron, as applicable, and having executed Forms I-9. Such continuity of employment is consistent with federal immigration regulations governing reorganization in the context of Form I-9.

         With respect to the GP Service Employees to be transferred to and employed by EOTT Energy LLC, EOTT Energy LLC will obtain and maintain from EOTT GP or Enron, as applicable, its records of pre-employment drug and alcohol testing required by DOT regulations. For those employees employed on pipelines, EOTT Energy LLC will obtain and maintain from

EOTT GP or Enron, as applicable, its written qualification program, including evaluations, relating to the operator qualifications, required by DOT regulations. The reorganization shall not be deemed, for purposes of the DOT regulations, to interrupt the employment of those GP Service Employees currently employed by EOTT GP or Enron. Such continuity of employment is consistent with the purpose of such DOT regulations.

D.       CAPITALIZATION OF DEBTORS

         1.       DESCRIPTION OF EQUITY INTERESTS

         EOTT has 18,476,011 Common Units, 9,000,000 Subordinated Units and $9,318,213 of APIs outstanding, and 195,000 Common Units are reserved for issuance upon exercise of outstanding options. Common Units are limited partner interests that entitle the holders to participate in EOTT's cash distributions and to exercise the rights or privileges available to limited partners under the EOTT Partnership Agreement.

         Under the EOTT Partnership Agreement, EOTT is required to distribute on a quarterly basis 100% of its available cash from operations to its partners. Because of its deteriorating financial condition, EOTT has suspended payment of distributions indefinitely. In addition, the forbearance agreements entered into with Standard Chartered Bank and SCTSC provide that no such distributions will be made without the consent of Standard Chartered Bank.

         Under the terms of the EOTT Partnership Agreement, holders of EOTT's Common Units are entitled to receive a minimum quarterly distribution of $0.475 per unit ($1.90 annualized) prior to any distribution of available cash to holders of Subordinated Units. Under the EOTT Partnership Agreement, the subordination period terminated when a specified amount of distributions were made to holders of Common Units. Because of EOTT's deteriorating financial condition, the distributions required to end the subordination period will not be made prior to the Confirmation Date.

         Under the EOTT Partnership Agreement, Enron guaranteed that EOTT would make a specified level of distributions to holders of EOTT's common units. If EOTT was unable to make the specified level of distributions, Enron was required to provide distribution support (up to $29 million) in exchange for the APIs. The APIs do not entitle the holder of any voting rights or rights to distributions. The APIs are entitled to be redeemed if, with respect to any fiscal quarter, the minimum quarterly distributions and any common unit arrearages have been paid, but only to the extent that available cash with respect to such quarter exceeds the amount to pay the minimum quarterly distributions on all units. Because of EOTT's deteriorating financial conditions, no amounts will be available to pay the APIs prior to the Confirmation Date.

         2.       PRE-PETITION CREDIT FACILITY WITH STANDARD CHARTERED BANK

         EOTT OLP, EOTT Canada, EOTT Pipeline and EOTT Liquids (the "PRE-PETITION BORROWERS") are borrowers under the Second Amended and Restated Reimbursement, Loan and Security Agreement dated April 23, 2002 (the "PRE-PETITION CREDIT FACILITY") with Standard Chartered Bank. EOTT and EOTT LLC are guarantors of all obligations under the Pre-Petition Credit Facility. The Pre-Petition Credit Facility provides up to $300,000,000 in total availability. Under the Pre-Petition Credit Facility, the Pre-Petition Borrowers could request Standard

Chartered Bank to issue letters of credit to their customers and up to $40,000,000 of the availability under the Pre-Petition Credit Facility could have been borrowed as revolving credit loans, provided that the letter of credit exposure plus the outstanding principal amount of the revolving credit loans did not exceed the lesser of the total availability or the borrowing base at such time.

         Fees for outstanding letters of credit were 2% of the face amount of letters of credit outstanding. There was also a commitment fee under the Pre-Petition Credit Facility of 0.5% per annum on the unused portion of the Pre-Petition Credit Facility. Loans under the Pre-Petition Credit Facility had a per annum interest rate equal to the Alternative Base Rate (as defined in the Pre-Petition Credit Facility) or LIBOR plus 3%. The Alternative Base Rate was 3% per annum plus the higher of (a) the annual rate of interest announced from time to time by Standard Chartered Bank as its base rate or (b) 0.5% of 1% above the overnight Federal Funds rate, as published by the Federal Reserve Bank of New York.

         The Pre-Petition Credit Facility was secured by liens on substantially all of the Debtors' property and assets, including their accounts receivable, inventory of crude oil and fixed assets (the "COLLATERAL").

         3. COMMODITY REPURCHASE AGREEMENT WITH STANDARD CHARTERED TRADE SERVICES CORPORATION

         EOTT OLP is a party to a $100 Million Commodity Repurchase Agreement dated February 28, 1998 (as amended on June 22, 2001 and April 23, 2002) with Standard Chartered Trade Services Corporation ("SCTSC") (the "COMMODITY REPURCHASE AGREEMENT"). The Commodity Repurchase Agreement provides for the financing of purchases of crude oil inventory utilizing forward commodity repurchase agreements. Under the Commodity Repurchase Agreement, EOTT OLP sells the commodity to SCTSC and buys the commodity back from SCTSC no sooner than two nor later than 180 days at a price equal to the original sales price plus LIBOR plus 3%. EOTT OLP's obligations to repurchase crude oil under the Commodity Purchase Agreement are secured by a lien on the commodities purchased by SCTSC thereunder, all title documents delivered to SCTSC pursuant thereto, and all proceeds thereof. The Commodity Repurchase Agreement (as amended) was assumed as part of the Post-Petition Credit Facility, which is more fully discussed in
Article VI, section C, below.

         4. RECEIVABLE PURCHASE AGREEMENT WITH STANDARD CHARTERED TRADE SERVICES CORPORATION

         EOTT OLP is a party to a $100 Million Receivable Purchase Agreement dated October 19, 1999 (as amended on January 12, 2000 and April 23, 2002) with SCTSC (the "RECEIVABLE PURCHASE AGREEMENT"). The Receivable Purchase Agreement provides for the transfer of up to an aggregate amount of $100 million of trade receivables from Koch Supply & Trading, L.P. ("KOCH"). EOTT OLP pays a fee of LIBOR plus 3% for amounts transferred under the Receivable Purchase Agreement. EOTT OLP is obligated to reimburse SCTSC if the amount collected from Koch under the Receivable Purchase Agreement are not sufficient to repay the purchase price received from SCTSC. The obligation of EOTT OLP is secured by a lien on all receivables and contract rights purchased by SCTSC under the Receivable Purchase Agreement and all proceeds thereof. The Receivable Repurchase Agreement (as amended) was assumed as part of the Post-Petition Credit Facility, which is more fully discussed in Article VI, section C, below.

         5.       FORBEARANCE AGREEMENT

         As of June 30, 2002, EOTT was in default under certain covenants under the Pre-Petition Credit Facility. These defaults were also defaults under the Commodity Repurchase Agreement and the Receivable Purchase Agreement. Standard Chartered Bank, SCTSC and EOTT have entered into forbearance agreements ("FORBEARANCE AGREEMENTS") with Standard Chartered Bank and SCTSC pursuant to which Standard Chartered Bank and SCTSC agreed not to take any actions to enforce its rights under the defaults, and agreed to continue to loan amounts under the Pre-Petition Credit Agreement and purchase commodities or receivables, as applicable, under the Commodity Repurchase Agreement and the Receivable Repurchase Agreement until October 30, 2002. The Forbearance Agreement was superceded by the Restructuring Agreement, which is more fully discussed in
Article IV, section F, below.

         6.       SENIOR NOTES

         On October 1, 1999, EOTT and EOTT Finance issued to the public $235 million of 11% Senior Notes due 2009 ("SENIOR NOTES") pursuant to the Indenture dated October 1, 1999, as supplemented by the First Supplemental Indenture dated October 1, 1999 between EOTT, EOTT Finance and The Bank of New York. Interest is payable semiannually on April 1 and October 1. The Senior Notes are fully and unconditionally guaranteed by EOTT OLP, EOTT Canada, EOTT Pipeline, and EOTT Liquids. Provisions of the Senior Notes could limit additional borrowings, sale and lease back transactions, affiliate transactions, distributions to unitholders or mergers, consolidations or sales of assets if certain financial performance ratios are not met. The net proceeds from the issuance of the Senior Notes were used to repay loans and short-term borrowings from Enron.

         EOTT did not make the interest payment on the Senior Notes due October 1, 2002.

E.       SETTLEMENT AGREEMENT WITH ENRON

         The Debtors have entered into a Settlement Agreement dated October 8, 2002 (the "ENRON SETTLEMENT AGREEMENT") with Enron, Enron North America Corp., Enron Energy Services, Inc., EPSC, EGP Fuels Company, and EGLI (collectively, the "ENRON PARTIES"), which resolves all claims between the parties. The Enron Settlement Agreement is subject to approval by the Bankruptcy Court and the United States Bankruptcy Court for the Southern District of New York, the court in which the Enron chapter 11 case is pending. The practical effect of the Settlement Agreement will be the severance of the business relationships between the Debtors and the Enron Parties. The following is a summary of the relevant terms and conditions of the Enron Settlement Agreement:

         o EOTT GP and EPSC entered into an Employee Transition Agreement (the "EMPLOYEE TRANSITION AGREEMENT") which provides for the transfer to EOTT of the employees of EPSC which perform services for EOTT. Until their transition to an EOTT entity who is not a participating employer in EOTT GP's retirement and welfare benefits plan, the employees and their covered spouses and dependents of EOTT GP will continue to participate in those Enron plans. The Debtors shall take all such actions necessary to withdraw from all such Enron retirement and welfare benefit plans as set forth in the Settlement Agreement. As consideration for continuation of the employees in the Enron plans, EOTT shall pay all Undisputed Monthly Benefit Payments (as defined in the Enron Settlement Agreement) in accordance with usual business practices and shall pay the Fixed Employee Benefit Amount (as defined in the Enron Settlement Agreement) in 12 equal installments on the first business day of each month beginning January 2, 2003. On transfer of the EPSC employees to EOTT, the Operation and Service Agreement will terminate.

         o Enron consented to the filing of bankruptcy by the Debtors in the Southern District of Texas.

         o EOTT agrees to execute, on plan confirmation, a promissory note payable to Enron in the initial principal amount of $6.2 million that is guaranteed by EOTT LLC and the EOTT Operating Subsidiaries (the "EOTT NOTE"). The EOTT Note will be secured by an irrevocable letter of credit.

         o EOTT shall pay $1,250,000 to Enron as a condition precedent to the effectiveness of the Plan.

         o Enron waived its right of first refusal with respect to the sale of the MTBE Plant, Storage Facility and other assets purchased by EOTT pursuant to the MTBE and Storage Purchase Agreement.

         o The Debtors shall indemnify Enron and certain other persons from and against certain losses, claims, damages, liabilities, and other amounts. Such indemnification does not extend to losses, claims damages, liabilities (joint or several), expenses, judgments, fines, penalties, interest, settlements and other amounts directly resulting from acts of fraud or the indemnitee's willful misconduct.

         o Pursuant to the O&S Agreement, EPSC operates the Debtors' pipeline facilities, provides administrative services related to the operation of such facilities, provides emergency services, performs capital improvements, and provides other services requested by EOTT Corp. The Debtors shall assume the O&S Agreement and cure certain outstanding obligations arising thereunder until the effective date of the Employee Transition Agreement. The Debtors shall assume the Enron Settlement Agreement, the Agreed Payments, the Employee Benefits Payments, the Final Invoice, the Transition Expenses, the EOTT Indemnity and the O&S Indemnity (as those terms are defined in the Enron Settlement Agreement), and such obligations shall constitute chapter 11 administrative claims against the Debtors. Further, such obligations shall not be discharged and, instead, shall constitute ongoing obligations of the reorganized entities or their successor(s). Similarly, the Cash Payment, the Note, the Guaranty, the Letter of Credit, and the Employee Benefits Payments shall constitute chapter 11 administrative expense claims against the Debtors. Further, such obligations shall not be discharged and, instead, shall constitute ongoing obligations of the reorganized entities or their successor(s).

         Pursuant to the Enron Settlement Agreement, the Enron Parties and the Debtors mutually released each other for any and all claims except as follows:

         o All of the parties to the Enron Settlement Agreement retained any rights to payments pursuant to the Stipulation.

         o The Enron Parties did not release the Debtors for claims with respect to the EOTT Note and the Liens, or undisputed amounts owed to EPSC pursuant to the Operation and Service Agreement for the period beginning August 1, 2002.

     EOTT GP and the other Debtors mutually released each other from any and all claims except those expressly reserved in the Enron Settlement Agreement.

     The Enron Settlement Agreement also contemplates the termination of various contracts between the parties, including the Corporate Services Agreement, the EPSC Corporate Services Agreement, and the EGP Transition Services Agreement.

F.       RESTRUCTURING AGREEMENT

         EOTT has entered into a Restructuring Agreement dated October 7, 2002 (the "RESTRUCTURING AGREEMENT") with Enron, Standard Chartered Bank, SCTSC, Lehman Commercial Paper Inc. ("LEHMAN"), and holders of approximately 66.12% of the outstanding principal amount of Senior Notes whereby Enron, Standard Chartered Bank, SCTSC and such Noteholders agree to vote in favor of the Plan and take (or refrain from taking) other actions intended to support the confirmation of the Plan.

G.       HISTORICAL FINANCIAL INFORMATION

         EOTT files annual, quarterly and special reports, proxy statements and other information with the SEC. Any reports, statements or other information filed by EOTT with the SEC may be read or copied at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549, or its public reference rooms located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference rooms. EOTT's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. EOTT's SEC filings are located in the EDGAR database on that web site.

         In connection with a proxy filing submitted to the SEC in the fall of 2001 concerning EOTT's planned recapitalization, which was subsequently terminated due to Enron's bankruptcy, the SEC reviewed EOTT's previous 1934 Act filings and EOTT has received comments from the SEC to which it has responded or is in the process of responding. In response to certain SEC comments regarding unauthorized trading activities, disclosed in EOTT's previous SEC filings, EOTT restated prior year financial results to reflect the fair value impact of these transactions over the periods during which the contracts were outstanding. The restatement related to losses incurred in connection with the theft of NGL product, concealment of commercial activities and other unauthorized activities by a former employee. As a result of the restatement, reported net income for the year 1998 was decreased by $1.0 million and reported net income for the year 1999 was increased by $1.0 million.

         On February 5, 2002, Arthur Andersen LLP ("ANDERSEN") withdrew as EOTT's independent accountants. EOTT was informed that Andersen's withdrawal related to Andersen's professional standard concerns, including auditor independence issues, related to events involving Enron. The restatement of EOTT's financial statements for the years 1998 and 1999, and the quarterly periods in 1999 and 2000, required the issuance of an updated audit opinion covering the years 1999 and 2000 from Andersen or the issuance of a new audit opinion covering those years by a new independent accountant. Because Andersen advised EOTT they would not issue an updated opinion due to the independence issues related to their resignation, and EOTT's current independent accountants' engagement for purposes of EOTT's Annual Report on Form 10-K for the year ended December 31, 2001 was limited to an audit of 2001, EOTT filed unaudited financial statements for the years 1999 and 2000 with its 2001 Annual Report. EOTT asked PricewaterhouseCoopers LLP ("PWC"), its current independent accountants, to consider auditing the affected periods and they are reviewing EOTT's request. EOTT will consider alternatives for obtaining an audit of the affected periods, as necessary.

H.       ASSETS AND LIABILITIES

         1.       ASSETS

         In the Schedules of Assets and Liabilities filed in the Bankruptcy Case (as may be amended), the Debtors identified their property and assets existing on the Petition Date. The following chart outlines the various general types of assets and corresponding values for each Debtor:

                         EOTT       EOTT     EOTT          EOTT         EOTT        EOTT           EOTT
                EOTT     Finance    LLC      OLP           Pipeline     Canada      Liquids        GP
                ----     -------    ------   ---------     --------     -------     -------        ------
Real
Property

Personal
Property

         A description of certain of the Debtors' assets (namely, their pipeline and transportation assets and liquid assets) is set forth in the following sections.

         2.       PIPELINE AND TRANSPORTATION ASSETS AND PROPERTIES

     EOTT's interstate common carrier pipeline operations include its:

         o        Hobbs Pipeline in New Mexico and Texas;

         o        crude oil system in Mississippi and Alabama;

         o        crude oil systems acquired from CITGO Pipeline Company;

         o crude oil systems acquired from Koch Oil Company and Koch Pipeline Company, L.P.; and

         o crude oil systems in Texas, Oklahoma, Kansas, and the Rockies acquired from Texas-New Mexico Pipe Line Company.

         At year end 2001, EOTT owned and operated approximately 8,000 miles of active crude oil gathering and transmission pipelines. There are approximately
12.2 million barrels of active storage capacity associated with field tanks. By state, the pipeline assets are as follows:


                    COMMON CARRIER PIPELINE                   PROPRIETARY PIPELINES
                -----------------------------                 ---------------------
                                     MILES BY                                          MILES BY
                STATE                  STATE                                            STATE
                -----                --------                                          ---------


                Alabama................     43    Alabama....................           38
                Arkansas...............     --    Arkansas...................            2
                Colorado...............     91    Colorado...................           --
                Kansas.................  1,025    Kansas.....................           --
                Louisiana..............    348    Louisiana..................          131
                Mississippi............    306    Mississippi................          267
                Montana................    146    Montana....................           --
                Nebraska...............     63    Nebraska...................           --
                New Mexico.............  1,158    New Mexico.................          157
                North Dakota...........    435    North Dakota...............           --
                Oklahoma...............  1,422    Oklahoma...................           --
                South Dakota...........     38    South Dakota...............           --
                Texas..................  2,347    Texas......................            4
                     TOTAL.............  7,422         TOTAL.................          599

         In addition, EOTT owns a gas processing plant in California, with 20 million cubic feet per day of gas processing capacity; a fractionation plant with 8,000 barrels per day of fractionation capacity; five million gallons of refrigerated propane storage; and related truck and rail distribution facilities. EOTT operates two active barge facilities in Louisiana, and one in Alabama. Approximately 2.2 million barrels of storage capacity are associated with these barge facilities. EOTT currently owns one terminal in Alabama with approximately 125,000 barrels of storage capacity.

         3.       LIQUIDS ASSETS

         EOTT's MTBE Plant used in its Liquids Operations for the production of MTBE is located in southeast Harris County within the city limits of Morgan's Point, Texas, approximately 30 miles from Houston. The MTBE Plant consists of three processing units and extensive product handling facilities. The MTBE Plant has a design capacity of 15,300 barrels per day and a rated capacity of 16,500 barrels per day of equivalent MTBE production. The product handling facilities include on-site tank storage, a barge dock and railcar and truck loading/unloading facilities as well as various interconnections to a number of pipelines. The dock is located at the entrance of the Houston Ship Channel. The dock has the necessary facilities to load MTBE, natural gasoline, normal butane, isobutane, isobutane (low sulfur) and to unload methanol and normal butane.

         The natural gas liquids storage and transportation facilities used in EOTT's Liquids Operations include an underground storage facility and a liquids pipeline grid system and related loading, unloading and transportation facilities. The Storage Facility is located at Mont Belvieu, Texas, approximately 30 miles east of Houston, Texas. The Storage Facility consists of ten active storage wells with a total capacity of 10 million barrels, a surface brine pit with a total capacity of 1.1 million barrels and a brine disposal well capable of disposing of up to 40,000 barrels of product per day. The pipeline grid system and related facilities include an extensive transportation and distribution system that allows EOTT to transport natural gas liquids and other products to and from the Storage Facility and the MTBE Plant by pipeline, ship or barge to the various refineries, petrochemical plants and other buyers and suppliers of natural gas liquids that are located in and throughout the area.

         For a complete listing and explanation of the Debtors' property and assets as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities filed in the Bankruptcy Case.

         4.       LIABILITIES

         In the Schedules of Assets and Liabilities filed in the Bankruptcy Case (as may be amended), the Debtors identified their liabilities existing on the Petition Date. The following chart outlines the various types of liabilities and corresponding amounts for each Debtor:


                              EOTT        EOTT      EOTT        EOTT         EOTT     EOTT
                  EOTT       Finance      LLC       OLP         Pipeline     Canada   Liquids     EOTT GP
                  ----       -------      ------    ------      --------     ------   -------     -------
Secured
Claims

Unsecured
Priority
Claims

General
Unsecured
Claims

         Those total amounts may change based on the proofs of claim filed in the Bankruptcy Case, as well as the outcome of any objections to those proofs of claim. For a complete listing and explanation of the Debtors' liabilities as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities filed in the Bankruptcy Case.

I.       EXISTING LITIGATION AND PROCEEDINGS

         1.       ADMINISTRATIVE PROCEEDINGS

         Enron received a request for information from the EPA under Section 308 of the Clean Water Act requesting information regarding certain discharges and releases from oil pipelines owned or operated by Enron and its affiliated companies for the time period July 1, 1998 to July 11, 2001. The only domestic crude oil pipelines owned or operated by Enron at the time of the request were EOTT's pipelines. EOTT's pipelines have been operated by either EOTT GP, a wholly owned subsidiary of Enron, or EPSC, also a wholly-owned indirect Enron subsidiary, for the time period in question. At the time the EPA issued the
Section 308 request to Enron, EPSC operated EOTT's pipelines on EOTT's behalf. EOTT GP and EPSC retain operator liability for the time period at issue. EOTT retains all liability for the pipelines for which an owner would be responsible. In addition to the retention of ownership liability, EOTT may also be required to indemnify EOTT GP and its affiliates with regard to any environmental changes. Under the terms of the EOTT Partnership Agreement, EOTT is obligated to indemnify EOTT GP and its affiliates (including Enron) for all losses associated with activities undertaken on behalf of EOTT. This indemnification obligation is limited to actions undertaken in good faith, and may only be satisfied from EOTT's assets. Enron's bankruptcy does not affect EOTT's liability as owner of the pipelines, nor does it terminate EOTT's indemnification obligations under the EOTT Partnership Agreement. Enron currently has control of all of the documents related to this investigation. On January 29, 2002, Enron responded to the EPA's Section 308 request in its capacity as the operator of the pipelines actually owned by EOTT. No further written communication has been received from the EPA since Enron submitted its response.

         The FERC requires annual reporting from oil pipelines through the submission of FERC Form 6, "Annual Report of Oil Pipeline Companies." The FERC Form 6 is designed to provide the FERC with the financial, operational and ratemaking information it needs to regulate and monitor the oil pipeline industry. FERC advised EOTT, in a letter dated January 9, 2002, that FERC began an industry-wide audit with respect to the annual reporting requirements of FERC Form 6 in December 2001, and that EOTT had been selected for the audit. The audit covers the period from January 1, 2000 through December 31, 2001. FERC staff has subsequently visited EOTT's Houston office to review relevant documentation and has made numerous data requests to which EOTT has provided various data and responses. The audit remains ongoing, and it is uncertain at this point what, if any, actions FERC may propose upon completion of the audit. EOTT timely filed its FERC Form 6 for the year 2001 on March 29, 2002.

         EOTT has applied for and maintained Export Licenses through the U.S. Department of Commerce ("DOC") since 1994. These licenses authorized EOTT to export crude oil to Canada. Each license provided an applicable license quantity and value of merchandise to be exported as authorized by the DOC. The licenses generally covered either a one or two-year period. In early 1999, as EOTT was preparing a new license application, it discovered it had exported more barrels and value than had been authorized by the DOC under its current (and prior) license. Pursuant to Section 764.5 of the Export Administration Regulations, EOTT filed a Voluntary Disclosure with the DOC on February 5, 1999, giving the DOC notice of these license overruns. EOTT negotiated a monetary settlement with the DOC of $508,000 and has accrued the settlement amount. The settlement was signed on July 15, 2002, and requires the monetary settlement to be paid in five installments. The first installment was paid on August 1, 2002, and the final installment is due on October 15, 2003.

         EOTT received a letter from the State of Texas Comptroller's Office dated October 9, 1998, assessing it for severance taxes the Comptroller's Office alleges are due on a difference the Comptroller's Office believes to exist between the market value of crude oil and the value reported on EOTT's crude oil tax report for the period of September 1, 1994 through December 31, 1997. The letter states that the action, based on a desk audit of EOTT's crude oil production reports, is partly to preserve the statute of limitations where crude oil severance tax may not have been paid on the true market price of the crude oil. The letter further states that the Comptroller's position is similar to claims made in several lawsuits, including the Texas Federal Anti-Trust Suit (discussed below), in which EOTT is a defendant. The amount of the assessment, including penalty and interest, is approximately $1.1 million. While the claim is still being reviewed, EOTT believes it should be without liability in this matter. There has been no activity on this matter since early 1999.

         EOTT has been included in requests for documents related to Congressional and regulatory investigations as a result of Enron's bankruptcy.

         2.       SIGNIFICANT LEGAL PROCEEDINGS

         TEXAS-NEW MEXICO PIPE LINE CASES

         John H. Roam, et al. vs. Texas-New Mexico Pipe Line Company and EOTT Energy Pipeline Limited Partnership; Cause No. CV43296, District Court of Midland County, Texas, 238th Judicial District ("KNIFFEN ESTATES SUIT"). The Kniffen Estates Suit was filed on March 2, 2001 by certain residents of the Kniffen Estates, a residential subdivision located outside of Midland, Texas. The allegations in the petition state that free crude oil products were discovered in water wells in the Kniffen Estates area, on or about October 3, 2000. The plaintiffs claim the crude oil products are from a 1992 release from a pipeline then owned by the Texas-New Mexico Pipe Line Company ("TEX-NEW MEX"). EOTT purchased that pipeline from Tex-New Mex in 1999. The plaintiffs have alleged Tex-New Mex was negligent, grossly negligent and malicious in failing to accurately report and remediate the spill. With respect to EOTT, the plaintiffs are seeking damages arising from any contamination of the soil or groundwater since it acquired the pipeline in question. No specific amount of money damages was claimed, and it is not possible to determine any potential exposure to EOTT at this stage of the matter. In response to the Kniffen Estates Suit, EOTT filed a cross-claim against Tex-New Mex. In the cross-claim, EOTT claims that, in relation to the matters alleged by the plaintiffs, Tex-New Mex breached the purchase and sale agreement between the parties dated May 1, 1999, by failing to disclose the 1992 release and by failing to undertake the defense and handling of the toxic tort claims, fair market value claims, and remediation claims arising from the release. Additionally, EOTT is asserting claims of gross negligence, fraud and specific performance. On April 5, 2002, EOTT filed an amended cross-claim, which alleges that Tex-New Mex defrauded it in Tex-New Mex's sale of pipeline systems to EOTT in 1999. The amended cross-claim also alleges that various practices employed by Tex-New Mex in the operation of its pipelines constitute gross negligence and willful misconduct and void EOTT's obligation to indemnify Tex-New Mex for remediation of releases that occurred prior to May 1, 1999. The trial of this matter is currently scheduled for February 17, 2003. Notably, the Bankruptcy Court has entered an order permitting this litigation to proceed in state court uninterrupted by the automatic stay imposed under Bankruptcy Code section 362. Due to the early stages of the proceedings, it is not possible at this time for EOTT to determine the possible outcome of this matter.

         Jerry W. Holmes and Barbara I. Holmes v. EOTT Energy Pipeline Limited Partnership and Texas-New Mexico Pipe Line Company; Cause No. CV43800, District Court of Midland County, Texas, 385th Judicial District. This lawsuit was filed on June 21, 2002. The plaintiffs in this suit are the owners of a home in the Kniffen Estates who allege that their water well was contaminated by crude oil. The plaintiffs claim that the alleged crude oil contamination of their water well resulted from the 1992 crude oil release that is the subject of the Kniffen Estates Suit. EOTT has filed a motion to consolidate this lawsuit with the Kniffen Estates Suit. The plaintiffs have not claimed any specific amount of money damages, and, due to the early stages of the proceedings, it is not possible to determine the possible outcome of this matter.

         Jimmie B. Cooper and Shryl S. Cooper v. Texas-New Mexico Pipe Line Company, Inc., EOTT Energy Pipeline Limited Partnership and Amerada Hess Corporation; Case No. CIV 01-1321 M/JHG, United States District Court for the District of New Mexico. Plaintiffs in this lawsuit, filed on October 5, 2001, are surface interest owners of certain property located in Lea

County, New Mexico. The plaintiffs allege that aquifers underlying their property and water wells located on their property have been contaminated as a result of spills and leaks from a pipeline running across their property that is or was owned by Tex-New Mex and EOTT. The plaintiffs also allege that oil and gas operations conducted by Amerada Hess Corporation resulted in leaks or spills of pollutants that ultimately contaminated the plaintiffs' aquifers and water wells. EOTT's initial investigation of this matter indicated that the alleged contamination of the aquifers underlying the plaintiffs' property was not caused by leaks from the pipeline now owned by EOTT that traverses the plaintiffs' property.

         Bernard Lankford and Bette Lankford vs. Texas-New Mexico Pipe Line Company TX/NMX and EOTT Energy Pipeline Limited Partnership; Cause No. CC11176, County Court at Law of Midland County, Texas. This lawsuit was filed on January 15, 2002. The plaintiffs in this lawsuit own property that is located to the north of the Kniffen Estates subdivision. The allegations in the Plaintiffs' Original Petition are virtually identical to the allegations of the plaintiffs in the Kniffen Estates Lawsuit. The plaintiffs have asserted strict liability, nuisance, negligence, gross negligence, trespass, and intentional infliction of emotional distress causes of action. The plaintiffs are seeking unspecified actual damages and punitive damages. EOTT has filed a motion to consolidate this lawsuit with the Kniffen Estates Lawsuit. The plaintiffs support EOTT's motion for consolidation.

         Richard D. Warden and Nancy J. Warden v. EOTT Energy Pipeline Limited Partnership and EOTT Energy Corp.; Case No. CIV-02-370 L, United States District Court for the Western District of Oklahoma. The plaintiffs filed this lawsuit on February 28, 2002, in the District Court of Grady County, Oklahoma. EOTT removed this lawsuit to the United States District Court for the Western District of Oklahoma on March 22, 2002. The plaintiffs in this lawsuit are landowners who are seeking damages arising from a release of crude oil from a pipeline owned by EOTT Pipeline. EOTT undertook extensive remediation efforts with respect to the crude oil release that is the subject of this lawsuit. The plaintiffs allege that EOTT did not properly remediate the crude oil release. The plaintiffs are alleging causes of action for negligence, gross negligence, unjust enrichment, and nuisance. Due to the early stages of the proceeding, it is not possible for EOTT to speculate on the possible outcome of this matter.

         Jimmie T. Cooper and Betty P. Cooper vs. Texas-New Mexico Pipeline Company, Inc., EOTT Energy Pipeline Limited Partnership, and EOTT Energy Corp.; Case No. D-0101-CV-2002-02122, 1st Judicial District Court, Sante Fe County, New Mexico. The plaintiffs in this lawsuit are surface interest owners of certain property located in Lea County, New Mexico. This lawsuit was filed on October 1, 2002. The plaintiffs are alleging that aquifers underlying their property and water wells located on their property have been contaminated as a result of spills and leaks from a pipeline running across their property that is or was owned by Texas-New Mexico Pipeline Company and EOTT Pipeline. The plaintiffs do not specify when the alleged spills and leaks occurred. The plaintiffs are seeking payment of costs that would be incurred in investigating and remediating the alleged crude oil releases and replacing water supplies from aquifers that have allegedly been contaminated. The plaintiffs are also seeking damages in an unspecified amount arising from the plaintiffs' alleged fear of exposure to carcinogens and the alleged interference with the plaintiffs' quiet enjoyment of their property. The plaintiffs are also seeking an unspecified amount of punitive damages.

         STATE OF TEXAS ROYALTY SUIT

         EOTT was served on November 9, 1995 with a petition styled The State of Texas, et al. vs. Amerada Hess Corporation, et al. The matter was filed in the district court of Lee County, Texas, Case No. 10,652, 21st Judicial District, and involves several major and independent oil companies and marketers as defendants. The plaintiffs are attempting to put together a class action lawsuit alleging that the defendants acted in concert to buy oil owned by members of the plaintiff class in Lee County, Texas, and elsewhere in Texas, at "posted" prices, which the plaintiffs allege were lower than true market prices. There is not sufficient information in the petition to fully quantify the allegations set forth in the petition, but EOTT believes any such claims against it will prove to be without merit. There has been no activity on this matter in several years.

         The State of Texas, et al. vs. Amerada Hess Corporation, et al.; Cause No. 97-12040, 53rd Judicial District Court of Travis County, Texas (the "COMMON PURCHASER ACT SUIT"). This case was filed on October 23, 1997 in Austin by the Texas Attorney General's office and involves several major and independent oil companies and marketers as defendants. EOTT was served on November 18, 1997. The petition states that the State of Texas brought this action in its sovereign capacity to collect statutory penalties recoverable under the Texas Common Purchaser Act, arising from defendants' alleged willful breach of statutory duties owed to royalty, overriding royalty and working interest owners of crude oil sold to defendants, as well as alleged breach of defendants' common law and contractual duties. The plaintiffs also allege the defendants have engaged in discriminatory pricing of crude oil. This case appears to be similar to the State of Texas Royalty Suit filed by the State of Texas on November 9, 1995. EOTT recorded a $0.4 million litigation reserve related to this suit in 1998. EOTT, and several of the defendants, reached a settlement with the State of Texas in a settlement agreement, dated August 5, 1999. The settlement was funded to an escrow account in July 1999. Settlement amounts for each defendant were confidential. The parties are considering options to have the case fully dismissed. This settlement disposed of any claims the State of Texas may have in the State of Texas Royalty Suit, discussed above, but did not dismiss this case. Also, any severance tax claims the State of Texas may have were specifically excluded from this settlement. However, no severance tax claims were asserted in the petition filed by the plaintiffs.

         ANTI-TRUST SUITS

         McMahon Foundation and J. Tom Poyner vs. Amerada Hess Corporation, et al. (Including EOTT Energy Operating Limited Partnership); Civil Action No. H-96-1155, United States District Court, Southern District of Texas, Houston Division ("TEXAS FEDERAL ANTI-TRUST SUIT"). This suit was filed on April 10, 1996 as a class action complaint for violation of the federal antitrust laws and involves several major and independent oil companies and marketers as defendants. The relevant area is the entire continental United States, except for Alaska, New York, Ohio, Pennsylvania, West Virginia and the Wilmington Field at Long Beach, California. The plaintiffs claim that there is a combination and conspiracy among the defendant oil companies to fix, depress, stabilize and maintain at artificially low levels the price paid for the first purchase of lease production oil sold from leases in which the class members own interests. This was allegedly accomplished by agreement of the defendants to routinely pay for first purchases at posted prices rather than competitive market prices and maintain them in a range below competitive market prices through an undisclosed scheme of using posted prices in buy/sell transactions among themselves to create the illusion that posted prices are genuine market prices. The plaintiffs allege violations from October of 1986 forward. No money amounts were claimed. See Summary below for current status.

         Cameron Parish School Board, et al. vs. Texaco, Inc., et al.; Civil Action No. C-98-111, United States District Court for the Western District of Louisiana, Lake Charles Division ("LOUISIANA FEDERAL ANTI-TRUST Suit"). This case was originally filed as a state law claim in Louisiana. When the case was removed to federal court, the anti-trust claims were added, similar to the claims made in the Texas Federal Anti-Trust Suit and the Mississippi Federal Anti-Trust Suit. The plaintiffs claim that this litigation arises out of a combination and conspiracy of the defendant oil companies to fix, depress, stabilize and maintain at artificially low levels the prices paid for the first purchase of lease production oil sold from leases in which the class members own interests. The issues appear to be a duplication of the issues in the Texas Federal Anti-Trust Suit and the Mississippi Federal Anti-Trust Suit, both previously discussed above. On October 22, 1998, the judge granted the plaintiffs' motion to amend the petition and add additional defendants. EOTT, along with EOTT GP, were added to the case as defendants at that time. No money amounts were claimed. See Summary below for current status.

         The Texas Federal Anti-Trust Suit, the Louisiana Federal Anti-Trust Suit and several other suits to which EOTT is not a party, were consolidated and transferred to the Southern District of Texas by a transfer order, dated January 14, 1998. The Judicial Panel on Multidistrict Litigation made this recommendation due to the similarity of issues in the cases. EOTT recorded a $1.0 million litigation reserve related to these suits in 1998. EOTT, along with EOTT GP and a number of other defendants, entered into a class-wide settlement, which was approved by the court on April 7, 1999, with a final judgment entered on August 11, 1999. Several appeals were subsequently filed and have now all been resolved. The settlement was funded on November 27, 2001. The various lawsuits are in the process of being dismissed.

         UNITHOLDER LITIGATION

         David A. Huettner, et al. v. EOTT Energy Partners, L.P., et al.; Case No. 1:02 CV-917, United States District Court, Northern District of Ohio, Eastern Division ("SECURITIES SUIT"). This lawsuit was filed on May 15, 2002 for alleged violations of the Securities and Exchange Act of 1934 and common law fraud. The suit was brought by three of EOTT's former unitholders who claim that Enron, EOTT GP, certain of the officers and directors of Enron and EOTT GP and EOTT's independent accountants were aware of material misstatements or omissions of information within various press releases, SEC filings and other public statements, and failed to correct the alleged material misstatements or omissions. Plaintiffs maintain that they were misled by EOTT's press releases, SEC filings and other public statements when purchasing EOTT's common units and were financially damaged thereby.

         The plaintiffs further allege that Arthur Andersen, LLP falsely represented that (a) Enron Corp.'s and EOTT's financial statements complied with generally accepted accounting principles and (b) Arthur Andersen's audits of Enron Corp. and EOTT had been performed in accordance with generally accepted auditing standards. The plaintiffs also assert a claim against Arthur Andersen, LLP for destruction of evidence.

         On June 28, 2002, the Judicial Panel on Multidistrict Litigation issued a Conditional Transfer Order that provides for the transfer of this case to the Southern District of Texas for consolidated pretrial proceedings with other lawsuits asserting securities claims against Enron and Arthur Andersen. On September 20, 2002, EOTT filed a motion to dismiss on the basis of the plaintiff's failure to state a claim upon which relief can be granted. EOTT GP later joined in that motion.

         Due to the recent filing of this lawsuit, EOTT has been unable to thoroughly investigate the validity of the Plaintiff's allegations, but based on management's current knowledge, EOTT believes the allegations are without merit. EOTT's assessment does not indicate that it is probable that a liability has been incurred and therefore, EOTT has not recorded a contingent liability.

         OTHER LITIGATION AND LIENS

         Big Warrior Corporation vs. EOTT Energy Corp., Rem Services, Inc., Enron Pipeline Services Company, Enron Transportation Services, Inc. et al; Case
No.: 2:02CV749PG, United States District Court for the Southern District of Mississippi, Hattiesburg Division. In October 2001, Enron Pipeline Services Company ("EPSC") awarded a contract to Big Warrior Corporation ("Big Warrior") for the construction of EOTT Energy Pipeline Limited Partnership's new ten-inch (10") crude oil pipeline that runs from Lumberton, Mississippi to Eucutta, Mississippi. Big Warrior alleges that EOTT Energy Corp. ratified and accepted the contract and other alleged agreements associated therewith. In this lawsuit, Big Warrior is seeking payment (under various theories) of unanticipated additional costs that allegedly resulted from adjustments to the project work schedule and ESPC's alleged failure to timely procure necessary rights of way and rights of ingress and egress. Big Warrior has asserted claims for breach of contract, quantum meruit, fraud and misrepresentation, tortious interference with contractual relations, civil conspiracy, and negligence. Big Warrior is claiming actual and punitive damages of up to $30 million. Big Warrior also seeks the enforcement of mechanics' and materialmens' liens it has filed against EOTT's pipeline.

         Big Warrior filed this lawsuit in the Circuit Court of Jones County, Mississippi on August 5, 2002. Big Warrior's Complaint was served upon EOTT on August 12, 2002, and EOTT removed this case to federal court on September 11, 2002. On September 18, 2002, EOTT filed its answer and affirmative defenses as well as a motion to dismiss for failure to state a claim upon which relief can be granted. EOTT will file a suggestion of bankruptcy asserting that further proceedings as to EOTT in this lawsuit are stayed by EOTT's bankruptcy filing.

         EPSC has filed liens on Mississippi Pipeline for $6.2 million for amounts owed to EPSC. EGP Fuels has also filed liens against the assets of EOTT Liquids for $10.5 million for amounts owed to EGP Fuels.

J.       MISCELLANEOUS POTENTIAL LITIGATION

         In addition to the above-described litigation and the potential litigation listed above, the Debtors may be potential plaintiffs or defendants in other lawsuits, claims, and administrative proceedings. While the outcome of those proceedings cannot be predicted with certainty, the

Debtors reasonably estimate that the recoveries generated from, and/or the costs associated with pursuing, those claims will not materially affect the financial condition of the Debtors or the Distributions to be made under the Plan.

K.       PREFERENCE AND OTHER AVOIDANCE LITIGATION

         During the 90-day period immediately preceding the Petition Date, while insolvent, the Debtors made various payments and other transfers to creditors on account of antecedent debts. In addition, during the one-year period before the Petition Date, the Debtors made certain transfers to, or for the benefit of, certain "insider" creditors. Some of those payments may be subject to avoidance and recovery by the Debtors' bankruptcy estates as preferential and/or fraudulent transfers pursuant to Bankruptcy Code sections 329, 544, 547, 548 and
550. The Debtors will hold all claims, causes of action, and other legal and equitable rights that the Debtors had (or had power to assert) immediately prior to Confirmation of the Plan, including actions for the avoidance and recovery of estate property under Bankruptcy Code sections 329 and 550, or transfers avoidable under Bankruptcy Code sections 544, 545, 547, 548, 549 or 553(b), and the Plan Agent, on behalf of the Debtors may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such actions. These types of actions are referred to in the Plan as the "AVOIDANCE ACTIONS."

         The Debtors' Schedules of Assets and Liabilities identify creditors whose Claims are disputed, and the Debtors' Statement of Financial Affairs identifies the parties who received payments and transfers from the Debtors, which payments and transfers may be avoidable under the Bankruptcy Code. Moreover, the Debtors continue to investigate Avoidance Actions and Rights of Action they may have against third parties. The Debtors have not completed their investigation of potential objections to Claims, Avoidance Actions and Rights of Action; therefore, the Debtors are unable to provide any meaningful estimate of amounts that could be recovered. THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY SUCH RIGHTS OF ACTION, AVOIDANCE ACTIONS, OR OBJECTIONS TO PROOFS OF CLAIM. ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED IN FAVOR OF THE DEBTORS. Notwithstanding the preservation of such rights, the Debtors currently do not intend to pursue Avoidance Actions.

         Creditors should understand that legal rights, Claims and Rights of Action the Debtors may have against them, if any exist, are retained under the Plan for prosecution unless a specific order of the Court authorizes the Debtors to release such Claims. As such, creditors are cautioned not to rely on (i) the absence of the listing of any legal right, Claim or Right of Action against a particular creditor in the Disclosure Statement, Plan, Schedules of Assets and Liabilities or Statement of Financial Affairs or (ii) the absence of litigation or demand prior to the Effective Date of the Plan as any indication that the Debtors do not possess or do not intend to prosecute a particular right, claim or cause of action if a particular creditor votes to accept the Plan. It is the expressed intention of the Plan to preserve rights, Claims, and Rights of Action of the Debtors, whether now known or unknown, for the benefit of the Debtors' Estates and their creditors.

                                    ARTICLE V
                          EVENTS LEADING TO BANKRUPTCY


         EOTT GP, EOTT's general partner, is a wholly-owned subsidiary of Enron. Based on information provided by Enron, an entity indirectly controlled by Enron may be deemed to be the beneficial owner of approximately 18% of EOTT's outstanding Common Units, 78% of EOTT's outstanding Subordinated Units, and 37% of EOTT's total outstanding units.

         Beginning on December 2, 2001, Enron, along with certain of its subsidiaries, filed to initiate bankruptcy proceedings under chapter 11 of the Bankruptcy Code. Neither EOTT GP nor EOTT are included in Enron's bankruptcy filings. Because of EOTT's contractual relationships with Enron and certain of its subsidiaries, Enron's ownership interest in EOTT and Enron's control of EOTT's general partner, Enron's bankruptcy filing has significantly impacted EOTT's business. EOTT's most significant contractual relationships with Enron and its subsidiaries at the time of the bankruptcy filing included the Toll Conversion Agreement and the Storage Agreement, the Support Agreement, and the Enron Credit Facility. For a description of these agreements, and other material agreements with Enron, see "Article IV, Section C. Relationship with Enron and its Affiliates."

         In June 2001, EOTT Liquids purchased the MTBE Plant and the Storage Facility from Enron and its affiliates for $117 million. As part of this purchase, EGLI, an indirect wholly-owned subsidiary of Enron that has filed bankruptcy, entered into the Toll Conversion Agreement and Storage Agreement. These agreements were designed to ensure a minimum level of cash flow from ownership and operation of the MTBE Plant and the Storage Facility. Enron agreed to guarantee up to $50 million in payments under the Toll Conversion Agreement and $25 million in payments under the Storage Agreement.

         EOTT financed the acquisition of the MTBE Plant and the Storage Facility using borrowings from SCTSC under the Commodity Repurchase Agreement and the Receivable Purchase Agreement. EOTT planned to refinance these borrowings on a long-term basis in the capital markets. In September 2001, EOTT announced a recapitalization plan to convert the outstanding Subordinated Units and APIs into Common Units and the implementation of a refinancing plan. The bankruptcy of Enron materially affected EOTT's business and required EOTT to abandon the transactions contemplated by the recapitalization plan.

         As a result of EGLI's non-performance of the Toll Conversion Agreement and the Storage Agreement, EOTT recorded a $29.1 million impairment in the fourth quarter of 2001 representing EOTT's total remaining investment in the agreements. In addition, EOTT has assumed significant commodity price risk, conversion risk and volatility related to the MTBE Plant and the Storage Facility. The loss of revenues and increased exposure to market risks caused by the non-performance of these two agreements, and the inability of the Debtors to refinance the borrowings from SCTSC has severely impacted the Debtor's financial condition.

         As a result of Enron's bankruptcy and the loss of credit support pursuant to the Enron Credit Facility, EOTT has incurred higher costs in obtaining credit than EOTT had in the past. Subsequent to the Enron bankruptcy filing, EOTT's trade creditors have been less willing to extend credit to EOTT on an unsecured basis. As a result, the amount of letters of credit EOTT has been required to post for its marketing activities has increased significantly, adversely impacting EOTT's business. Letters of credit increased from approximately $150 million in September 2001 to $196 million in December 2001, and to approximately $236 million in September 2002 (which also reflects an increase in crude oil prices during this period).

         EOTT's ability to obtain letters of credit to support its purchases of crude oil has been fundamental to its gathering and marketing activities. EOTT was unable to obtain the increased level of letter of credit support needed to offset the loss of unsecured credit that had been previously extended by trade creditors. Due to the amount of credit support available under the Pre-Petition Credit Facility, EOTT had to significantly reduce its marketing activities.

         In addition to the effects on the Debtor's financial condition discussed above, Enron's financial deterioration and related bankruptcy filings had the following material effects on the Debtor's business and management:

         o Andersen resigned as EOTT's auditors on February 5, 2002, citing professional standards concerns, including auditor independence issues, relating to the events involving Enron.

         o The three independent directors of EOTT GP, constituting all of the members of EOTT GP's audit committee, as well as an Enron affiliated director, resigned as directors citing personal reasons.

         o EOTT's Senior Notes were downgraded, and the value of EOTT's Common Units declined significantly, which has restricted EOTT's access to the equity markets.

         EOTT has acted to address the numerous significant effects of the Enron bankruptcy and related developments and, among other actions has taken the following significant steps:

         o On April 10, 2002, three independent directors were elected to EOTT GP's Board of Directors. These three directors comprise EOTT GP's current Audit Committee, Compensation Committee and EOTT GP's new Restructuring Committee. In addition, one of these independent directors was named Chairman of the Board of Directors.

         o        EOTT engaged PWC to replace Andersen on March 25, 2002.

         o Enron was obligated under a Support Agreement to provide cash distribution support through the fourth quarter of 2001. As a result of Enron's financial deterioration and bankruptcy, however, Enron did not pay the fourth quarter cash distribution shortfall of $0.225 per Common Unit. In addition, on April 3, 2002, EOTT announced that it would not make a distribution to its Common Unit holders for the first quarter of 2002 or the foreseeable future, and did not make a distribution to its Common Unit holders for the second quarter of 2002.

         o EOTT's primary lender, Standard Chartered Bank, provided EOTT with an interim credit facility in November 2001 that provided for up to $150 million of letters of credit to replace the Enron Credit Facility. On December 21, 2001, EOTT increased this interim credit facility to $300 million, which included up to a $40 million sub-limit for working capital loans. Standard Chartered Bank, SCTSC and EOTT entered into Forbearance Agreements pursuant to which Standard Chartered Bank and SCTSC agreed not to take any actions to enforce their rights as a result of defaults under the Pre-Petition Credit Facility that may have existed on June 30, 2002, and agreed to continue to loan amounts under the facilities until October 30, 2002.

         o EOTT Parties entered into the Enron Settlement Agreement with the Enron Parties described above under Article IV.E "Settlement Agreement with Enron."

         As noted elsewhere in this Disclosure Statement, the Debtors commenced this Bankruptcy Case with agreements (including the Enron Settlement Agreement, the Restructuring Agreement, and the Post-Petition Credit Facility) among key parties in interests that will, the Debtors believe, facilitate a prompt emergence of the Debtors from the reorganization process under chapter 11. Those key parties include certain Enron entities, a majority of the Noteholders, Standard Chartered Bank, SCTSC, and Lehman (collectively with Standard Chartered Bank and SCTSC, the "LENDERS"). Prior to the filing of the Bankruptcy Case, the Debtors conducted extensive negotiations with each of these groups for a plan of reorganization and a capital structure that each of the constituents could support. Separate agreements were reached with (i) Enron (see Article IV.E) regarding the terms upon which these cases would be filed with the concurrence of Enron and its creditors committee that would lead to a complete separation of the Debtors from any control or influence by Enron or any of its affiliates and
(ii) with the Lenders for commitments to both postpetition financing and for financing of the Debtors upon conclusion of the Bankruptcy Case. Moreover, the Lenders, persons holding approximately two thirds of the outstanding amount of Senior Notes, certain Enron entities and the Debtors entered into a multiparty Restructuring Agreement (see Article IV.F) that provides in substance that each would support a reorganization of the Debtors on terms set forth in the Plan and that each would not support any other chapter 11 plan so long as certain deadlines were met and no signatory to the Restructuring Agreement validly terminated the Restructuring Agreement.

         The Debtors believe the agreements entered into prepetition will permit them to retain a competitive position with customers and will provide assurance of business as usual with key suppliers and vendors, such that the results of operations on which the Plan is predicated can be realized. Preliminary results of operations for the period since the Bankruptcy Case was filed indicate that the Debtors are meeting their targeted results of operations. Of greatest importance to the Debtors and the other parties in interest, the Debtors believe the prefiling agreements have positioned the Debtors to meet their stated goal of emerging from Bankruptcy Court supervision during the first quarter of 2003.

                                   ARTICLE VI
                POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS


A.       POST-BANKRUPTCY OPERATIONS

         Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties in the normal course as debtors-in-possession.

B.       FIRST DAY MOTIONS

         On or shortly after the Petition Date, the Debtors filed a number of motions generally designed to allow them to continue operating their businesses in the ordinary course without unnecessary disruption as a result of the bankruptcy filings. Pursuant to those motions, the Bankruptcy Court entered orders that: (i) established a bar date for filing proofs of claims; (ii) established procedures for payment of certain bankruptcy professionals; (iii) granted the Debtors authority to employ professionals in the ordinary course of business; (iv) extended the period during which utility companies may not alter, refuse, or discontinue services to the Debtors; (v) granted the Debtors authority pay prepetition accrued wages, salaries, medical benefits, reimbursable employee expenses, and honor prepetition benefits, retention and insurance policies; (vi) allowed the Debtors to maintain existing bank accounts and business forms; (vii) continued use of the cash management system; (viii) extended the time within which the Debtors must assume or reject unexpired leases of nonresidential real property; (ix) established procedures for the treatment of reclamation claims filed against the Debtors, which included the granting of administrative expense priority status to valid reclamation claims in lieu of physical reclamation; (x) granted the Debtors authority to pay the prepetition claims of certain critical vendors and foreign vendors; and (xi) granted authority to pay any prepetition trust fund taxes in the ordinary course of business.

         The Debtors also filed motions seeking the establishment of an official service list for the service of notice of miscellaneous matters as well as an order directing that the chapter 11 cases would be jointly administered. The Bankruptcy Court has approved that relief.

         Finally, the Debtors sought a court order authorizing certain prepetition litigation initiated by third parties against the Debtors to proceed uninterrupted by the automatic stay imposed under Bankruptcy Code section 362. The Bankruptcy Court has approved that relief.

C.       POSTPETITION FINANCING WITH STANDARD CHARTERED BANK, SCTSC, AND LEHMAN

         THE POST-PETITION CREDIT FACILITY

         On October 8, 2002, the Debtors filed their Emergency Motion for Interim and Final Orders (I) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. Section 363, (II) Authorizing Secured Postpetition Financing on a Superpriority Basis Pursuant to 11 U.S.C. Sections 364 and 507(b), (III) Granting Limited Relief From The Automatic Stay Pursuant to 11 U.S.C. Section 362, (IV) Authorizing Assumption of Related Amended Executory Contracts Pursuant to 11 U.S.C. Section 365, and (V) Scheduling Interim and Final Hearings Pursuant To Bankruptcy Rule 4001(c) (the "DIP Motion"). The financing sought by the Debtors in the DIP Motion was necessary to enable the Debtors to purchase inventory, continue their business operations, and administer and preserve the value of their estates. In the absence of such post petition financing, the Debtors would not have had the ability to maintain business relationships with their vendors, suppliers and customers, to pay their employees and otherwise finance their operations.

         On October 9, 2002, the Bankruptcy Court conducted its first interim hearing to consider the immediate interim relief requested in the DIP Motion and, on October 11, 2002, entered its first interim order authorizing the Debtors to (i) use Standard Chartered Bank's cash collateral up to an amount not to exceed $58,255,847.00 for the period from the Petition Date through the earlier of entry of the second interim order or October 22, 2002; (ii) grant security interests in and replacement liens on all of the Debtors' currently owned or after-acquired property and the proceeds thereof, other than Avoidance Actions, in favor of Standard Chartered Bank for the use of its cash collateral;
(iii) grant SCTSC security interests in and liens on the Commodity Repurchase Agreement and Receivable(s) Purchase Agreement; and (iv) grant administrative superpriority claims in favor of Standard Chartered Bank and SCTSC.

         On October 17, 2002, the Bankruptcy Court conducted its second interim hearing on the DIP Motion and entered its second interim order authorizing the Debtors to (i) obtain secured postpetition financing pursuant to the terms and conditions of the Post-Petition Credit Facility with Standard Chartered Bank authorizing Debtors to cause replacement and new letters of credit to be issued for the Debtors' account up to an amount not to exceed $325,000,000; (ii) obtain secured postpetition financing pursuant to the DIP Term Loan Agreement with Lehman in an amount not to exceed $75,000,000.00; (iii) to assume the Commodity Repurchase Agreement and Receivable Purchase Agreement with SCTSC; (iv) to grant security interests in and liens on all of the Debtors' currently owned or after-acquired property and the proceeds thereof, other than Avoidance Actions, to Standard Charted Bank, SCTSC and Lehman; and (v) to grant administrative superpriority claims in favor of Standard Charted Bank, SCTSC and Lehman. The Debtors closed the post petition financing transactions approved by the Bankruptcy Court in the second interim order with Standard Chartered Bank, SCTSC and Lehman on October 18, 2002.

         On October 24, 2002, the Bankruptcy Court conducted its final hearing on the DIP Motion and entered its final order approving the relief granted in the first interim order and second interim order.

         The Maturity Date for the Post-Petition Credit Facility and DIP Term Loan Agreement is the earlier to occur of (i) March 31, 2003 and (ii) the Effective Date of a Plan of the Debtors. In addition, events of default detailed in the Post-Petition Credit Facility and DIP Term Loan Agreement include the failure of the Debtors to complete the following actions within the following time periods: (i) conduct the hearing on the adequacy of the Disclosure Statement by the week of December 3, 2002; (ii) mail Reorganization Plan solicitation materials by January 3, 2003; (iii) obtain a Ballot deadline date of February 4, 2003 for the Reorganization Plan; (iv) conduct the confirmation hearing for the Reorganization Plan by February 11, 2003; and (v) the Reorganization Plan Effective Date must occur by March 1, 2003.

         In addition, upon the Effective Date of the Reorganization Plan, so long as it is not later than March 1, 2003, the Debtors retain the option to extend the Post-Petition Credit Facility with Standard Chartered Bank and the DIP Term Loan Agreement with Lehman through the Exit Credit Facility. The Exit Credit Facility will provide the Debtors with exit financing to a date no later than September 30, 2004 subject to the payment of extension fees and on terms and conditions substantially similar to the Post-Petition Credit Facility and the DIP Term Loan Agreement, with such specific terms and conditions to be negotiated. The Debtors also retain the option to extend the Commodity Repurchase Agreement and Receivable(s) Purchase Agreement with SCTSC to a date no later than September 30, 2003 subject to the payment of extension fees and based on terms and conditions substantially similar to the current agreements, with such specific terms and conditions to be negotiated.

         THE EXIT CREDIT FACILITY

         On the Effective Date of the Plan, so long as it is not later than March 1, 2003, the Debtors retain the option to extend the Post-Petition Credit Facility with Standard Chartered Bank and the DIP Term Loan Agreement with Lehman through the Exit Credit Facility. The Exit Credit Facility will provide the Debtors with exit financing to a date no later than September 30, 2004, subject to the payment of extension fees and on terms and conditions substantially similar to the $325,000,000 Post-Petition Credit Facility with Standard Chartered Bank and the $75,000,000 DIP Term Loan Agreement with Lehman, with such specific terms and conditions to be negotiated. The Debtors also retain the option to extend the Commodity Repurchase Agreement and Receivable Purchase Agreement with SCTSC to a date no later than September 30, 2003, subject to the payment of extension fees and based on terms and conditions substantially similar to the current agreements, with such specific terms and conditions to be negotiated.

D.       CREDITORS COMMITTEE

         On October 24, 2002, the U.S. Trustee filed a 1st Amended Notice of Appointment of Committee of Unsecured Creditors. Pursuant to this notice, the following members of the Committee were appointed:

         Timothy S. Collins                                   Keith Chan
         Northwestern Mutual Life Insurance                   The Dreyfus Corporation
         720 E. Wisconsin Avenue                              200 Park Avenue
         Milwaukee, Wisconsin  53202                          New York, New York  10166

         John Robert Chambers                                 Derek Schrier
         Lehman Energy Fund                                   Farallon Capital Management, LLC
         600 Travis, Suite 7330                               One Maritime Plaza, Suite 1325
         Houston, Texas  77002                                San Francisco, California  94111

E.       EMPLOYMENT OF PROFESSIONALS

         Pursuant to first-day motions, the Debtors sought authority to retain certain professionals to represent their interests in the Bankruptcy Case. Pursuant to those motions, the Bankruptcy

Court granted the Debtors authority to retain (i) Haynes and Boone, L.L.P. as their general bankruptcy counsel; (ii) Glass & Associates, Inc. as their financial advisors; (iii) Andrews & Kurth LLP as their special counsel concerning certain pipeline litigation; and (iv) Alvarez & Marsal, Inc. as their financial advisors. The Debtors have also obtained authority to retain certain ordinary course professionals to handle and address a variety of issues.

         In addition to the Debtors, the Committee may seek authority to retain professionals to represent its interests in the Bankruptcy Case. The Debtors anticipate that the Committee will seek to retain Fulbright & Jaworski LLP as its bankruptcy counsel in this Bankruptcy Case. The Committee may seek to hire other professionals, also. To the extent approved by the Bankruptcy Court, the Debtors may be responsible for paying the fees and expenses of these professionals as well.

         The following chart sets forth an estimate of the professional fees and expenses that may be incurred during the first four months of the Bankruptcy
Case:

                                              Oct. 2002       Nov. 2002       Dec. 2002       Jan. 2003

Haynes and Boone, LLP                        $   200,000     $   150,000     $   100,000     $   100,000
Counsel for the Committee                    $   150,000     $   100,000     $   100,000     $   100,000
Other                                        $ 1,100,000     $   825,000     $   750,000     $   850,000
                                             -----------     -----------     -----------     -----------
Totals:                                      $ 1,450,000     $ 1,075,000     $   950,000     $ 1,050,000


F.       SCHEDULES AND STATEMENT OF FINANCIAL AFFAIRS

         The Debtors have filed their Schedules of Assets and Liabilities and Statement of Financial Affairs in the Bankruptcy Case. The Debtors' Schedules of Assets and Liabilities and Statement of Financial Affairs may be subject to amendment.

                                   ARTICLE VII
                             DESCRIPTION OF THE PLAN


A.       INTRODUCTION

         A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Allowed Equity Interests is set out below. The summary is entirely qualified by the Plan. This Disclosure Statement is only a summary of the terms of the Plan; it is the Plan and not the Disclosure Statement that governs the rights and obligations of the parties.

B.       DESIGNATION OF CLAIMS AND EQUITY INTERESTS

         The following is a designation of the classes of Claims and Equity Interests under the Plan. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims have not been classified and are excluded from the following Classes. A Claim or Equity Interest is classified in a particular

Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Class or Classes. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Equity Interest that is not an Allowed Claim or Equity Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Equity Interest that is not an Allowed Claim or Allowed Equity Interest.

         1.       IDENTIFICATION OF CLASSES

         Classes of Claims against and Equity Interests in the various Debtors are designated as follows:

                  a. EOTT LLC, EOTT OLP, EOTT PIPELINE, EOTT CANADA, EOTT FINANCE, AND EOTT LIQUIDS:

                  Class 1        Allowed Priority Unsecured Non-Tax Claims

                  Class 2        Allowed Secured Tax Claims

                  Class 3.1      Allowed Enron Secured Claim

                  Class 3.2      Allowed Trade Partner Secured Claims

                  Class 3.3      Allowed M&M Lienholder Secured Claims

                  Class 3.4      Allowed Other Secured Claims

                  Class 4        Allowed Senior Note Claims

                  Class 5.1      Allowed Convenience Claims

                  Class 5.2      Allowed General Unsecured Claims

                  Class 6        Allowed Equity Interests

         The classification scheme outlined above applies only to EOTT LLC, EOTT OLP, EOTT Pipeline, EOTT Canada, and EOTT Liquids. The Claims and Equity Interests in EOTT Finance are designated with a B; the Claims against and Equity Interests in EOTT LLC are designated with a C; the Claims against and Equity Interests in EOTT OLP are designated with a D; the Claims against and Equity Interests in EOTT Pipeline are designated with a E; the Claims against and Equity Interests in EOTT Canada are designated with an F; and the Claims against and Equity Interests in EOTT Liquids are designated with an G.

                  b.       EOTT

                  Class 1A       Allowed Priority Unsecured Non-Tax Claims

                  Class 2A       Allowed Secured Tax Claims

                  Class 3.1A     Allowed Enron Secured Claim

                  Class 3.2A     Allowed Trade Partner Secured Claims

                  Class 3.3A     Allowed M&M Lienholder Secured Claims

                  Class 3.4A     Allowed Other Secured Claims

                  Class 4A       Allowed Senior Note Claims

                  Class 5.1A     Allowed Convenience Claims

                  Class 5.2A     Allowed General Unsecured Claims

                  Class 6.1A     Allowed Common Units

                  Class 6.2A     Allowed GP Units

                  Class 6.3A     Allowed Subordinated Units

                  Class 6.4A     Allowed Additional Partnership Interests

                  c.       EOTT GP

                  Class 1H       Allowed Priority Unsecured Non-Tax Claims

                  Class 2.1H     Allowed Indemnifiable Secured Tax Claims

                  Class 2.2H     Allowed Non-Indemnifiable Secured Tax Claims

                  Class 3.1H     Allowed Enron Secured Claim

                  Class 3.2H     Allowed Indemnifiable Other Secured Claims

                  Class 3.3H     Allowed Non-Indemnifiable Other Secured Claims

                  Class 4H       Allowed Senior Note Claims

                  Class 5.1H     Allowed Convenience Claims

                  Class 5.2H     Allowed Indemnifiable General Unsecured Claims

                  Class 5.3H     Allowed Non-Indemnifiable General Unsecured
                                 Claims

                  Class 6H       Allowed Equity Interests

         Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H are not Impaired under the Plan. Pursuant to Bankruptcy Code section 1126(f), holders of Claims within those Classes are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan. All Claims and Equity Interests other than those in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H are Impaired under the Plan. Except as otherwise specified in the Disclosure Statement Approval Order, holders of Claims and Equity Interests in those Classes are entitled to vote to accept or reject the Plan.

C.       TREATMENT OF CLAIMS AND EQUITY INTERESTS

         1.       TREATMENT OF UNCLASSIFIED CLAIMS

                  a. PAYMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, AND ALLOWED PRIORITY UNSECURED TAX CLAIMS

         Administrative Claims are Claims for any cost or expense of the chapter 11 cases allowable under Bankruptcy Code sections 503(b) and 507(a)(1). Those expenses include all actual and necessary costs and expenses related to the preservation of the Estates or the operation of the Debtors' businesses, all claims for Cure arising from the assumption of executory contracts and unexpired leases under Bankruptcy Code section 365, and all United States Trustee quarterly fees. Under the Plan, Allowed Administrative Claims (except Professional Fee Claims) arising through the Confirmation Date shall be paid from the Administrative Claims Reserve within ten (10) days after the Allowance Date. Any Administrative Claims arising under the Enron Settlement Agreement shall constitute ongoing obligations of the Debtors as reorganized and will be paid as such Administrative Claims become due and payable pursuant to any document or agreement governing the payment of such amounts.

         Professional Fee Claims are Claims for compensation and reimbursement of expenses by Professionals to the extent allowed under the Bankruptcy Code and Bankruptcy Rules. Allowed

Professional Fee Claims arising through the conclusion of the Closing shall be paid within ten (10) days after the Allowance Date (i) first from the balance of any retainers held by Professionals until fully exhausted, (ii) second from the balance of any reserve accounts established under any order of the Bankruptcy Court governing the payment of Professional Fee Claims until fully exhausted, and (iii) third from the Administrative Claims Reserve.

         Priority Unsecured Tax Claims are unsecured Claims of governmental units that are entitled to priority status under Bankruptcy Code section 507(a)(8). Allowed Priority Unsecured Tax Claims shall be paid in full from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

         Ordinary Course Liabilities are defined generally Administrative Claim (other than a Professional Fee Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtors' businesses. Ordinary Course Liabilities shall be paid by the Debtors pursuant to the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Ordinary Course Liability.

                  b.       BAR DATES FOR UNCLASSIFIED CLAIMS

         All applications or other requests for payment of Administrative Claims (except Professional Fee Claims and any Administrative Claims arising under the Enron Settlement Agreement) arising on or before the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within thirty (30) days after the Effective Date, or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Confirmation Date. Any Administrative Claim (except Professional Fee Claims and any Administrative Claims arising under the Enron Settlement Agreement) for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

         All applications or other requests for payment of Professional Fee Claims arising on or before the conclusion of the Closing must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within sixty (60) days after the Effective Date. Any such Professional Fee Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

         Any application or other request for payment of an Administrative Tax Claim must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within forty-five (45) days after the Effective Date. Any Administrative Tax Claim for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

                  c.       U.S. TRUSTEE FEES

         After the Effective Date and until the Bankruptcy Case is closed, all fees incurred under 28 U.S.C. Section 1930(a)(6) shall be paid from the Administrative Claims Reserve.

         2.       CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY
                  INTERESTS

                  a.       GENERAL

         It is not possible to predict accurately the total amount of Claims in a particular Class or the Distributions that will be ultimately paid to holders of Claims or Equity Interests in the different Classes because of the variables involved in the calculations (including the results of the claims objection process). Notwithstanding, the estimates set forth for each Class are based on information known to the Debtors on the date of this Disclosure Statement.

                  b. TREATMENT OF ALLOWED PRIORITY UNSECURED NON-TAX CLAIMS (CLASSES 1A, 1B, 1C, 1D, 1E, 1F, 1G AND 1H)

         Certain Claims are entitled to priority under Bankruptcy Code section 507(a)(3) (Claims for wages, salaries, or commissions), section 507(a)(4) (Claims for contributions to employee pension plans), and section 507(a)(6) (Claims by individuals for refunds of deposits). The Debtors estimate that the total amount of unpaid Priority Unsecured Non-Tax Claims is $__________. Allowed Priority Unsecured Non-Tax Claims shall be paid from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

                  c. TREATMENT OF ALLOWED SECURED TAX CLAIMS AND ALLOWED INDEMNIFIABLE SECURED TAX CLAIMS (CLASSES 2A, 2B, 2C, 2D, 2E, 2F, 2G AND 2.1H)

                  (i) DETERMINATION OF ALLOWED SECURED TAX CLAIM.These Classes are comprised of Secured Tax Claims against the Debtors for unpaid taxes for which a particular governmental unit Taxing Authority has a valid Lien against Estate Property. The Debtors estimate that the total amount of unpaid Secured Tax Claims and Indemnifiable Secured Tax Claims is $__________. If there is more than one Allowed Secured Tax Claim in a particular Class, then each Allowed Secured Tax Claim in that Class shall be classified in a separate subclass. Likewise, if there is more than one Class 2.1H Allowed Indemnifiable Secured Tax Claim, then each Class 2.1H Allowed Indemnifiable Secured Tax Claim will be classified in a separate subclass. The Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Tax Claim or Indemnifiable Secured Tax Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

                  (ii) TREATMENT OF ALLOWED SECURED TAX CLAIMS AND ALLOWED INDEMNIFIABLE SECURED TAX CLAIMS.Allowed Secured Tax Claims and Class 2.1H Allowed Indemnifiable Secured Tax Claims shall be satisfied in full at the election of the Consolidated Debtors, which shall be made on or before the Effective Date, by (i) the execution and issuance of a Plan Note in favor of a holder of an Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim, (ii) the conveyance of any Estate Property constituting the collateral of the holder of the Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim to the extent of the amount of such Allowed

         Claim, or (iii) an agreement between the Debtors and the holder of an Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim. Any Estate Property securing an Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim remaining after full satisfaction of that Claim shall remain Estate Property free and clear of all Liens. Any Plan Note issued in satisfaction of an Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim shall contain the following general terms and conditions:


                           o Principal: The amount of the Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim;

                           o        Interest: Six percent (6%) per annum;

                           o Maturity: Six (6) years from the date the Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim was originally assessed;

                           o Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the Maturity Date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  Each holder of an Allowed Secured Tax Claim or Allowed Indemnifiable Secured Tax Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.2.2.2 of the Plan), or until an earlier date agreed to by the holder of the such Claim and the Consolidated Debtor.

                  Subject to the limitations contained in Bankruptcy Code
         section 502(b)(3), if the holder of an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 5.2 General Unsecured Claim or Class 5.2H Indemnifiable General Unsecured Claim or (ii) a Priority Unsecured Tax Claim.

                  d. TREATMENT OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIMS

                  (i) DETERMINATION OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIM.This Class is comprised of Non-Indemnifiable Secured Tax Claims against the EOTT GP for unpaid taxes for which a particular governmental unit Taxing Authority has a valid Lien against Estate Property. Because of the nature of Class 2.2H Non-Indemnifiable Secured Tax Claims, the Debtors are unable to reasonably estimate the total amount of such Claims. If there is more than one Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim, then each Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim shall be classified in a separate subclass. EOTT GP may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Class 2.2H Non-Indemnifiable Secured Tax Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

                  (ii) TREATMENT OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIMS.Class 2.2H Allowed Non-Indemnifiable Secured Tax Claims shall be satisfied in full at the election of EOTT GP, which shall be made on or before the Effective Date, by (i) the conveyance of any Estate Property constituting the collateral of the holder of the Allowed Non-Indemnifiable Secured Tax Claim to the extent of the amount of such Allowed Claim or (ii) an agreement between EOTT GP and the holder of an Allowed Non-Indemnifiable Secured Tax Claim. Any Estate Property securing an Allowed Non-Indemnifiable Secured Tax Claim remaining after full satisfaction of that Claim shall remain Estate Property free and clear of all Liens.

                  Each holder of a Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim shall retain any Liens securing the Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.3.2.1 of the Plan), or until an earlier date agreed to by the holder of such Allowed Non-Indemnifiable Secured Tax Claim and EOTT GP.

                  Subject to the limitations contained in Bankruptcy Code
         section 502(b)(3), if the holder of a Class 2.2H Allowed
         Non-Indemnifiable Secured Tax Claim has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 5.3 Non-Indemnifiable General Unsecured Claim or
         (ii) a Priority Unsecured Tax Claim.

                  e. TREATMENT OF ALLOWED ENRON SECURED CLAIMS (CLASSES 3.1A, 3.1B, 3.1C, 3.1D, 3.1E, 3.1F, 3.1G AND 3.1H)

         These Classes are comprised of the Allowed Secured Claims of the Enron Parties against the Debtors, which were granted to the Enron Parties as part of the overall compromise between Enron and the Debtors set forth in the Enron Settlement Agreement. The total principal amount of the Enron Secured Claims is $6,211,673.13 million. All Claims of the Enron Parties, including any Secured Claims, shall be fully satisfied pursuant to the terms and conditions of the Enron Settlement Agreement as approved by the Bankruptcy Court. On and after the Effective Date, the Enron Settlement Agreement (including the release and indemnity described therein) and the documents and instruments to be executed in connection therewith shall continue to represent the binding obligations of the applicable Debtors as reorganized and shall be enforceable in accordance with their respective terms and conditions.

                  f. TREATMENT OF ALLOWED TRADE PARTNER SECURED CLAIMS (CLASSES 3.2A, 3.2B, 3.2C, 3.2D, 3.2E, 3.2F, AND
                           3.2G)

         These Classes represent the Allowed Secured Claims of Trade Partners against the Debtors. The Debtors estimate that the aggregate amount of Allowed Trade Partners Secured Claims is $__________. If there is more than one Allowed Trade Partner Secured Claim in a particular Class, then each such Claim in that Class shall be classified in a separate subclass. Allowed Trade Partner Secured Claims shall be paid in full by the Consolidated Debtors pursuant to the existing payment terms and conditions governing any particular Allowed Trade Partner Secured Claim. Each holder of an Allowed Trade Partner Secured Claim shall retain any Liens securing the Allowed Trade Partner Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Trade Partner Secured Claim and the Consolidated Debtors.

                  g. TREATMENT OF ALLOWED M&M LIENHOLDER SECURED CLAIMS (CLASSES 3.3A, 3.3B, 3.3C, 3.3D, 3.3E, 3.3F, AND
                           3.3G)

                  (i) DETERMINATION OF ALLOWED M&M LIENHOLDER SECURED CLAIMS.These Classes are comprised of Secured Claims against the Consolidated Debtors held by mechanics or materialmen that are secured by a Lien arising under applicable state law to the extent such Lien is properly and timely perfected in accordance with the applicable state law and the Bankruptcy Code. The Consolidated Debtors estimate that the aggregate amount of Allowed M&M Lienholder Secured Claims is $__________. If there is more than one Allowed M&M Lienholder Secured Claim in a particular class, then each such Claim in that class will be classified in a separate subclass. The Consolidated Debtors may (i) seek a determination under the Bankruptcy Code and Bankruptcy Rules regarding the allowability of any M&M Lienholders Secured Claim and
         (ii) initiate litigation to determine the amount, extent, validity, and priority of any Lien securing any M&M Lienholder Secured Claim.

                  (ii) TREATMENT OF ALLOWED M&M LIENHOLDER SECURED CLAIMS. Allowed M&M Lienholder Secured Claims shall be satisfied by the Consolidated Debtors executing and issuing a Plan Note on the Closing Date to the holder of any Allowed M&M Lienholder Secured Claim. The Plan Note shall contain the following general terms:

                           o Principal: The amount of the Allowed Secured Tax Claim;

                           o        Interest: Six percent (6%) per annum;

                           o Maturity: Six (6) years from the date the note executed;

                           o Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the Maturity Date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  Each holder of an Allowed M&M Lienholder Secured Claim shall retain any Liens securing such Allowed Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed M&M Lienholder Secured Claim and the Consolidated Debtors.

                  h. TREATMENT OF ALLOWED OTHER SECURED CLAIMS AND ALLOWED INDEMNIFIABLE OTHER SECURED CLAIMS (CLASSES 3.4A, 3.4B, 3.4C, 3.4D, 3.4E, 3.4F, 3.4G AND 3.2H)

                  (i) DETERMINATION OF ALLOWED OTHER SECURED CLAIMS AND ALLOWED INDEMNIFIABLE OTHER SECURED CLAIMS.These Classes are comprised of Other Secured Claims and Indemnifiable Other Secured Claims that are not treated within another Class under the Plan. The Debtors estimate that the total amount of unpaid Other Secured Claims and Indemnifiable Other Secured Claims is approximately $__________. If there is more than one Allowed Other Secured Claim in a particular Class, then each Allowed Other Secured Claim in that Class shall be classified in a separate subclass. Likewise, if there is more than one Class 3.1H Allowed Indemnifiable Other Secured Claim, then each Class 3.1H Allowed Indemnifiable Other Secured Claim shall be classified in a separate subclass. The Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim or Indemnifiable Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

                  (ii) TREATMENT OF ALLOWED OTHER SECURED CLAIMS.Allowed Other Secured Claims and Allowed Indemnifiable Other Secured Claims shall be satisfied in full at the election of the Consolidated Debtors by (i) the execution and issuance of a Plan Note in favor of a holder of an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims, (ii) the conveyance of any Estate Property constituting the collateral of the holder of the Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims to the extent of the amount of such Allowed Claim, or (iii) an agreement between the Consolidated Debtors and the holder of an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims. Any Estate Property securing an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims remaining after full satisfaction of that Claim shall remain Estate Property free and clear of all Liens. Any Plan Note issued in satisfaction of an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims shall contain the following general terms and conditions:

                           o Principal: The amount of the Allowed Secured Tax Claim or Allowed Indemnifiable Other Secured Claims;

                           o        Interest: Six percent (6%) per annum;

                           o        Maturity: Six (6) years from the date the
                                    note is executed;

                           o Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the Maturity Date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  Each holder of an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.7.2.2 of the Plan), or until an earlier date agreed to by the holder of the Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claims and the Consolidated Debtors.

                  If the holder of an Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claim has a deficiency claim, such Claim shall be treated under the Plan as a Class 5.2 General Unsecured Claim or Class 5.2H Indemnifiable General Unsecured Claim, as applicable.

                  i. TREATMENT OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIMS

                  (i) DETERMINATION OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIMS.These Classes are comprised of Non-Indemnifiable Other Secured Claims against EOTT GP that are not treated within another Class under the Plan. Because of the nature of Class 3.3H Non-Indemnifiable Other Secured Claims, EOTT GP is unable to reasonably estimate the total amount of such Claims. If there is more than one Class 3.3H Allowed Non-Indemnifiable Other Secured Claim, then each Class 3.3H Allowed Non-Indemnifiable Other Secured Claim shall be classified in a separate subclass. EOTT GP may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Class 3.3H Non-Indemnifiable Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

                  (ii) TREATMENT OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIMS.

                  Class 3.3H Allowed Non-Indemnifiable Other Secured Claims shall be satisfied in full at the election of EOTT GP, which shall be made on or before the Effective Date, by (i) the conveyance of any Estate Property constituting the collateral of the holder of the Allowed Non-Indemnifiable Other Secured Claim to the extent of the amount of such Allowed Claim or (ii) an agreement between EOTT GP and the holder of an Allowed Non-Indemnifiable Other Secured Claim. Any collateral remaining after satisfaction of such Allowed Non-Indemnifiable Other Secured Claim shall remain Estate Property, free and clear of any Liens.

                  Each holder of a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim shall retain any Liens securing the Class 3.3H Allowed Non-Indemnifiable Other Secured Claim until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.8.2.1 of the Plan), or until an earlier date agreed to by the holder of such Claim and EOTT GP.

                  If the holder of a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim has a deficiency claim, such Claim shall be treated as a Class 5.3H Non-Indemnifiable General Unsecured Claim.

                  j. TREATMENT OF ALLOWED SENIOR NOTE CLAIMS (CLASSES 4A, 4B, 4C, 4D, 4E, 4F, 4G AND 4H)

         These Classes are comprised of the Claims held by the Noteholders against the Debtors arising under the Senior Notes. The total principal amount of Allowed Senior Notes Claims is $235,000,000. Each holder of an Allowed Senior Note Claim will receive:

                           o        a Pro Rata Share of the New Notes;

                           o        a Pro Rata Share of the Class 4 LLC
                                    Distribution;

                           o        the Class 6 LLC Distribution; and

                           o        the LLC Warrant Distribution.

Notwithstanding the foregoing treatment, each holder of an Allowed Senior Note Claim irrevocably divests its right to receive the Class 6 LLC Distribution and the LLC Warrant Distribution in favor of the holders of Class 6.1A Allowed Common Units by directing the Debtors to distribute the Class 6 LLC Distribution and the LLC Warrant Distribution to the holders of Class 6.1A Allowed Common Units in accordance with the terms of the Plan.

                  k. TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASSES 5.1A, 5.1B, 5.1C, 5.1D, 5.1E, 5.1F, 5.1G AND 5.1H)

         These Claims consist of the General Unsecured Claim (otherwise classified in Class 5.1) and Indemnifiable General Unsecured Claims (otherwise classified in Class 5.1H) in an amount (a) equal to or less than $10,000.00 or
(b) greater than $10,000.00, but which is reduced to $10,000.00 by written election of the holder thereof made on a validly executed and timely delivered Ballot. The Debtors estimate that the aggregate amount of General Unsecured Claims and Indemnifiable General Unsecured Claims that are equal to or less than $10,000 is $__________. All Allowed General Unsecured Claims or Indemnifiable General Unsecured Claims (other than Intercompany Claims) held by a single Creditor will be aggregated and treated as a single Allowed General Unsecured Claim or Indemnifiable General Unsecured Claims for purposes of determining the amount of the Convenience Claim. The post-petition assignment of Allowed General Unsecured Claims or Indemnifiable General Unsecured Claims shall not consolidate such Claims owed to separate Creditors on the Petition Date for purposes of determining the amount of a Convenience Claim. Each holder of an Allowed Convenience Claim or shall be paid, on the Effective Date or as soon thereafter as practicable, Cash in an amount equal to the lesser of (i) ten thousand dollars ($10,000.00) or (ii) the Allowed amount of each Convenience Claim; provided, however, that if the total amount of Convenience Claims exceeds $1.5 million, each holder of a Convenience Claim shall receive a Pro Rata Share of $1.5 million. The total amount of Allowed Convenience Claims to be paid by the Debtors shall not exceed $1.5 million. Creditors with a Claim or Claims in a total amount greater than $10,000.00 who elect to have their Claim(s) treated as a Convenience Claim waive the remainder of their Claim(s), and shall not be entitled to any other Distribution under the Plan.

                  l. TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS AND ALLOWED INDEMNIFIABLE GENERAL UNSECURED CLAIMS (CLASSES 5.2A, 5.2B, 5.2C, 5.2D, 5.2E, 5.2F, 5.2G AND
                           5.2H)

         These Claims consist of Allowed General Unsecured Claims and Allowed Indemnifiable General Unsecured Claims that are not treated within another Class under the Plan. The Debtors scheduled General Unsecured Claims and Indemnifiable General Unsecured Claims in the total amount of $____________ in their Schedules of Assets and Liabilities. Each holder of an Allowed General Unsecured Claim (excluding such Claims constituting an Intercompany Claim) shall receive a Pro Rata Share of the Class 5.2 Distribution.

                  m. TREATMENT OF CLASS 5.3H ALLOWED NON-INDEMNIFIABLE GENERAL UNSECURED CLAIMS.

         These Claims consist of Allowed Non-Indemnifiable General Unsecured Claims against EOTT GP not are not treated within another Class under the Plan. Because of the nature of Class 5.3H Non-Indemnifiable General Unsecured Claims, EOTT GP is unable to reasonably estimate the total amount of such Claims. Each holder of a Class 5.3H Allowed Non-Indemnifiable General Unsecured Claim shall receive a Pro Rata Share of the EOTT GP Cash.

                  n.       TREATMENT OF ALLOWED EQUITY INTERESTS OF EOTT (CLASS
                           6.1A)

         This Class is comprised of Equity Interests in EOTT. Class 6.1A Common Units in EOTT shall be canceled and extinguished effective on the Effective Date; however, notwithstanding such cancellation and consistent with section 4.9 of the Plan, each holder (on the Effective Date) of a Class 6.1A Allowed Common Unit shall receive from the Debtors:

                  o        the Class 6 LLC Distribution; and

                  o        the LLC Warrant Distribution.

                  O. TREATMENT OF ALLOWED GP UNITS (CLASS 6.2A), ALLOWED SUBORDINATED UNITS (CLASS 6.3A), AND ALLOWED ADDITIONAL PARTNERSHIP INTERESTS (CLASS 6.4A)

         These Classes are comprised of Allowed GP Units, Allowed Subordinated Units, and Allowed Additional Partnership Interests. Class 6.2A GP Units, Class 6.3A Subordinated Units, and Class 6.4A Additional Partnership Interests shall be canceled and extinguished effective on the Effective Date, and holders of such Equity Interests shall not receive or retain anything on account of such Equity Interests.

                  p. TREATMENT OF EQUITY INTERESTS (CLASSES 6B, 6C, 6D, 6E, 6F, AND 6G)

         These Classes are comprised of Allowed Equity Interests in EOTT Finance, EOTT LLC, EOTT OLP, EOTT Pipeline, EOTT Canada, and EOTT Liquids. Each holder of an Allowed Equity Interest in Classes 6B, 6C, 6D, 6E, 6F, and 6G shall retain its Equity Interest under the Plan, but shall not be entitled to receive any Distribution under the Plan.

                                  ARTICLE VIII
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN


A.       INTRODUCTION

         The Plan will be implemented through the reorganization of the Debtors' corporate structure and a restructuring of the Debtors' debt obligations. The Debtors' reorganization will also be accomplished, in part, through a compromise reached among the Debtors and the Enron Parties, which will completely divorce the Debtors from any affiliation with the Enron Parties. The Debtors will be substantively consolidated for purposes of satisfying the Claims asserted against them. Distributions to creditors will be funded through the Exit Credit Facility and from the revenues generated from the Debtors' ongoing business operations. The following discussion outlines the general terms of contemplated reorganization of the Debtors' corporate structure and the actions that will be taken to close the transactions contemplated by the Plan.

B.       SUBSTANTIVE CONSOLIDATION

         On the Effective Date, the Debtors (except EOTT GP) and their respective Estates will be substantively consolidated. EOTT GP and its Estate will not be substantively consolidated and will remain distinct from the Consolidated Debtors. As a result of such substantive consolidation, (i) all Intercompany Claims by and among the Debtors (including EOTT GP) will be eliminated, (ii) any obligation of any of the Consolidated Debtors and all guarantees thereof executed by any of the Consolidated Debtors will be deemed to be an obligation of each of the Consolidated Debtors, (iii) any Claim filed or asserted against any of the Consolidated Debtors will be deemed a Claim against each of the Consolidated Debtors, (iv) for purposes of determining the availability of any right of setoff under Bankruptcy Code section 553, the Consolidated Debtors will be treated as one entity so that (subject to the other provisions of Bankruptcy Code section 553) debts due to any of the Consolidated Debtors may be offset against the debts owed by any of the Consolidated Debtors. On the Effective Date, and in accordance with the terms of the Plan, all Claims based on guarantees of collection, payment, or performance made by any Consolidated Debtor concerning the obligations of another Consolidated Debtor shall be discharged, released, and without further force or effect. The substantive consolidation of the Consolidated Debtors shall not constitute or effectuate a merger of the corporate or other legal identities of the Consolidated Debtors, and the Consolidated Debtors' respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan. The Consolidated Debtors shall not be responsible for the satisfaction of any Allowed Non-Indemnifiable Claims against EOTT GP, and the holders of such claims shall not be entitled to any Distributions from the Consolidated Debtors or their respective Estates. Except as otherwise expressly provided for in the Plan, Allowed Non-Indemnifiable Claims shall be satisfied solely by EOTT GP and/or its Estate.

C.       THE CLOSING

         A Closing of the transactions required and contemplated under the Plan will take place on the Effective Date at the offices of the Debtors' counsel. At the Closing, the transactions required or contemplated under the Plan will be consummated. Specifically, the following transaction will take place at or before the Closing:

         1. CANCELLATION OF THE INDENTURE AND SENIOR NOTES AND AMENDMENT OF THE INDENTURE AND ISSUANCE OF THE NEW NOTES

         On the Effective Date, the Senior Note Indenture will be terminated and canceled and rendered of no further force and effect; provided, however, that the cancellation of the Senior Note Indenture shall not (i) impair the rights of the Noteholders under the Plan nor (ii) impair the rights of the Indenture Trustee under the Plan, including the lien and priority rights of the Indenture Trustee under the Senior Note Indenture. The Senior Note Indenture will continue in effect to the extent necessary (a) for the Indenture Trustee to receive and make Distributions under the Plan of the New Notes and New LLC Units and (b) to maintain the validity of the charging lien granted to the Indenture Trustee under the Senior Note Indenture. Also on the

Effective Date, the Senior Notes will be canceled and shall be null and void, and the Senior Notes shall evidence no rights, except the right to receive Distributions under the Plan. All canceled Senior Notes held by the Indenture Trustee will be disposed of in accordance with the customary procedures under the Senior Note Indenture, unless the Debtors request the Indenture Trustee to return the canceled Senior Notes to the applicable Debtors.

         EOTT Energy LLC will take all necessary action to (i) execute the New Indenture and (ii) issue, distribute, and transfer the New Notes to the Indenture Trustee for subsequent distribution to the holders of Allowed Senior Note Claims in accordance with the terms of the Plan.

         2.       REORGANIZATION OF THE DEBTORS' CORPORATE STRUCTURE

         The Debtors' existing corporate structure will be slightly reorganized at or before the Closing. On or before the Effective Date, all necessary action shall be taken to form EOTT Energy LLC as a wholly-owned subsidiary of EOTT. EOTT Energy LLC shall be formed as a limited liability company under Delaware state law. The board of managers of EOTT Energy LLC will consist of seven (7) individuals, who will be selected before the Confirmation Hearing. The Consenting Holders shall select six (6) members of the initial board of managers. The remaining member of the initial board of managers will be the chief executive officer of EOTT LLC. The officers of EOTT Energy LLC will be selected pursuant to and in the manner provided for in the EOTT Energy LLC Agreement.

         EOTT Energy LLC will authorize and issue the New LLC Units to the holders of Allowed Senior Note Claims and holders of Allowed Common Units in accordance with the terms of the Plan. EOTT Energy LLC will also authorize and issue the LLC Warrants to the holders of Allowed Common Units in accordance with the terms of the Plan. The number of units of EOTT Energy LLC to be issued to former holders of common units was calculated by dividing the number of currently outstanding units by 0.05185 and rounded up or down to the next whole share in an appropriate manner such that the maximum aggregate number of New LLC Units purchaseable on exercise of the LLC Warrants does not exceed 957,981. While this is effectively like a reverse stock split, the New LLC Units will be in a different entity. Holders of the Common Units are to receive 3% of the total units after the restructuring and the Noteholders are to receive the remaining 97% of the New LLC Units. The New LLC Units will be subject to dissolution through exercise of the LLC Warrants.

         The exercise price for the LLC Warrants is $12.50. This price is calculated based on the original price of $.25 per unit multiplied times 50 (because a Common Unit holder would have to acquire 50 of the Common Units to equal the value of one of the New LLC Units).

         EOTT will transfer all of its Equity Interests in EOTT LLC to EOTT Energy LLC. EOTT will then authorize and issue the New GP Unit to EOTT LLC and the New LP Unit to EOTT Energy LLC. Additionally, the EOTT Partnership Agreement will be amended to consummate the Plan and to conform to the form of the partnership agreements of the EOTT Operating Subsidiaries.

         On or before the Effective Date, EOTT Energy LLC and EOTT LLC shall enter into the Employee Service Agreement (in a form similar to the current service agreement between EOTT GP and EOTT LLC). Under the Employee Service Agreement, EOTT Energy LLC shall provide all of the employees and services needed by EOTT LLC in its capacity as the general partner of EOTT and the EOTT Operating Subsidiaries. EOTT Energy LLC may implement a management incentive plan for key employees and directors of EOTT Energy LLC. Under the management incentive plan, up to 1,240,000 of the New LLC Units shall be reserved for issuance pursuant to options or restricted New LLC Units. The management incentive plan will be administered by the compensation committee of the board of managers of EOTT Energy LLC.

         As a result of the foregoing transactions, the Debtors' corporate structure will be reorganized around EOTT Energy LLC, which will essentially take the place of EOTT LLC in the Debtors' business operations. The shares of EOTT GP will be extinguished and EOTT GP will be liquidated. Neither Enron nor any of the other Enron Parties will have any affiliation with the Debtors postconfirmation.

         Following the restructuring, the ownership of EOTT LLC will be as follows:


                                                                           PERCENTAGE OWNERSHIP
                                                                           --------------------
                                                                                             AFTER LLC             AFTER ISSUANCE
                                                NUMBER OF                AFTER                WARRANT              OF MANAGEMENT
                 HOLDER                        NEW LLC UNITS          RESTRUCTURING          EXERCISE                   UNITS
----------------------------------------       -------------          -------------        -------------           -------------
Holders of Common Units                              369,520(1)                 3.0%                10.0%(2)                9.17%(2)
Noteholders                                       11,950,000                   97.0%                90.0%                   82.5%
Management of EOTT Energy LLC                      1,200,000                     --                   --                    8.29%

----------

(1) Does not include up to 957,981 LLC Units to be issued

(2) Includes 957,981 LLC Units that may be issued upon exercise of the LLC Warrants

         3.       EXECUTION AND ISSUANCE OF PLAN NOTES AND MASTER CREDITOR NOTE

         The Claims held by certain Classes of Creditors will be evidenced by and paid pursuant to various Plan Notes and the Master Creditor Note. The Debtors will execute any and all Plan Notes contemplated and required under the Plan at the Closing. Any and all Plan Notes shall be issued and delivered to the applicable Creditor(s) in accordance with the terms of the Plan. The Debtors shall also execute the Master Creditor Note and deliver the Master Creditor Note to the Disbursing Agent. The Disbursing Agent shall hold the Master Creditor Note for the benefit of the holders of Allowed General Unsecured Claims. The Master Creditor Note will contain the following general terms and conditions:

                  (i) Principal: The amount equal to the lesser of (i) fifty percent (50%) of the aggregate amount of all Class 5.2 Allowed General Unsecured Claims and Class 5.2H Allowed Indemnifiable General Unsecured Claims or (ii) $4,000,000.00;

                  (ii)     Interest: Six percent (6%) per annum;

                  (iii) Maturity: The fourteenth (14th) payment date following the date the note is executed;

                  (iv) Payment Terms: Consecutive equal installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the first day of the month that immediately follows the six (6) month anniversary of the date of execution of the note, with the remaining payments due on the first day of every sixth (6th) month thereafter, until the maturity date. The Master Creditor Note may be prepaid in whole or in part at any time without penalty.

         4.       CONSUMMATION OF THE EXIT CREDIT FACILITY

         The Debtors' postconfirmation business operations will be funded through advances under the Exit Credit Facility, which shall be executed between the Debtors and Standard Chartered Bank, the Debtors' postpetition lender. At the Closing, the Debtors will take all actions (including the execution of any documents) necessary to consummate the Exit Credit Facility.

         5.       CONSUMMATION OF THE ENRON SETTLEMENT AGREEMENT

         At the Closing and to the extent not already performed during the Bankruptcy Case, the Debtors and the Enron Parties will take all actions (including the execution of the EOTT Note, the EOTT Guarantee, and any other documents) necessary to consummate and effectuate the Enron Settlement Agreement.

         6.       ESTABLISHMENT OF RESERVE ACCOUNTS

         The Debtors will establish and fund separate segregated, interest-bearing accounts to pay Administrative Claims and Priority Claims. Those bank accounts are referred to in the Plan as the Administrative Claims Reserve and Priority Claims Reserve, respectively.

         7.       LIQUIDATION OF EOTT GP

         Following the Effective Date, EOTT GP will conduct an orderly liquidation of its Estate consistent with the terms and conditions of the Plan. Any Cash realized from the liquidation of EOTT GP's Estate shall constitute EOTT GP Cash, and shall be distributed in accordance with the Plan. Following the completion of the liquidation process, EOTT GP will be dissolved in accordance with applicable law.

                                   ARTICLE IX
             PRO FORMA FINANCIAL PROJECTIONS, FEASIBILITY AND RISKS

A.       FINANCIAL PROJECTIONS AND FEASIBILITY

         The Debtors have analyzed their ability to meet their obligations under the Plan, and as part of that analysis have prepared their preliminary projected financial projections (the "FINANCIAL PROJECTIONS") from February 2003 through December 2007 (the "FORECAST PERIOD"). The Financial Projections are attached to the Disclosure Statement as EXHIBIT D. Based on the Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan, and therefore confirmation of the Plan is not likely to be followed by a liquidation or need for further restructuring. The Financial Projections may be subject to further modifications.

         The Financial Projections are based on the general assumptions that the Plan will be confirmed by the Bankruptcy Court and that the Effective Date of the Plan will occur in February 2003. While the forecasts and information are based on an Effective Date in February 2003, the Debtors reasonably believe that an actual Effective Date later in the first quarter of 2003 (or even in the second quarter of 2003) would not have any material effect on the Financial Projections.

         The Debtors have prepared the Financial Projections based on certain assumptions that they believe are reasonable under the circumstances. Those assumptions that the Debtors consider significant are described in the Financial Projections. The Financial Projections have not been compiled or examined by independent accountants. The Debtors make no representations regarding the accuracy of the Financial Projections or their ability to achieve the forecasted results. Many of the assumption underlying the Financial Projections are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate financial results. Therefore, the actual results achieved during the Forecast Period may vary from the forecasts, and the variations may be material. In evaluating the Plan, Claimholders and Interestholders are urged to examine carefully all of the assumptions underlying the Financial Projections.

B.       RISKS ASSOCIATED WITH THE PLAN

         Both the confirmation and consummation of the Plan are subject to a number of risks. Specifically, there are certain risks inherent in the reorganization process under the Bankruptcy Code. If certain standards set forth in the Bankruptcy Code are not met, the Bankruptcy Court will not confirm the Plan even if Claimholders and Interestholders accept the Plan. Although the Debtors believe that the Plan meets such standards, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court were to determine that such requirements were not met, it could require the Debtors to re-solicit acceptances, which could delay and/or jeopardize confirmation of the Plan. The Debtors believe that the solicitation of votes on the Plan will comply with Bankruptcy Code section 1126(b) and that the Bankruptcy Court will confirm the Plan. The Debtors, however, can provide no assurance that modifications of the Plan will not be required to obtain confirmation of the Plan, or that such modifications will not require a re-solicitation of acceptances.

                                    ARTICLE X
                  ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS


         There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Bankruptcy Case, (b) the Bankruptcy Case could be converted to a liquidation case under chapter 7 of the Bankruptcy Code, or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

A.       DISMISSAL

         The most remote possibility is dismissal. If the Bankruptcy Case were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. Dismissal would force a race among creditors to take over and dispose of the Debtors' available assets. Even the most diligent unsecured creditors would likely fail to realize any significant recovery on their claims.

B.       CHAPTER 7 LIQUIDATION

         A straight liquidation bankruptcy, or chapter 7 case, requires liquidation of the bankruptcy debtor's assets by an impartial trustee. In a chapter 7 case, the amount unsecured creditors receive depends on the net estate available after all assets of the debtor have been reduced to cash. The cash realized from liquidation of the debtor's assets would be in accordance with the order of distribution prescribed in Bankruptcy Code section 507.

         If the Plan is not confirmed, it is likely that the Debtors' chapter 11 case will be converted to a case under chapter 7 of the Bankruptcy Code, in which case a trustee would be appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, Secured Claims, Administrative Claims, Priority Unsecured Non-Tax Claims, and Priority Unsecured Tax Claims are entitled to be paid in full before unsecured creditors receive any funds.

         If the Debtors' chapter 11 case is converted to chapter 7, the present Administrative Claims may have a priority lower than priority claims generated by the chapter 7 case, such as the chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

         If the bankruptcy case is converted, the Bankruptcy Court would appoint a trustee to liquidate the Debtors' property and assets and distribute the proceeds to creditors in accordance with the Bankruptcy Code's priority scheme. It is likely that the chapter 7 trustee would have little or no experience or knowledge of the Debtors' businesses or their records or assets. A substantial period of education would be required in order for any chapter 7 trustee to wind the case up effectively.

         The chapter 7 trustee would be entitled to receive the compensation allowed under Bankruptcy Code section 326. The trustee's compensation is based on 25% of the first $5,000 or less; 10% of any amount in excess of $5,000 but not in excess of $50,000; 5% of any amount in excess of $50,000 but not in excess of $1 million; and reasonable compensation not to exceed 3% of any amount in excess of $1 million, on all funds disbursed or turned over in the bankruptcy case by the trustee to parties in interest (excluding the Debtors, but including the holders of Secured Claims). The trustee's compensation would be paid as a cost of administration of the chapter 7 estate, and may have priority over the costs and expenses incurred in the chapter 11 case and any payment to unsecured creditors.

         It is also likely that the chapter 7 trustee would retain his own professionals (including attorneys and financial advisors) whose fees would also constitute priority claims in the chapter 7 case, with a priority that may be higher than those claims arising as part of the administration of the chapter 11 case.

         The Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to Claimholders than those provided for in the Plan. As previously noted, conversion to chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee and (b) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations. In a chapter 7 liquidation, it is very possible that general unsecured creditors would receive greatly diminished recovery on their claims.

         Attached to this Disclosure Statement as EXHIBIT E is a chart setting forth a liquidation analysis of the Debtors' bankruptcy estates, which may be subject to further revision. The Debtors believe that the liquidation analysis is reasonable and conservative. Parties are urged to review the notes and assumptions accompanying the liquidation analysis contained in EXHIBIT E.

C.       ALTERNATIVE PLAN

         Because the Debtors have filed the Plan and seek its confirmation during the respective exclusive periods established under the Bankruptcy Code, no other alternative plans can be proposed at this time. Nonetheless, even if an alternative plan were proposed, it would likely propose a sale of assets and a liquidation of the Debtors and the distribution of resulting Cash to Claimholders, or an internal restructuring similar to that contemplated in the Plan. In comparison to the Debtors' Plan, such an alternative plan would likely not provide any greater return to creditors and any return could be even less, due to the additional time and expense necessary to obtain approval of an alternative plan.

                                   ARTICLE XI
                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN


         The following discussion summarizes certain material U.S. federal income tax consequences of the implementation of the Plan to the Debtors, Claimholders, and Interestholders. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "IRC"), existing and proposed Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and pronouncements of the IRS in effect on the date of this Disclosure Statement. Subsequent changes in these rules could significantly affect the federal income tax consequences described below.

         The material U.S. federal income tax consequences of the Plan are complex and subject to uncertainties. This summary does not address state, local, or foreign tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations, or investors in pass through entities).

         Except as provided herein, the Debtors have not requested a ruling from the IRS or an opinion with respect to any of the tax aspects of the Plan. There can be no assurance that the IRS or a court will agree with this discussion of material federal income tax consequences. The costs of any contest with the IRS will be borne directly or indirectly by Claimholders and Interestholders. Further, the Debtors cannot assure you that their treatment or an investment in it will not be significantly modified by future legislative or administrative changes or court decisions. Any modification may or may not be retroactively applied.

THE FOLLOWING SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A PARTICULAR CREDITOR. ALL CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM UNDER THE PLAN.

A.       EOTT'S PARTNERSHIP STATUS

         For Federal income tax purposes: (i) EOTT LLC and its Operating Subsidiaries each will be treated as a partnership for Federal income tax purposes; and (ii) owners of New LLC Units (with some exceptions, as described in "Ownership and Disposition of New LLC Units - Tax Treatment of Unitholders - Status as a Partner" below) will be treated as partners of EOTT LLC (but not partners of the Operating Subsidiaries).

         Based on applicable federal income tax law, EOTT LLC believes that it and each of its Operating Subsidiaries have been and will be classified as a partnership for federal income tax purposes. This conclusion is based upon the following facts:

         o Neither EOTT LLC nor any of its Operating Subsidiaries have elected or will elect to be treated as an association taxable as a corporation;

         o For each taxable year, EOTT has derived and will continue to derive less than 10% of its gross income from sources other than (i) the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resource, including oil, gas, or products thereof and naturally occurring carbon dioxide, or (ii) other items of income that will be "qualifying income" within the meaning of IRC Section 7704(d); and

         o EOTT LLC and each of its Operating Subsidiaries have been and will continue to be organized and will be operated in accordance with (i) all applicable limited liability company and partnership statutes, (ii) the EOTT LLC Agreement and the Operating Subsidiaries' partnership agreements and (iii) the description of these entities' operations in this Disclosure Statement.

         IRC Section 7704 provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception (the "NATURAL RESOURCE EXCEPTION") exists with respect to publicly-traded partnerships 90% or more of the gross income of which for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation and trading of oil and petroleum products and natural gas processing as conducted by EOTT LLC. Other types of qualifying income generally include interest (from other than a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. EOTT LLC estimates that less than 5% of its gross income is not qualifying income under this test; however, this estimate could change from time to time. Thus, EOTT LLC believes that at least 95% of its gross income constitutes qualifying income.

         For the first taxable year, if any, that EOTT LLC fails to meet the Natural Resource Exception (other than a failure determined by the IRS to be inadvertent that is cured within a reasonable time after discovery), EOTT LLC will be treated as if it transferred all of its assets (subject to liabilities) to a newly-formed corporation in return for stock in the corporation and then distributed the stock to unitholders in liquidation of their interests in EOTT LLC. This contribution and liquidation should be tax-free to unitholders and EOTT LLC, so long as EOTT LLC, at such time, does not have liabilities in excess of the tax basis of its assets. Thereafter, EOTT LLC would be treated as a corporation for Federal income tax purposes.

         If EOTT should have been treated as an association or otherwise taxable as a corporation prior to the Reorganization (including as a result of the Reorganization), then the Federal income tax consequences of the Reorganization would differ greatly from those discussed below. For example, a corporate entity in bankruptcy would likely not have cancellation of debt as a result of the Reorganization, although it would be required to reduce certain of its tax attributes. In addition, with respect to the exchange of the Senior Notes for

New Notes and equity in the corporate entity, such exchange would qualify as a tax-free recapitalization to the Senior Note Holders, assuming the Senior Notes and New Notes constituted securities for Federal income tax purposes and certain other requirements were met. With respect to the Existing Partners who receive LLC Warrants, such holders might have been deemed to have exchanged certain of their common units for the LLC Warrants in the tax-free recapitalization. Each person should consult, and should depend on, its own tax advisor in analyzing the tax consequences to it in the event that EOTT is treated as an association or it is otherwise taxable as a corporation prior to the Reorganization.

         If EOTT LLC were treated as an association or otherwise taxable as a corporation in any taxable year as a result of a failure to meet the Natural Resource Exception or otherwise, EOTT LLC's items of income, gain, loss, deduction and credit would be reflected only on EOTT LLC's tax return rather than being passed through to its unitholders, and EOTT LLC's net income would be taxed at the entity level at corporate rates. In addition, any distribution made to the unitholders would be treated as either taxable dividend income (to the extent of EOTT LLC's current or accumulated earnings and profits), a nontaxable return or capital (in the absence of earnings and profits, but only to the extent of a unitholder's tax basis in its New LLC Units) or taxable capital gain (after such tax basis in the New LLC Units is reduced to zero). Accordingly, EOTT LLC's treatment as an association taxable as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return.

         The discussion below is based on the assumption that EOTT LLC will continue to be classified as a partnership for Federal income tax purposes.

B.       THE REORGANIZATION

         Pursuant to the Plan, the interests of all of EOTT's existing general and limited partners, including Common Units, Subordinated Units, Additional Partnership Interests and the GP Interest, and the currently outstanding Senior Notes will be cancelled. Also, the limited liability company membership interests in EOTT LLC will be cancelled, and its limited liability company agreement will be amended and restated. Holders of cancelled Common Units will receive for each cancelled Common Unit owned (i) 0.0200 New LLC Units (representing 3% of the outstanding New LLC Units) and (ii) an LLC Warrant to purchase 0.05185 New LLC Units, in each case rounded up or down to the nearest whole New LLC Unit (the "CONTINUING PARTNERS"). Holders of cancelled Subordinated Units and Additional Partnership Interests will receive no consideration for their cancelled interests, Enron will receive a $6.2 million EOTT Note, and EOTT GP will receive $1.2 million of cash (collectively, the "TERMINATED PARTNERS"). Holders of cancelled Senior Notes will receive, in the aggregate, $100 million of New Notes issued by the EOTT LLC and 11,947,820 New LLC Units (representing 97% of the outstanding New LLC Units).

         For federal income tax purposes, however, EOTT LLC believes the transactions will be treated more simply as a continuation of the same partnership, in which (i) EOTT GP has sold the GP Interest for cash, (ii) Enron has sold its interests in EOTT LP for a portion of the EOTT Note, (iii) the remaining Terminated Partners' interests in EOTT LP have been cancelled, (iv) the Senior Note Holders have made a capital contribution of part of the debt to EOTT LLC in exchange for New LLC Units, and (v) the Continuing Partners have been thereby diluted and have received LLC Warrants. Because the Reorganization should not result in a sale or exchange of 50% or more of the total interests in the capital and profits of EOTT LLC within a twelve-month period, there should be no termination of EOTT LLC's taxable year as a result of the Reorganization.

         CONSEQUENCES TO EOTT LLC. As a result of the Reorganization, EOTT LLC will be treated as exchanging the Senior Notes for the New Notes and the New LLC Interests. Although it is not entirely free from doubt, the exchange of the Senior Notes will likely result in discharge of indebtedness income to EOTT LLC to the extent that the collective tax basis of the Senior Notes exceeds the sum of the issue price for the New Notes and the fair market value of the New LLC Interests. EOTT LLC intends to report the discharge of indebtedness income on its Federal income tax return.

         If the IRS were to successfully take the position that indebtedness of a partnership may be exchanged for an interest in the partnership without the exchange resulting in discharge of indebtedness income to the partnership (the "equity-for-debt exception"), the amount of discharge of indebtedness income that results to EOTT LLC may be significantly less than the amount indicated immediately above.

         Although the treatment of discharge of indebtedness as qualifying income for purposes of the Natural Resource Exception is not free from doubt, EOTT intends to treat any discharge of indebtedness income as qualifying income. However, if the discharge of indebtedness income is not considered to be qualifying income, and as a result, EOTT LLC fails to qualify for the Natural Resource Exception, EOTT LLC will be converted to an entity taxable as a corporation as of the beginning of its taxable year of the Reorganization unless EOTT LLC receives a ruling from the IRS that the termination was inadvertent.

         Except for the discharge of indebtedness income resulting from the receipt of the Senior Notes, EOTT LLC will treat the exchange of the New LLC Interests for the Senior Notes as a tax-free contribution of capital to EOTT LLC and the cancellation of the interests in EOTT of the Terminated Partners as a non-taxable event. The dilution of the interests in EOTT LLC of the Continuing Partners and the issuance of LLC Warrants to the Continuing Partners should also be non-taxable to EOTT LLC.

         Regardless of whether the equity-for debt exception applies, EOTT LLC will be treated as making a distribution of cash (a "deemed distribution") to each Existing Partner to the extent that the Reorganization results in a reduction in the partner's allocable share of EOTT LLC's liabilities. If the distributee partner recognizes a gain on the deemed distribution, EOTT LLC will increase the tax basis of its remaining assets by the amount of this gain. Any such increase will be allocated among EOTT LLC's capital assets based on their unrealized appreciation and, if necessary, their relative fair market values. However, if the distributee partner recognizes a loss on the deemed distribution, EOTT LLC will reduce the tax basis of its remaining assets by the amount of this loss. Any such decrease will be allocated among EOTT LLC's capital assets based on their unrealized depreciation and, if necessary, their relative tax basis, taking into account any unrealized depreciation adjustments.



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         CONSEQUENCES TO EOTT PARTNERS.

         TERMINATED PARTNERS. As a result of the Reorganization, each of the Terminated Partners will be allocated, pursuant to the EOTT Partnership Agreement, its share of the discharge of indebtedness income, if any, that results to EOTT on the Reorganization. In general, to the extent that an amount of discharge of indebtedness income is allocated to a Terminated Partner, that amount will increase the partner's tax basis in its interest in EOTT. However, special rules applicable to partners that are insolvent or bankrupt may provide an exception to the recognition of income from discharge of indebtedness.

         The tax consequences to a Terminated Partner upon the termination of its interest in EOTT will depend upon whether the Terminated Partner shared in the liabilities of EOTT immediately before the Reorganization. EOTT GP is the only Terminated Partner that was deemed to share in the allocation of EOTT liabilities immediately prior to Reorganization. Thus, EOTT GP should recognize a capital loss (or gain) to the extent that its tax basis in EOTT immediately preceding the Reorganization exceeds (or is less than) the sum of the amount of this share of EOTT's liabilities immediately prior to the Reorganization and the $1.2 million payment. Enron will receive the $6.2 million EOTT Note as part of the Enron Settlement Agreement. A portion of the $6.2 million may be deemed to be a payment in exchange for Enron's equity interests in EOTT. Enron will recognize gain or loss on this exchange equal to the difference between Enron's tax basis in its equity interests in EOTT and the portion of the $6.2 million deemed paid for such interests. The remainder should be taxable income to Enron except to the extent that Enron is deemed to have exchanged any other property therefore, in which case Enron will recognize gain or loss on this exchange equal to the difference between its tax basis in this property and the portion of the $6.2 million deemed paid therefor. Each Terminated Partner (other than EOTT GP and Enron) should recognize an ordinary loss in an amount equal to its tax basis in EOTT immediately preceding the Reorganization.

         CONTINUING PARTNERS. As a result of the Reorganization, each of the Continuing Partners will be allocated pursuant to the EOTT LLC Agreement, its share of the discharge of indebtedness income, if any, that results to EOTT LLC on the Reorganization. In general, to the extent that an amount of discharge of indebtedness income is allocated to a Continuing Partner, that amount will increase the partner's tax basis in EOTT LLC. However, special rules applicable to partners that are insolvent or bankrupt may provide an exception to the recognition of income from discharge of indebtedness.

         Although it is not free from doubt, EOTT LLC's issuance of the LLC Warrants to Continuing Partners should not be treated as the issuance of a partnership interest. As a result, a warrantholder should not be treated as a partner with respect to the ownership of a LLC Warrant unless and until it exercises its LLC Warrants. The issuance of the LLC Warrants generally should not be a taxable event to a Continuing Partner, and its initial tax basis for its LLC Warrants will be zero unless it has income upon its receipt of the LLC Warrant.



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         CONSEQUENCES TO SENIOR NOTE HOLDERS. Collectively, Senior Note Holders
should be treated as exchanging the Senior Notes for the New Notes and the New LLC Interests. As a result of the Reorganization, each of the Senior Note Holders will also become a partner in EOTT LLC. Each Senior Note Holder will likely recognize a loss (or taxable gain) to the extent that its tax basis in the Senior Notes exceeds (or is less than) its amount realized upon the receipt of its portion of the New Notes and the New LLC Interests. The amount that each Senior Note Holder will be deemed to realize on the receipt of the New Notes and the New LLC Interests should equal the fair market value of the New LLC Interests that it receives and the issue price of the New Notes that it receives.

         If the equity-for-debt exception applies, then each Senior Note Holder's ability to recognize any such loss will likely be deferred because, to the extent that the Senior Notes are exchanged for the New LLC Interests, the exchange will be treated as a tax-free contribution of capital to EOTT LLC. Instead of recognizing a loss (or gain), each Senior Note Holder will take a carryover tax basis in its share of the New LLC Interests in an amount equal to its tax basis in the portion of the Senior Notes exchanged therefor. In addition, each Senior Note Holder's holding period in its share of the New LLC Units should include the amount of time that it held the Senior Notes. Each Senior Note Holder would, however, recognize a loss (or gain) on its portion of the Senior Notes that is exchanged for New Notes to the extent that its tax basis in this portion exceeds (or is less than) the issue price of the New Notes exchanged therefor. Any such loss should be treated as a capital loss, except Senior Note Holders who hold the Senior Notes in connection with their trade or business should be able to treat such taxable loss as an ordinary loss.

C.       OWNERSHIP AND DISPOSITION OF NEW NOTES

         INTEREST. Payments of stated interest on a New Note generally will be taxable to a noteholder as ordinary income at the time it is received or accrued, depending on such noteholder's method of accounting for tax purposes.

         ORIGINAL ISSUE DISCOUNT. The New Notes are not expected to be issued with "original issue discount" for Federal income tax purposes. The amount of original issue discount on a debt instrument generally is equal to the difference between the stated redemption price at maturity of the debt instrument and the debt instrument's issue price. However, if the original issue discount on a debt instrument is less than the product of one fourth of one percent of the stated redemption price at maturity of the debt instrument multiplied by the number of complete years to maturity, the original issue discount on the debt instrument is considered de minimis and will be deemed to be zero. The stated redemption price at maturity of a debt instrument will equal the sum of all amounts provided under the debt instrument, regardless of whether denominated as principal or interest, other than "qualified stated interest" payments. For such purposes, "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate. The stated interest on the New Notes will constitute "qualified stated interest."

         If the New Notes have more than a de minimus amount of original issue discount, each noteholder will be required to include this original issue discount on the New Notes into income as ordinary interest income as it accrues (in advance of the receipt of any cash payments



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attributable to such income) in accordance with a constant yield method based on a compounding of interest, regardless of such noteholder's regular method of tax accounting. Subject to making an appropriate election, a noteholder generally will be permitted to include in income all interest that accrues or is to be paid on the New Notes under the constant yield method applicable to original issue discount, subject to limitations and exceptions.

         SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE NEW NOTES. A noteholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of a New Note equal to the difference between (i) the amount realized on the sale, exchange or retirement of the New Note and (ii) the noteholder's tax basis in the New Note. Any gain or loss recognized on the sale, exchange or retirement of a New Note will generally be long-term capital gain or loss if the noteholder has held the New Note as a capital asset for more than twelve months.

D.       OWNERSHIP OF THE LLC WARRANTS

         TREATMENT OF LLC WARRANTS. Although it is not free from doubt, a LLC Warrant should not be treated as a partnership interest in EOTT LLC. As a result, there should be no Federal income tax consequences to a warrantholder while such warrantholder holds the LLC Warrant.

         EXERCISE OF LLC WARRANTS. The exercise of the LLC Warrants will be treated as an acquisition of New LLC Units and, as such, is not a taxable event to EOTT LLC or to the warrantholder exercising the LLC Warrants. Consequently, neither EOTT LLC nor the warrantholder should recognize gain or loss upon the exercise of the LLC Warrants. The warrantholder's initial tax basis in the New LLC Units acquired as a result of the exercise of the LLC Warrants will include its tax basis in the LLC Warrants, if any, plus the exercise price paid by the warrantholder upon exercise of the LLC Warrants. This initial tax basis should be aggregated with the warrantholder's tax basis in its existing New LLC Units as discussed in "Ownership and Disposition of New LLC Units - Tax Treatment of Unitholders - Tax Basis of New LLC Units." The IRS has taken note of the significant uncertainties as to the Federal income tax consequences of the exercise of a warrant or similar option to acquire a partnership interest, particularly when the warrantholder exercising the warrant receives an interest in the partnership that is more valuable than the sum of the consideration previously transferred to the partnership and any consideration transferred upon exercise of the warrant. The Federal income tax consequences of such a transaction, which is still under review by the IRS, would not only affect the warrantholder exercising his right to acquire New LLC Units, but may also have an impact on the other members and EOTT LLC. Upon exercise of the LLC Warrants, the holder of New LLC Units will be treated as any other member of EOTT LLC; provided, however, such holder may be allocated certain items of gross income or gain in order to achieve uniformity of the economic and tax characteristics of the New LLC Units.

         EXPIRATION OF LLC WARRANTS. The failure of a warrantholder to exercise its LLC Warrants should not result in any tax consequences to EOTT LLC. Generally, a warrantholder whose LLC Warrants expire is deemed to have sold the LLC Warrants at a loss on the date of the expiration. The character of the loss on this deemed sale will be determined by reference to the character of the New LLC Units with respect to which the



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LLC Warrants were issued and the LLC Warrants themselves in the hands of the warrantholders. Presumably, this loss would be a capital loss to the warrantholder unless either the New LLC Units with respect to which the LLC Warrants were issued or the LLC Warrants themselves were not capital assets in the hands of the warrantholder.

E.       OWNERSHIP AND DISPOSITION OF LLC UNITS

         TAX TREATMENT OF EOTT LLC AND ITS OPERATIONS. As a partnership, EOTT LLC will not be a taxable entity, and it will incur no Federal income tax liability. Instead, each unitholder will be required to take into account its allocable share of items of EOTT LLC's income, gain, loss, deduction and credit in computing its Federal income tax liability, regardless of whether cash distributions are made.

         ALLOCATIONS. Treasury Regulations provide that an allocation of items of EOTT LLC's income, gain, loss, deduction or credit, other than an allocation required by IRC Section 704(c), will generally be given effect for Federal income tax purposes in determining a unitholder's distributive share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a unitholder's distributive share of an item will be determined on the basis of the unitholder's interest in EOTT LLC, which will be determined by taking into account all the facts and circumstances, including the unitholder's relative contributions to EOTT LLC, the interests of the unitholders in economic profits and losses, the interests of the unitholders in cash flow and other non-liquidating distributions and the rights of the unitholders to distributions of capital upon liquidation.

         IRC Section 704(c) requires that allocations be made to eliminate the disparity between a unitholder's "book" capital account (credited with the fair market value of property contributed to EOTT LLC ("CONTRIBUTED PROPERTY") and credited or debited with any gain or loss attributable to property owned by EOTT LLC at the time New LLC Units are sold by EOTT LLC ("ADJUSTED PROPERTY") and such unitholder's "tax" capital account (credited with the tax basis of Contributed Property) (the "BOOK-TAX DISPARITY"). Under the so-called "ceiling limitation" of IRC Section 704(c), the unitholders cannot be allocated more depreciation, gain or loss than the total amount of the item recognized by EOTT LLC in a particular taxable period. However, to the extent the ceiling limitation is or becomes applicable, the EOTT LLC Agreement requires that some items of income and deduction be allocated in a way designed to effectively "cure" this problem and eliminate the impact of the ceiling limitations. These allocations will not have substantial economic effect because they will not be reflected in the capital accounts of the unitholders. Under Treasury Regulations promulgated under IRC Section 704(c), allocations similar to the curative allocations are allowed. However, there can be no assurance that EOTT LLC's allocations will be respected.

         EOTT LLC believes that, with the exception of curative allocations and the allocation of recapture income discussed below and the deduction for amortizable goodwill discussed below (see "Tax Treatment of EOTT LLC and its Operations - Tax Basis, Depreciation and Amortization"), allocations under the EOTT LLC Agreement will be given effect for Federal income tax purposes in determining a unitholder's distributive share of an item of income,



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gain, loss or deduction. There are, however, uncertainties in the Treasury
Regulations relating to allocations of partnership income, and investors should be aware that the IRS may successfully challenge some of the allocations in the EOTT LLC Agreement.

         In general, EOTT LLC's taxable income and losses will be determined annually and will be prorated on a monthly basis and subsequently apportioned among unitholders in proportion to the number of New LLC Units they owned as of the opening of the New York Stock Exchange on the first business day of each month. However, gain or loss realized on a sale or other disposition of EOTT LLC's assets other than in the ordinary course of business will be allocated among unitholders of record as of the opening of the New York Stock Exchange on the first business day of the month in which the gain or loss is recognized. As a result of this allocation procedure, a unitholder transferring New LLC Units in the open market may be allocated income, gain, loss, deduction and credit accrued after the transfer.

         The use of the allocation procedure discussed above may not be permitted by existing Treasury Regulations, and accordingly, there can be no certainty of the validity of this method of allocating income and deductions between the transferors and the transferees of New LLC Units. If an allocation procedure is not allowed by the Treasury Regulations (or applies to only transfers of less than all of a unitholder's interest), EOTT LLC's taxable income or losses might be reallocated among unitholders. EOTT LLC is authorized to revise its method of allocation between transferors and transferees (as well as among unitholders whose interests otherwise vary during a taxable period) to conform to a method permitted by future Treasury Regulations.

         ACCOUNTING METHOD AND TAXABLE YEAR. EOTT LLC uses the calendar year as its taxable year and adopts the accrual method of accounting for Federal income tax purposes. EOTT LLC will be considered to be terminated if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a twelve-month period. A constructive termination results in the closing of its taxable year for all unitholders. A termination could result in the non-uniformity of New LLC Units for Federal income tax purposes. EOTT LLC's constructive termination will cause a termination of the EOTT Operating Subsidiaries. A termination could also result in penalties or loss of tax basis adjustments under the IRC if EOTT LLC were unable to determine that the termination had occurred.

         TAX BASIS, DEPRECIATION AND AMORTIZATION. The tax basis established for EOTT LLC's various assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. The IRS may challenge the method adopted by EOTT LLC to allocate its aggregate tax basis among its assets and its treatment of certain amortizable intangible assets. The IRS may (i) challenge either the fair market values or the useful lives assigned to EOTT LLC's assets or (ii) seek to characterize intangible assets as non-amortizable goodwill. If any of these challenges were successful, the deductions allocated to a unitholder in respect of EOTT LLC's assets would be reduced, and a unitholder's share of taxable income received from EOTT LLC would be increased accordingly. Any increase could be material.



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         To the extent allowable, EOTT LLC's Board of Managers may elect to use the depreciation and cost recovery methods that will result in the largest depreciation deductions in EOTT LLC's early years. Property that EOTT LLC subsequently acquires or constructs may be depreciated using accelerated methods permitted by the IRC.

         If EOTT LLC disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain (determined by reference to the amount of depreciation previously deducted and the nature of the property) may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property owned by EOTT LLC may be required to recapture deductions upon a sale of its interest. See "Ownership and Disposition of New LLC Units - Tax Treatment of Unitholders - Recognition of Gain or Loss on Dispositions."

         Certain costs that EOTT LLC has incurred in the Reorganization may be amortized over any period EOTT LLC selects not shorter than 60 months. Any costs incurred in promoting the issuance of New LLC Units must be capitalized and cannot be deducted currently, ratably or upon EOTT LLC's termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized, and as syndication expenses, which may not be amortized.

         IRC SECTION 754 ELECTION. EOTT previously made the election permitted by IRC Section 754. This election is irrevocable without the consent of the IRS. The election generally permits a purchaser of New LLC Units to adjust its share of the tax basis in EOTT LLC's properties ("inside basis") pursuant to IRC
Section 743(b) to fair market value (as reflected by its New LLC Unit price). See "Ownership and Disposition of New LLC Units - Status as a Partner - Allocation of EOTT LLC's Income, Gain, Loss and Deduction." The IRC Section 743(b) adjustment is attributed to only the purchaser of New LLC Units and is not added to the tax basis of EOTT LLC's assets associated with its other unitholders. (For purposes of this discussion, a unitholder's inside basis in EOTT LLC's assets will be considered to have two components: (i) its share of EOTT LLC's actual tax basis in its assets (the "COMMON TAX BASIS"); and (ii) its IRC Section 743(b) adjustment allocated to each of its assets.)



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         Treasury Regulation Section 1.197-2(g)(3) generally requires that the
IRC Section 743(b) adjustment attributable to amortized intangible assets under IRC Section 197 should be treated as a newly-acquired asset placed in service on the date when the transfer occurs. Under Treasury Regulation Section 1.167(c)-1(a)(6), an IRC Section 743(b) adjustment attributable to property subject to depreciation under IRC Section 167 rather than cost recovery deductions under IRC Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Generally, EOTT has utilized the 150% declining balance method on its property subject to depreciation under IRC Section 167. Although the Treasury Regulations under IRC
Section 743 will likely eliminate many of the problems, the depreciation method and useful lives associated with the IRC Section 743(b) adjustment may differ from the method and useful lives generally used to depreciate the Common Tax Basis in EOTT LLC's properties. Pursuant to the EOTT LLC Agreement, EOTT LLC's Board of Managers is authorized to adopt a convention to preserve the uniformity of New LLC Units even if that convention is not consistent with Treasury Regulation Section 1.167(c)-1(a)(6) or 1.197-2(g)(3). See "Ownership and Disposition of New LLC Units - Tax Treatment of EOTT LLC and its Operations - Uniformity of New LLC Units."

         EOTT LLC intends to depreciate the portion of an IRC Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property or Adjusted Property (to the extent of any unamortized Book-Tax Disparity) using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the Common Tax Basis of EOTT LLC's property. This method is consistent with the Treasury Regulations under IRC Section 743 but is arguably inconsistent with Treasury Regulation Section 1.167(c)-l(a)(6) or Treasury Regulation Section 1.197-2(g)(3). To the extent that the IRC Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book Tax Disparity, EOTT LLC will apply the rules described in the Treasury Regulations and legislative history. If EOTT LLC determines that this position cannot reasonably be taken, EOTT LLC may adopt a depreciation or amortization convention under which all purchasers acquiring New LLC Units in the same month would receive depreciation or amortization, whether attributable to the Common Tax Basis or the IRC Section 743(b) tax basis, based upon the same applicable rate as if they had purchased a direct interest in EOTT LLC's property. This aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some of EOTT LLC's unitholders and may risk the loss of depreciation and amortization deductions not taken in the year that the deductions are otherwise allocable. EOTT LLC will not adopt this convention if it determines that the loss of depreciation and amortization deductions will have a material adverse effect on its unitholders. See "Ownership and Disposition of New LLC Units - Tax Treatment of EOTT and its Operations - Uniformity of New LLC Units."

         The allocation of the IRC Section 743(b) adjustment must be made in accordance with the principles of IRC Section 1060. Based on these principles, the IRS may seek to reallocate some or all of any IRC Section 743(b) adjustment not so allocated by EOTT LLC to goodwill.



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         An IRC Section 754 election is advantageous if the transferee's tax basis in its New LLC Units is higher than its New LLC Units' share of the aggregate tax basis of EOTT LLC's assets immediately prior to the transfer. In that case, pursuant to the election, the transferee would take a new and higher tax basis in its share of EOTT LLC's assets for purposes of calculating, among other items, its depreciation deductions and its share of any gain or loss on a sale of EOTT LLC's assets. Conversely, an IRC Section 754 election is disadvantageous if the transferee's tax basis in its New LLC Units is lower than its New LLC Units' share of the aggregate tax basis of EOTT LLC's assets immediately prior to the transfer. Thus, the amount that a unitholder will be able to obtain upon the sale of its New LLC Units may be affected either favorably or adversely by the election.

         The calculations involved in the IRC Section 754 election are complex, and EOTT LLC will make them on the basis of some assumptions as to the value of EOTT LLC's assets and other matters. There is no assurance that the determinations EOTT LLC makes will not be successfully challenged by the IRS and that the deductions attributable to them will not be disallowed or reduced. Should the IRS require a different tax basis adjustment to be made, and should, in the opinion of EOTT LLC's Board of Managers, the expense of compliance exceed the benefit of the election, EOTT LLC's Board of Managers may seek permission from the IRS to revoke EOTT LLC's IRC Section 754 election. If permission is granted, a purchaser of New LLC Units subsequent to the revocation probably will incur increased tax liability.

         VALUATION OF EOTT LLC'S PROPERTY. The Federal income tax consequences of the ownership and disposition of New LLC Units will depend in part on EOTT LLC's estimates of the relative fair market values and determinations of the tax basis of its assets. Although EOTT LLC may from time to time consult with professional appraisers with respect to valuation matters, many of the relative fair market value estimates will be made solely by EOTT LLC. These estimates are subject to challenge and will not be binding on the IRS or the courts. In the event the determinations of fair market value are subsequently found to be incorrect, the character and amount of items of income, gain, loss, deductions or credits previously reported by EOTT LLC's unitholders might change, and unitholders might be required to amend their previously filed tax returns or to file claims for refunds.

         UNIFORMITY OF NEW LLC UNITS. Because EOTT LLC cannot match transferors and transferees of New LLC Units, uniformity of the economic and tax characteristics of the New LLC Units to a purchaser of New LLC Units must be maintained. In the absence of uniformity, compliance with a number of Federal income tax requirements, both statutory and regulatory, could be substantially diminished. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6) or Treasury Regulation Section 1.197-2(g)(3) and from the application of the "ceiling limitation" on EOTT LLC's ability to make allocations to eliminate Book-Tax Disparities attributable to Contributed Properties and Adjusted Properties. Any non-uniformity could have a negative impact on the value of a unitholder's interest in EOTT LLC. Items of income and deduction will be specially allocated in a manner that is intended to preserve the uniformity of intrinsic tax characteristics among all New LLC Units, despite the application of the "ceiling limitation" to Contributed Properties and Adjusted Properties. These special allocations will be made


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solely for Federal income tax purposes. As noted above, EOTT LLC intends to depreciate the portion of an IRC Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property or Adjusted Property (to the extent of any unamortized Book-Tax Disparity) using the rate of depreciation derived from the depreciation method and useful life applied to the Common Tax Basis of EOTT LLC's property, consistent with the Treasury Regulations under IRC Section 743. If EOTT LLC chooses not to utilize the aggregate method described herein, EOTT LLC may use any other reasonable depreciation and amortization convention to preserve the uniformity of the intrinsic tax characteristics of any New LLC Units that would not have a material adverse effect on its unitholders. The IRS may challenge any method of depreciating or amortizing the IRC Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of New LLC Units might be affected.

         TAX TREATMENT OF UNITHOLDERS.

         STATUS AS A PARTNER. Unitholders who have become members of EOTT LLC will be treated as partners in a partnership for Federal income tax purposes. Moreover, the IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be treated as partners for Federal income tax purposes. On the basis of this ruling, except as otherwise described herein, EOTT LLC intends to treat as partners for Federal income tax purposes (i) assignees who have executed and delivered Transfer Applications and are awaiting admission as members and (ii) unitholders whose New LLC Units in EOTT LLC are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their New LLC Units. A purchaser or other transferee of New LLC Units who does not execute and deliver a Transfer Application will not receive Federal income tax information or reports furnished by EOTT LLC to record holders of New LLC Units unless the New LLC Units are held in a nominee or street name account and the nominee or broker has executed and delivered a Transfer Application with respect to the New LLC Units. Assignees of New LLC Units who are entitled to execute and deliver Transfer Applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver Transfer Applications, should consult their own tax advisors with respect to their status as partners for Federal income tax purposes.

         FLOW-THROUGH OF TAXABLE INCOME. Each unitholder will be required to report in its taxable income its allocable share of EOTT LLC's income, gains, losses and deductions without regard to whether corresponding cash distributions are received by it. Consequently, EOTT LLC may allocate income to its unitholders although they have not received a cash distribution in respect of that income.

         ALLOCATION OF EOTT LLC'S INCOME, GAIN, LOSS AND DEDUCTION. In general, EOTT LLC will allocate items of income, gain, loss and deduction among the unitholders in accordance with their respective percentage interests in EOTT LLC. However, as noted above, as required by IRC Section 704(c), some items of EOTT LLC's income, gain, loss and deduction will be specially allocated to account for the difference between the tax basis



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and fair market value of Contributed Property or Adjusted Property. In addition, some items of recapture income will be allocated to the extent possible to the unitholder allocated the deduction giving rise to the treatment of the gain as recapture income in order to minimize the recognition of ordinary income by some of EOTT LLC's unitholders. Although EOTT LLC believes that these allocations will be respected under Treasury Regulations, if they are not respected, the timing and character of the income or gain allocated to a unitholder may change. Finally, although EOTT LLC does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of EOTT LLC's income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

         TREATMENT OF PARTNERSHIP DISTRIBUTIONS. EOTT LLC's distributions to any of its unitholders will not be taxable for Federal income tax purposes to the extent of such unitholder's tax basis in its New LLC Units immediately before the distribution. Cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the New LLC Units taxable in accordance with the rules described under "Ownership and Disposition of New LLC Units - Tax Treatment of Unitholders - Recognition of Gain or Loss on Dispositions." Any reduction in a unitholder's share of EOTT LLC's liabilities for Federal income tax purposes will be treated as a distribution of cash to that unitholder. If EOTT LLC is required under applicable law to pay any Federal, state or local income tax on behalf of any unitholder or any former unitholder, EOTT LLC is authorized to pay those taxes from EOTT LLC's funds. The payments, if made, will be deemed current distributions of cash to that unitholder. EOTT LLC's Board of Managers is authorized to amend the EOTT LLC Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of New LLC Units and to adjust subsequent distributions so that, after giving effect to the deemed distributions, the priority and characterization of distributions otherwise applicable under the EOTT LLC Agreement is maintained as nearly as is practicable. These payments could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder could file a claim for credit or refund.

         TAX BASIS OF NEW LLC UNITS. A unitholder will have a single tax basis for its aggregate interest in EOTT LLC. A unitholder's tax basis for its interest in EOTT LLC will be the amount paid for such interest plus its share of EOTT LLC's nonrecourse liabilities. The tax basis for such interest will be increased by the unitholder's share of EOTT LLC's income and by any increase in the unitholder's share of EOTT LLC's nonrecourse liabilities. The tax basis for such interest will be decreased (but not below zero) by EOTT LLC's distributions, including any decrease in the unitholder's share of EOTT LLC's nonrecourse liabilities, by the unitholder's share of EOTT LLC's losses and by the unitholder's share of EOTT LLC's expenditures that are not deductible in computing its taxable income and are not required to be capitalized. A unitholder's share of EOTT LLC's nonrecourse liabilities will be generally based on the unitholder's share of EOTT LLC's profits.

         LIMITATIONS ON DEDUCTIBILITY OF EOTT LLC'S LOSSES. To the extent EOTT LLC incurs losses, a unitholder's ability to deduct its share of deductions and losses will be limited to the tax basis of the unitholder's New LLC Units or, in the case of an individual unitholder or a corporate unitholder (if more than 50% of the value of such corporate unitholder's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations), to the amount that the unitholder is considered to be "at risk" with respect to EOTT LLC's activities, if that is less than the unitholder's tax basis. A unitholder must recapture losses deducted in previous years to the extent that EOTT LLC's distributions cause the unitholder's at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the unitholder's tax basis or at risk amount (whichever is the limiting factor) is increased.

         In general, a unitholder will be at risk to the extent of the purchase price of its New LLC Units, but this will be less than the unitholder's tax basis for its New LLC Units by the amount of the unitholder's share of any of EOTT LLC's nonrecourse liabilities. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's New LLC Units increases or decreases except that changes in EOTT LLC's nonrecourse liabilities will not increase or decrease the at risk amount.

         The passive loss limitations generally provide that individuals, estates, trusts and some closely held corporations and personal service corporations may currently deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate) only to the extent that such losses do not exceed such taxpayer's income from passive activities or investments. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any losses generated by EOTT LLC will be available to offset only future income that EOTT LLC generates and will not be available to offset income from other passive activities or investments (including other publicly-traded partnerships) or salary or active business income. Passive losses that are not deductible because they exceed the unitholder's income that EOTT LLC generates may be deducted in full when the unitholder disposes of its entire investment in EOTT LLC in a fully taxable transaction to an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions such as the at risk rules and the tax basis limitation.

         A unitholder's share of EOTT LLC's net income may be offset by any of EOTT LLC's suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships. The IRS has announced that Treasury Regulations will be issued that characterize net passive income from a publicly-traded partnership as investment income for purposes of the limitations on the deductibility of investment interest.

         LIMITATIONS ON INTEREST DEDUCTIONS. The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of the taxpayer's "net investment income." As noted, a unitholder's share of EOTT LLC's net passive income will be treated as investment income for this purpose. In addition, the unitholder's share of EOTT LLC's portfolio income will be treated as investment income. Investment interest expense includes: (i) interest on indebtedness properly allocable to property held for investment; (ii) EOTT LLC's interest expense attributed to portfolio income; and
(iii) the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income. The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a New LLC Unit to the extent attributable to its portfolio income. Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment and amounts treated as portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income.

         RECOGNITION OF GAIN OR LOSS ON DISPOSITIONS. Gain or loss will be recognized on a sale of New LLC Units equal to the difference between the amount realized and the unitholder's tax basis for the New LLC Units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received plus its share of EOTT LLC's nonrecourse liabilities. Because the amount realized includes a unitholder's share of EOTT LLC's nonrecourse liabilities, the gain recognized on the sale of New LLC Units may result in a tax liability in excess of any cash received from the sale.

         Gain or loss recognized by a unitholder (other than a "dealer" in New LLC Units) on the sale or exchange of a New LLC Unit held for more than twelve months will generally be taxable as long-term capital gain or loss. A substantial portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under IRC Section 751 to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to inventory EOTT LLC owns. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory and depreciation recapture may exceed net taxable gain realized upon the sale of the New LLC Unit and may be recognized even if there is a net taxable loss realized upon the sale of the New LLC Unit. Any loss recognized on the sale of New LLC Units will generally be a capital loss. Thus, a unitholder may recognize both ordinary income and a capital loss upon a disposition of New LLC Units. In addition, a portion of the gain, if any, that a unitholder realizes upon a disposition of the New LLC Units may constitute ordinary income if the unitholder received the New LLC Units in exchange for the Senior Notes, but only to the extent that the unitholder takes a bad debt deduction or other ordinary loss in connection with the Reorganization. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and, in the case of a corporation, may be used to offset only capital gain. Generally, disallowed capital loss deductions of corporations are carried back to each of the three preceding taxable years, beginning with the earliest of those taxable years, and any remaining disallowed capital loss deductions are then carried forward to each of the following five taxable years, beginning with the earliest of those taxable years. Any disallowed capital loss deductions of taxpayers other than corporations generally are treated as capital loss deductions in the succeeding taxable year and may be carried forward indefinitely.

         Even if a unitholder acquired interests in EOTT LLC in separate transactions at different prices, upon sale or other disposition of some of the interests, the IRS has ruled that such unitholder will have a single tax basis in its interest which must be allocated to the interest sold on the basis of some equitable apportionment method. This ruling is unclear as to how the holding period is affected by this aggregation concept. This aggregation of tax basis may effectively prohibit a unitholder from choosing among New LLC Units with varying amounts of unrealized gain or loss as would be possible in a stock transaction. Thus, the ruling may result in an acceleration of gain or deferral of loss on a sale of a portion of New LLC Units. It is not clear whether the ruling applies to publicly-traded partnerships, such as EOTT LLC, the interests in which are evidenced by separate interests. If a unitholder is considering the purchase of additional New LLC Units or a sale of New LLC Units purchased at differing prices, it should consult its tax advisor as to the possible consequences of this ruling.

         NOTIFICATION REQUIREMENTS ON DISPOSITIONS. A unitholder who sells or exchanges New LLC Units is required to notify EOTT LLC in writing of the sale or exchange within 30 days of the sale or exchange and, in any event, no later than January 15 of the year following the calendar year that the sale or exchange occurred. EOTT LLC is required to notify the IRS of the transaction and to furnish specific information to the transferor and transferee. However, these reporting requirements do not apply with respect to a sale by an individual who is a citizen of the United States and who effects the sale through a broker. Additionally, a transferor of a New LLC Unit will be required to furnish a statement to the IRS, filed with its income tax return for the taxable year in which the sale or exchange occurred that sets forth the date of the sale or exchange, the amount of gain or loss attributable to IRC Section 751 property, and the amount of any gain or loss attributable to capital gain or loss on the sale of the New LLC Units. Failure to satisfy these reporting obligations may lead to the imposition of substantial penalties.

         CONSTRUCTIVE TERMINATION ON DISPOSITIONS. As noted above, EOTT LLC will be considered to be terminated if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a twelve-month period. In the case of a unitholder reporting on a fiscal year other than a calendar year, the closing of EOTT LLC's tax year may result in more than twelve months of EOTT LLC's taxable income or loss being includable in its taxable income for the year of termination. In addition, each unitholder will realize taxable gain to the extent that any money constructively distributed to it (including any net reduction in its share of "partnership nonrecourse liabilities") exceeds the tax basis of its New LLC Units. EOTT LLC may be required to make new elections, including a new election under IRC Section 754, subsequent to the constructive termination. A constructive termination would also result in a deferral of EOTT LLC's deductions for depreciation. In addition, a termination might either accelerate the application of, or subject EOTT LLC to, new tax legislation.

         ALTERNATIVE MINIMUM TAX. Each unitholder will be required to take into account its distributive share of any items of EOTT LLC's income, gain, loss or deduction for purposes of the alternative minimum tax. A portion of EOTT LLC's depreciation deductions may be treated as an item of tax preference for this purpose. A unitholder's alternative minimum taxable income derived from EOTT LLC may be higher than its share of EOTT LLC's net income because EOTT LLC may use more accelerated methods of depreciation for purposes of computing Federal taxable income or loss. The minimum tax rate for individuals is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and to 28% on any additional alternative minimum taxable income. Each unitholder should consult with its tax advisors as to the impact of an investment in New LLC Units on its liability under the alternative minimum tax.

                                   ARTICLE XII
                                   CONCLUSION

         This Disclosure Statement provides information regarding the Debtors' bankruptcy and the potential benefits that might accrue to holders of Claims against and Equity Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors and their advisors to provide the holders of Allowed Claims and Allowed Equity Interests with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against and Equity Interest in the Debtors with an opportunity to receive greater benefits than those that would be received by any other alternative. The Debtors, therefore, urge interested parties to vote in favor of the Plan.

                            [Signature Page Follows]

DATED:  November 8, 2002.

                               EOTT ENERGY PARTNERS, L.P.

                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs
                                    --------------------------------------------
                                       President and Chief Executive Officer,
                                       of EOTT Energy Corp., its general partner



                               EOTT ENERGY FINANCE CORP.


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs
                                    --------------------------------------------
                                       President and Chief Executive Officer


                               EOTT ENERGY GENERAL PARTNER, LLC


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs
                                    --------------------------------------------
                                       President and Chief Executive Officer


                               EOTT ENERGY OPERATING
                               LIMITED PARTNERSHIP


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs                          ,
                                    --------------------------------------------
                                       as President and Chief Executive Officer
                                       of EOTT Energy General Partner, LLC, its
                                       general partner


                               EOTT ENERGY PIPELINE LIMITED PARTNERSHIP


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs                           ,
                                    --------------------------------------------
                                       as President and Chief Executive Officer
                                       of EOTT Energy General Partner, LLC, its
                                       general partner

                               EOTT ENERGY CANADA LIMITED PARTNERSHIP


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs                           ,
                                    --------------------------------------------
                                       as President and Chief Executive Officer
                                       of EOTT Energy General Partner, LLC, its
                                       general partner


                               EOTT ENERGY LIQUIDS, L.P.


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs                           ,
                                    --------------------------------------------
                                       as President and Chief Executive Officer
                                       of EOTT Energy General Partner, LLC, its
                                       general partner


                               EOTT ENERGY CORP.


                                       /s/ Dana R. Gibbs
                               -------------------------------------------------
                               By:     Dana R. Gibbs                           ,
                                    --------------------------------------------
                                       as President and Chief Executive Officer

                                    EXHIBIT A

                 SECOND AMENDED JOINT CHAPTER 11 PLAN OF DEBTORS

                        (INCLUDED AS PART OF EXHIBIT 2.1)

                                    EXHIBIT B

     ORDER UNDER 11 U.S.C. SECTION 1125 AND FED. R. BANKR. P. 3017 APPROVING
         DISCLOSURE STATEMENT AND FIXING TIME FOR FILING ACCEPTANCES OR
                       REJECTIONS OF JOINT CHAPTER 11 PLAN



             (This Document Has Not Been Prepared Or Entered Into.)

                                    EXHIBIT C

                              ORGANIZATIONAL CHART



             (Omitted As A Non-Material Item. Such Information Will
               Be Made Available To The Commission Upon Request.)

                                    EXHIBIT D

                         PRO FORMA FINANCIAL STATEMENTS

EOTT ENERGY PARTNERS, LP
KEY ASSUMPTIONS TO FINANCIAL PROJECTIONS/CASH FORECAST

PROJECTION PERIOD 2002 THROUGH 2004



GROSS MARGINS

Marketing & Pipeline

o Average approximately $12.4mm per month from July through October 2002. This forecasted run rate represents over a 10% decline in actual marketing volumes of $14.1mm per month for 2nd quarter of 2002. Due to the negative affects of the Chapter 11 filing, a continual erosion of marketing volumes and margins begin in October and run through March of 2003. Reduced to $11.4 million beginning 4th quarter 2002.

o Beginning in April of 2003 the marketing volumes begin to recover at a rate of 5% per month through December 2003 or until the marketing volumes recover to 100% of "normalized levels". "Normalized levels" are defined as the actual experience in July, August and September of 2001 excluding barrels that resulted in unprofitable transactions. The recovery reflects the Company's ability to win back business lost due to financial instability and the anticipated Chapter 11 filing.

o Pipeline volumes decrease by 5% in October 2002 through March of 2003. As marketing volumes begin to recover barrels, pipeline volumes pickup 75% of the marketing volume increases beginning in April 2003.

o Marketing volumes projected for 2003 average 296,000 barrels/day versus 2002 of 282,000 barrels/day. The 2002 rate is a combination of actuals through June and forecasts from July through December. (Actual January through June 2002 run rate was 296,000 barrels/day.) At December 2003 the recovery to normalized levels total 353,000 barrels/day.

MTBE

o    Reflects actual plant production results thru mid-August

o    No significant plant downtime projected through year-end

o MTBE margins: $.12/gallon- Q4/2002. With an annual average of .21/gallon for the year ended 2002.

o In 2003 planned plant downtime is reflected in January production for maintenance.

o    Average MTBE equivalent production for 2003: 15,000 barrels per day.

o Projected quarterly 2003 margins are: Q1-$.18/gal; Q2-$.25/gal; Q3-$.20/gal; Q4-$.15/gal vs 2002 margins Q1-$.31/gal; Q2-$.28/gal;
     Q3-$.18/gal; Q4-$.13/gal

o    Annualized margins of $.196/gal in 2003; compared to $.221/gal in 2002

Grid & Storage

o Monthly fee/throughput income increased from an actual monthly run rate of $500,000/month to $650,000/month by November 2002 and remains at that level throughout 2003.

West Coast/NGLs

o Income held constant at $1.2mm/mo. thru term of forecast base on most recent actual run rates.

MARKETING & PIPELINE OPERATING COST & EXPENSES

Fleet Costs

o Fleet Costs are more variable in nature than other categories. There is a projected reduction in Fleet costs of approximately $1.5 million on a variable basis (i.e., variable costs savings at same level of volume). The cost reductions are accomplished through fixed payroll reductions and reducing the size of the fleet in 2003. The 2002 projections reflect actual run rates incurred in the first 7 months.

Marketing Administration Costs

o Head count reductions constitute the costs savings identified in 2003 from 2002 actual January through July run rates.

Common Carrier/Proprietary Costs

o Cost savings for Common Carrier expenses (included in the Pipeline operations) and Proprietary Pipeline expenses in the Marketing operations were reduced by $8.1 million in 2003 from the actual January through July run rate experienced in 2002. The primary costs savings come from environmental costs savings. Environmental costs for 2002 totaled $9 million. Projected 2003 environmental costs total $3.3 million with the prevailing assumption that the projected $10 million pipeline maintenance capital and payments in prior years will reduce the monthly exposure. The remainder of costs savings relate to a corresponding reduction to property taxes of $700,000 and reductions in payroll headcount.

LIQUIDS OPERATING COST & EXPENSES

MTBE & Grid Storage

o Reductions in 2003 from the actual January through July run rate experienced in 2002 for Liquids are approximately $2.6 million. The reduction comes primarily from payroll costs reduction for both Grid Storage and MTBE of $1.4 million. Other reductions of approximately $1.2 million in 2003 result from reductions in outside contractor costs. All other costs are assumed to reflect the 2002 actual run rate.

WEST COAST OPERATING COST & EXPENSES

o No reductions in costs identified in 2002 or 2003 from actual January through July run rate experienced in 2002.

OTHER OPERATING COST & EXPENSES

Contingency

o A general operating expense contingency of a 1/4 % of total operating cost was projected for the last 4 months of 2002 and all of 2003. The monthly contingency charge approximates $425,000.

CORPORATE OPERATING COST & EXPENSES

o Reductions in 2003 from the actual January through July run rate experienced in 2002 for corporate costs are approximately $3.3 million. The reduction comes primarily from payroll costs reductions of $2 million. Other reductions of approximately $1.3 million result from reductions projected for Legal and Accounting costs as well as a reduction in office lease expense. These reductions anticipate that the emerging entity would not be subject to any significant litigation or involved in the filing with any registration statements. All other costs are assumed to reflect the 2002 actual run rate.

DEPRECIATION

o The actual monthly depreciation run rate, based on $674 million in asset costs, for 2002 is $3.1 million. Due to estimated revaluation of the fixed assets at the anticipated confirmation date 2003 monthly depreciation run rate, based on $401 million in asset value, is projected to be approximately $2.25 million per month. The new rate reflects an average 15-year useful life.

INTEREST & DEBT

o The actual interest expense incurred in 2002, including letter of credit fees, indicated a run rate of approximately $4.3 million per month. The expense was comprised of a Standard Charter Facility fee of 2% per annum, Standard Charter Loan Interest of approximately 5% and Letter of Credit fees of 3%. Additionally the bondholders held senior debt of $235 million at 11%. In 2003 the fees and debt structure are as follows: Standard Charter Facility fee of 1% per annum, no change in the Loan Interest of approximately 5% and the Letter of Credit fees of 3%. Bondholder debt is restructured to $100 million with PIK interest at 10% until the anniversary date of the confirmation of the plan. The interest rate then converts to a 9% rate payable semi-annually. The Standard Charter Loan Balance was reduced by a $75 million new loan facility with two traunches. The first traunch is for $50 million at 9% interest amortized over 2 years. The second traunch is for $25 million at 10% amortized over 2 years. The general unsecured creditors receive a loan for $4 million at 6% interest amortized semi-annually over 7 years. The Ad Valorem tax liability is projected at $9.8 million amortized quarterly over 5 years at 6% interest. The projected 2003 monthly interest expense run-rate is anticipated to be approximately $3 million.

A.       BALANCE SHEET ASSUMPTIONS - ASSETS

Working Capital

o Crude, Liquids and West Coast receivables and payables are assumed to be paid in the month following the expense or 30 day terms.

Inventory

o The assumption is that the Company would not engage in strategic marketing. The lack of strategic trading results in inventory levels remaining constant throughout the projection period.

Prepaids

o The assumption is that the Company would incur over $5 million in non-critical supplier deposits in reaction to the Chapter 11 filing. The deposits would be recovered the anticipated confirmation date of February 1st. Other prepaids continue to be amortized at paid at historical experience. Professional retainage payments of a $1 million are incurred in September 2002 and applied against open invoices in March of 2003.

Fixed Assets

o Included in the Capital Expenditure budget is a run rate of $ 13 million a year for maintenance capital. Additionally in August through December of 2002 there are presumed to be $4.8 million of payments for the construction of a pipeline. The construction costs are currently in litigation and the timing and amount of payments may vary significantly with the projected cash outflow. In October through December of 2002 are $1.5 million of payments to upgrade the facilities. See assumptions discussed in the depreciation assumption.

Other Assets

o    No changes from June 2002 balances.

BALANCE SHEET ASSUMPTIONS - LIABILITIES

Accrued Payroll, Benefits & Related

o The assumption is that the payroll accounts are funded in the month incurred, except for Driver payroll, which is paid in the month following the expense.

Accrued Liabilities

o Accrued Interest Payable is assumed to be paid in the month following the accrual except for; Bond interest, which is paid semi-annually commencing 6 months from Plan confirmation date; General Unsecured principle and interest, which is paid semi-annually commencing 6 months from Plan confirmation date; Ad Valorem principle and interest, which is paid quarterly commencing 3 months from Plan confirmation date.

o Accrued Taxes, which represent Trust Fund taxes, such as State Severance taxes, are paid on schedule. Whereas non Trust Fund taxes, such as Ad Valorem taxes, are not paid on schedule and are reclassified as long term debt, with a 5 year effective amortization rate at 6% interest, paid quarterly.

o Accrued Professional fees are assumed to be payable monthly at 80% of projected fees with a 20% holdback accrued until March of 2003. (See related assumptions in Prepaids.) The first payments are projected to be disbursed in November 2002.

o Accrued Environmental Reserves are being paid at a rate of $100,000 per month over the monthly run rate on the profit & loss statement.

o    Other accrued amounts are paid in accordance with historical experience.

o There is a projected payment of $2 million in November of 2002 for Escheat liability in Other Liabilities on the balance sheet. The amount and timing of the payment is uncertain.

Unsecured Creditors

    There is $1.5 million dollars accrued and paid on Plan Confirmation for unsecured creditors who elect to participate in the convenience class. For all remaining unsecured creditors who do not elect to participate a long term note of $4 million has been established in long term debt (see related terms of the note in long term debt narrative).


OFF-BALANCE SHEET ASSUMPTIONS - LETTERS OF CREDIT

o The assumption for Letters of Credit is that in conjunction with the Chapter 11 filing that the population of suppliers who do not currently require a letter of credit will begin to require one at a rate of 15% increase in October 2002. In November the rate increases to 24% and stays at that level until the Company emerges from Chapter 11 in February 2003. The LC requirement % then drops down to 90% of September's actual supplier requirements. The increase in the suppliers requiring LC's is coupled with a barrel price assumption that begins at $25/barrel in July 2002 and rises to $29/barrel in November. The barrel prices then start to decline and ultimately level off at $27/barrel in February 2003. That rate is assumed to remain constant throughout the projection period. The barrel prices for October through February are based on information obtained from Bloomberg's index based on the NYMEX oil futures less $1.50 differentials.

Projection Period 2005-2007

FYE 2005 through 2007 were added to the projection period with the following assumptions:

Marketing & Pipeline

o Marketing volumes projected for 2005 through 2007 average the "normalized" rate projected to be achieved in December of 2003 or 353,000 barrels/day. Pipeline volumes are held constant with levels projected in 2004 without regard for tariff increases or barrel price fluctuations. See related comments for operation expenses.

MTBE/Grid Storage

o Due to environmental constraints the MTBE facility is assumed to be closed down at December 31, 2005. The cost of the plant closure is estimated to be $10 million and is reflected on the December 31, 2005 P&L. At confirmation the property, plant and equipment were revalued under the Fresh Start accounting guidelines. In that revaluation the MTBE facility and Grid Storage was reduced to reflect changes in net recoverable value. It is assumed that the closure of the MTBE plant will result in proceeds of $10 million. The proceeds are offset against the net recoverable value of the assets sold and therefore did not result in a gain or loss on the transaction. Additionally, there was $9.5 million in MTBE inventory sold at cost due to the closure. The proceeds from the closure and sale of inventory were applied against cash outflows at December 31, 2005.

o There is no projected increase in operational expenses in 2005 through 2007. The assumption is that any increase in operational costs would be offset by the increase in tariff prices on the pipeline operations, which were also not included in the 2005 through 2007 projections.

Balance Sheet Assumptions - Assets

o There is no change in the 2005 through 2007 balance sheet accounts from 2004 amounts except for Capital Expenditures and debt service. Maintenance Capital Expenditures are consistent with the $13 million run rate in 2004. The additions are capitalized and are depreciated at a rate of 15 years resulting in a corresponding increase in depreciation expense. Debt service is continued at 2004 amortization and interest rate assumptions resulting in a reduction of debt for each of the years ending of $17.5 million.

                           EOTT ENERGY PARTNERS, L.P.


PROJECTED BALANCE SHEET                       Balance Sheet
                                               12/31/2001         1/31/2002        2/28/2002        3/31/2002        4/30/2002
                                             ---------------   ---------------   -------------   ---------------   ---------------
ASSETS
CURRENT ASSETS
Cash                                         $     2,941,000   $       637,000   $   4,034,000   $       617,000   $     2,815,000
Accounts Receivable-Trade net                    495,896,000       432,594,000     398,112,000       455,696,000       424,476,000
Restricted Cash
Inventory                                         89,685,000        65,454,000      74,510,000        94,514,000        90,303,000
Prepaid Expenses                                  31,650,000        29,740,000      29,676,000        23,535,000        23,735,000
                                             ---------------   ---------------   -------------   ---------------   ---------------
Total current assets                             620,172,000       528,425,000     506,332,000       574,362,000       541,329,000

Property, Plant & Equipment
Property, Plant & Equipment                      656,993,000       661,942,000     664,834,000       664,752,000       667,131,000
Construction-in-Progress
Accumulated Depreciation                        (191,118,000)     (193,989,000)   (196,789,000)     (199,544,000)     (202,421,000)
                                             ---------------   ---------------   -------------   ---------------   ---------------
PP&E, Net                                        465,875,000       467,953,000     468,045,000       465,208,000       464,710,000

Deposits & Other                                  14,463,000        15,900,000      19,958,000        19,760,000        20,203,000


                                             ---------------   ---------------   -------------   ---------------   ---------------
Total Assets                                   1,100,510,000     1,012,278,000     994,335,000     1,059,330,000     1,026,242,000
                                             ===============   ===============   =============   ===============   ===============


LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                   336,143,000       234,443,000     239,396,000       252,570,000       243,811,000
Accrued Liabilities                              187,502,000       207,819,000     194,825,000       214,979,000       212,123,000
Liabilities Subject to Compromise                         --                --              --                --                --
Accrued Payroll                                    8,590,000         7,850,000       8,723,000         9,474,000         9,430,000
Accrued Taxes                                      8,846,000         8,099,000       9,306,000        10,867,000        11,101,000
Other Current                                     51,646,000        48,746,000      54,269,000        59,125,000        40,442,000
Payable to Affiliates                             37,681,000        35,260,000      35,525,000        40,228,000        37,560,000
                                             ---------------   ---------------   -------------   ---------------   ---------------
TOTAL CURRENT LIABILITIES                        630,408,000       542,217,000     542,044,000       587,243,000       554,467,000

LONG TERM LIABILITIES
Loan Balance Standard Charter                    182,500,000       182,800,000     180,500,000       190,000,000       187,600,000
Loan Balance Term 1
Loan Balance Term 2
 Senior Notes                                    235,000,000       235,000,000     235,000,000       235,000,000       235,000,000
 General Unsecured Creditors
 Property Taxes
 Refinance of Term 1 & 2
 Enron Affiliate Payable
 Other                                             5,316,000         1,500,000       2,050,000         6,858,000         6,906,000
Partnership Interest                               9,318,000        13,633,000       9,634,000         9,318,000         9,318,000
                                             ---------------   ---------------   -------------   ---------------   ---------------
                                                 432,134,000       432,933,000     427,184,000       441,176,000       438,824,000

PARTNERS' CAPITAL
Common Unitholders                                 2,685,000         2,132,000      (2,487,000)       (2,487,000)       (2,135,000)
Subordinated Unitholders                          29,155,000        28,885,000      22,000,000        27,467,000        29,057,000
General Partner                                    6,128,000         6,111,000       5,594,000         5,931,000         6,029,000
New Equity - Bondholders
New Equity
Retained Earnings/(Loss)
                                             ---------------   ---------------   -------------   ---------------   ---------------
                                                  37,968,000        37,128,000      25,107,000        30,911,000        32,951,000
                                             ---------------   ---------------   -------------   ---------------   ---------------
Total Liabilities & Partners' Equity           1,100,510,000     1,012,278,000     994,335,000     1,059,330,000     1,026,242,000
                                             ===============   ===============   =============   ===============   ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding  $   260,000,000   $   260,000,000   $ 260,000,000   $   260,000,000   $   260,000,000

                                             ---------------   ---------------   -------------   ---------------   ---------------
TOTAL OF OFF BALANCE SHEET AMOUNTS           $   260,000,000   $   260,000,000   $ 260,000,000   $   260,000,000   $   260,000,000
                                             ===============   ===============   =============   ===============   ===============


PROJECTED BALANCE SHEET
                                                 5/31/2002        6/30/2002         7/31/2002         8/31/2002
                                             ---------------   ---------------   ---------------   ---------------
ASSETS
CURRENT ASSETS
Cash                                         $     5,850,000   $     6,088,000   $     6,088,000   $     6,088,000
Accounts Receivable-Trade net                    534,922,000       423,016,000       404,747,927       445,783,940
Restricted Cash
Inventory                                         36,676,000        24,022,000        24,022,000        24,022,000
Prepaid Expenses                                  21,929,000        25,916,000        25,468,063        25,076,686
                                             ---------------   ---------------   ---------------   ---------------
Total current assets                             599,377,000       479,042,000       460,325,990       500,970,626

Property, Plant & Equipment
Property, Plant & Equipment                      670,301,999       661,957,000       661,957,000       663,957,000
Construction-in-Progress
Accumulated Depreciation                        (205,219,000)     (199,825,000)     (202,886,220)     (205,947,440)
                                             ---------------   ---------------   ---------------   ---------------
PP&E, Net                                        465,082,999       462,132,000       459,070,780       458,009,560

Deposits & Other                                  20,335,000        19,877,000        19,877,000        19,877,000

                                             ---------------   ---------------   ---------------   ---------------
Total Assets                                   1,084,794,999       961,051,000       939,273,770       978,857,186
                                             ===============   ===============   ===============   ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                   300,981,000       235,314,000       219,322,463       259,200,045
Accrued Liabilities                              218,193,000       190,392,109       190,392,109       190,392,109
Liabilities Subject to Compromise                         --                --                --                --
Accrued Payroll                                    9,317,000        12,318,000        11,831,231        11,874,191
Accrued Taxes                                     12,147,000        11,340,000        11,892,754        12,524,483
Other Current                                     37,394,000        35,466,000        40,731,513        43,317,748
Payable to Affiliates                             37,111,000        39,491,000        38,877,275        38,263,941
                                             ---------------   ---------------   ---------------   ---------------
TOTAL CURRENT LIABILITIES                        615,143,000       524,321,109       513,047,346       555,572,517

LONG TERM LIABILITIES
Loan Balance Standard Charter                    189,800,000       160,908,891       157,444,217       160,244,826
Loan Balance Term 1
Loan Balance Term 2
 Senior Notes                                    235,000,000       235,000,000       235,000,000       235,000,000
 General Unsecured Creditors
 Property Taxes
 Refinance of Term 1 & 2
 Enron Affiliate Payable
 Other                                             7,002,000         7,875,000         7,875,000         7,875,000
Partnership Interest                               9,318,000         9,318,000         9,318,000         9,318,000
                                             ---------------   ---------------   ---------------   ---------------
                                                 441,120,000       413,101,891       409,637,217       412,437,826

PARTNERS' CAPITAL
Common Unitholders                                (2,135,000)       (2,135,000)       (2,135,000)       (2,135,000)
Subordinated Unitholders                          24,894,000        20,275,000        20,275,000        20,275,000
General Partner                                    5,773,000         5,488,000         5,488,000         5,488,000
New Equity - Bondholders
New Equity
Retained Earnings/(Loss)                                                              (7,038,792)      (12,781,157)
                                             ---------------   ---------------   ---------------   ---------------
                                                  28,532,000        23,628,000        16,589,208        10,846,843
                                             ---------------   ---------------   ---------------   ---------------
Total Liabilities & Partners' Equity           1,084,795,000       961,051,000       939,273,770       978,857,186
                                             ===============   ===============   ===============   ===============
SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding  $   260,000,000   $   260,000,000   $   263,200,000   $   267,519,942
                                             ---------------   ---------------   ---------------   ---------------

TOTAL OF OFF BALANCE SHEET AMOUNTS           $   260,000,000   $   260,000,000   $   263,200,000   $   267,519,942
                                             ===============   ===============   ===============   ===============




PROJECTED BALANCE SHEET
                                                 9/30/2002         10/31/2002          11/30/2002         12/31/2002
                                              ---------------    ---------------    ---------------    ---------------
ASSETS
CURRENT ASSETS
Cash                                          $     6,088,000    $     6,088,000    $     6,088,000    $     6,088,000
Accounts Receivable-Trade net                     426,363,782        416,407,500        398,583,472        404,423,698
Restricted Cash                                                                                                     --
Inventory                                          24,022,000         24,022,000         24,022,000         24,022,000
Prepaid Expenses                                   26,687,110         31,607,422         31,197,041         30,789,836
                                              ---------------    ---------------    ---------------    ---------------
Total current assets                              483,160,892        478,124,923        459,890,512        465,323,535

Property, Plant & Equipment
Property, Plant & Equipment                       665,957,000        668,457,000        670,957,000        673,257,000
Construction-in-Progress
Accumulated Depreciation                         (209,008,660)      (212,069,880)      (215,131,100)      (218,192,320)
                                              ---------------    ---------------    ---------------    ---------------
PP&E, Net                                         456,948,340        456,387,120        455,825,900        455,064,680

Deposits & Other                                   19,877,000         20,439,500         20,252,000         20,064,500

                                              ---------------    ---------------    ---------------    ---------------
Total Assets                                      959,986,232        954,951,543        935,968,412        940,452,715
                                              ===============    ===============    ===============    ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                    243,906,987        228,877,941        211,541,332        215,912,092
Accrued Liabilities                               190,392,109        160,260,109        160,260,109        160,260,109
Liabilities Subject to Compromise                          --         30,132,000         28,132,000         28,132,000
Accrued Payroll                                    11,966,774         11,944,369         12,016,557         12,158,416
Accrued Taxes                                      13,156,212         13,787,941         14,419,669         15,051,398
Other Current                                      44,768,877         48,356,747         51,068,825         53,516,799
Payable to Affiliates                              38,295,602         38,327,262         34,177,262         34,177,262
                                              ---------------    ---------------    ---------------    ---------------
TOTAL CURRENT LIABILITIES                         542,486,560        531,686,369        511,615,755        519,208,076

LONG TERM LIABILITIES
Loan Balance Standard Charter                     165,619,939        104,916,068        115,669,263        120,931,370
Loan Balance Term 1                                                   50,000,000         50,000,000         50,000,000
Loan Balance Term 2                                                   25,000,000         25,000,000         25,000,000
 Senior Notes                                     235,000,000        235,000,000        235,000,000        235,000,000
 General Unsecured Creditors
 Property Taxes
 Refinance of Term 1 & 2
 Enron Affiliate Payable
 Other                                              7,875,000          7,875,000          7,875,000          7,875,000
Partnership Interest                                9,318,000          9,318,000          9,318,000          9,318,000
                                              ---------------    ---------------    ---------------    ---------------
                                                  417,812,939        432,109,068        442,862,263        448,124,370

PARTNERS' CAPITAL
Common Unitholders                                 (2,135,000)        (2,135,000)        (2,135,000)        (2,135,000)
Subordinated Unitholders                           20,275,000         20,275,000         20,275,000         20,275,000
General Partner                                     5,488,000          5,488,000          5,488,000          5,488,000
New Equity - Bondholders
New Equity
Retained Earnings/(Loss)                          (23,941,266)       (32,471,894)       (42,137,606)       (50,507,732)
                                              ---------------    ---------------    ---------------    ---------------
                                                     (313,266)        (8,843,894)       (18,509,606)       (26,879,732)
                                              ---------------    ---------------    ---------------    ---------------
Total Liabilities & Partners' Equity              959,986,232        954,951,543        935,968,412        940,452,715
                                              ===============    ===============    ===============    ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $   280,879,045    $   299,058,859    $   296,081,883    $   290,109,994
                                              ---------------    ---------------    ---------------    ---------------
TOTAL OF OFF BALANCE SHEET AMOUNTS            $   280,879,045    $   299,058,859    $   296,081,883    $   290,109,994
                                              ===============    ===============    ===============    ===============

     DISCLAIMER: This presentation is provided only as a general guideline to the estimated performance of the Company and cannot be relied upon to reflect actual circumstances or results. It is based upon historical data and management's assumptions. It is provided for the internal use of the Company.

                           EOTT ENERGY PARTNERS, L.P.

PROJECTED BALANCE SHEET                                        FRESH START
                                                1/31/2003         2/1/2003      2/28/2003         3/31/2003       4/30/2003
                                              -------------    -------------   -------------    -------------    -------------
ASSETS
CURRENT ASSETS
Cash                                          $   6,088,000    $   6,088,000   $          --    $          --    $          --
Accounts Receivable-Trade net                   379,304,339      379,304,339     360,374,267      392,271,263      402,017,227
Restricted Cash                                          --               --              --               --               --
Inventory                                        24,022,000       24,022,000      24,022,000       24,022,000       24,022,000
Prepaid Expenses                                 30,307,632       23,605,632      17,801,427       16,269,223       19,387,018
                                              -------------    -------------   -------------    -------------    -------------
Total current assets                            439,721,971      433,019,971     402,197,694      432,562,486      445,426,245

Property, Plant & Equipment
Property, Plant & Equipment                     673,757,000      413,182,951     413,682,951      414,182,951      415,682,951
Construction-in-Progress                                 --               --              --               --
Accumulated Depreciation                       (221,255,813)              --      (2,298,239)      (4,599,255)      (6,908,605)
                                              -------------    -------------   -------------    -------------    -------------
PP&E, Net                                       452,501,187      413,182,951     411,384,712      409,583,696      408,774,346

Deposits & Other                                 19,877,000               --       1,888,889        1,777,778        1,666,667
                                              -------------    -------------   -------------    -------------    -------------
Total Assets                                    912,100,157      846,202,922     815,471,296      843,923,960      855,867,258
                                              =============    =============   =============    =============    =============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                  192,599,762      192,599,762     171,799,773      201,660,036      209,554,472
Accrued Liabilities                             160,260,109      160,260,109     160,260,109      160,260,109      160,260,109
Liabilities Subject to Compromise                28,132,000        1,500,000              --               --               --
Accrued Payroll                                  11,516,239       11,516,239      11,477,804       11,617,421       11,537,024
Accrued Taxes                                    15,625,122        5,782,000       6,355,724        6,434,448        6,898,172
Other Current                                    54,977,888       14,356,180      15,173,353       13,377,761       14,537,149
Payable to Affiliates                            34,177,262               --              --               --               --
                                              -------------    -------------   -------------    -------------    -------------
TOTAL CURRENT LIABILITIES                       497,288,383      386,014,291     365,066,763      393,349,775      402,786,925

LONG TERM LIABILITIES
Loan Balance Standard Charter                   124,720,251      124,720,251     120,152,000      122,745,029      126,324,270
Loan Balance Term 1                              50,000,000       50,000,000      50,000,000       50,000,000       50,000,000
Loan Balance Term 2                              25,000,000       25,000,000      25,000,000       25,000,000       25,000,000
 Senior Notes                                   235,000,000      100,000,000     100,833,333      101,666,667      102,500,000
 General Unsecured Creditors                                       4,000,000       4,000,000        4,000,000        4,000,000
 Property Taxes                                                    9,843,122       9,843,122        9,843,122        9,843,122
 Refinance of Term 1 & 2
 Enron Affiliate Payable                                           6,200,000       6,200,000        6,200,000        6,200,000
 Other                                            7,875,000               --              --               --               --
Partnership Interest                              9,318,000        1,250,000              --               --               --
                                              -------------    -------------   -------------    -------------    -------------
                                                451,913,251      321,013,373     316,028,455      319,454,818      323,867,393

PARTNERS' CAPITAL
Common Unitholders                               (2,135,000)              --              --               --               --
Subordinated Unitholders                         20,275,000               --              --               --               --
General Partner                                   5,488,000               --              --               --               --
New Equity - Bondholders                                         135,000,000     135,000,000      135,000,000      135,000,000
New Equity                                                         4,175,258       4,175,258        4,175,258        4,175,258
Retained Earnings/(Loss)                        (60,729,476)              --      (4,799,181)      (8,055,891)      (9,962,318)
                                              -------------    -------------   -------------    -------------    -------------
                                                (37,101,476)     139,175,258     134,376,077      131,119,367      129,212,940
                                              -------------    -------------   -------------    -------------    -------------
Total Liabilities & Partners' Equity            912,100,157      846,202,921     815,471,295      843,923,960      855,867,258
                                              =============    =============   =============    =============    =============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $ 288,970,821    $ 288,970,821   $ 236,516,569    $ 196,787,776    $ 209,447,018
                                              -------------    -------------   -------------    -------------    -------------

TOTAL OF OFF BALANCE SHEET AMOUNTS            $ 288,970,821    $ 288,970,821   $ 236,516,569    $ 196,787,776    $ 209,447,018
                                              =============    =============   =============    =============    =============





PROJECTED BALANCE SHEET
                                                5/31/2003        6/30/2003       7/31/2003        8/31/2003          9/30/2003
                                              -------------    -------------    -------------    -------------    -------------
Assets
Current Assets
Cash                                          $          --    $          --    $          --    $          --    $          --
Accounts Receivable-Trade net                   432,798,188      439,761,432      471,099,456      490,395,381      493,518,565
Restricted Cash                                          --               --               --               --               --
Inventory                                        24,022,000       24,022,000       24,022,000       24,022,000       24,022,000
Prepaid Expenses                                 18,904,814       20,522,609       20,040,405       19,558,201       19,075,996
                                              -------------    -------------    -------------    -------------    -------------
Total current assets                            475,725,002      484,306,041      515,161,861      533,975,581      536,616,562

Property, Plant & Equipment
Property, Plant & Equipment                     417,182,951      418,682,951      420,182,951      421,682,951      422,682,951
Construction-in-Progress                                 --               --               --               --               --
Accumulated Depreciation                         (9,226,288)     (11,552,304)     (13,886,654)     (16,229,337)     (18,577,576)
                                              -------------    -------------    -------------    -------------    -------------
PP&E, Net                                       407,956,663      407,130,647      406,296,297      405,453,614      404,105,375

Deposits & Other                                  1,555,556        1,444,444        1,333,333        1,222,222        1,111,111
                                              -------------    -------------    -------------    -------------    -------------
Total Assets                                    885,237,220      892,881,132      922,791,491      940,651,418      941,833,048
                                              =============    =============    =============    =============    =============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                  238,931,117      245,466,112      275,160,811      294,235,804      297,241,733
Accrued Liabilities                             160,260,109      160,260,109      160,260,109      160,260,109      160,260,109
Liabilities Subject to Compromise                        --               --               --               --               --
Accrued Payroll                                  11,679,855       11,756,432       11,739,077       11,851,599       11,923,696
Accrued Taxes                                     7,141,896        7,605,619        8,069,343        8,588,067        9,161,791
Other Current                                    15,345,891       16,582,191       18,447,481       13,786,141       15,028,141
Payable to Affiliates                                    --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
TOTAL CURRENT LIABILITIES                       433,358,867      441,670,465      473,676,821      488,721,721      493,615,471

LONG TERM LIABILITIES
Loan Balance Standard Charter                   125,929,992      125,681,005      123,715,444      127,146,504      123,792,222
Loan Balance Term 1                              50,000,000       50,000,000       50,000,000       50,000,000       50,000,000
Loan Balance Term 2                              25,000,000       25,000,000       25,000,000       25,000,000       25,000,000
 Senior Notes                                   103,333,333      104,166,667      105,000,000      105,833,333      106,666,667
 General Unsecured Creditors                      4,000,000        4,000,000        4,000,000        3,714,286        3,714,286
 Property Taxes                                   9,350,966        9,350,966        9,350,966        8,858,810        8,858,810
 Refinance of Term 1 & 2
 Enron Affiliate Payable                          6,200,000        6,200,000        6,200,000        6,200,000        6,200,000
 Other                                                   --               --               --               --               --
Partnership Interest                                     --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
                                                323,814,292      324,398,638      323,266,410      326,752,933      324,231,984

PARTNERS' CAPITAL
Common Unitholders                                       --               --               --               --               --
Subordinated Unitholders                                 --               --               --               --               --
General Partner                                          --               --               --               --               --
New Equity - Bondholders                        135,000,000      135,000,000      135,000,000      135,000,000      135,000,000
New Equity                                        4,175,258        4,175,258        4,175,258        4,175,258        4,175,258
Retained Earnings/(Loss)                        (11,111,196)     (12,363,228)     (13,326,998)     (13,998,494)     (15,189,665)
                                              -------------    -------------    -------------    -------------    -------------
                                                128,064,062      126,812,029      125,848,260      125,176,763      123,985,593
                                              -------------    -------------    -------------    -------------    -------------
Total Liabilities & Partners' Equity            885,237,220      892,881,132      922,791,491      940,651,417      941,833,048
                                              =============    =============    =============    =============    =============


SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $ 222,289,885    $ 234,655,036    $ 247,367,060    $ 263,965,301    $ 271,985,816
                                              -------------    -------------    -------------    -------------    -------------


TOTAL OF OFF BALANCE SHEET AMOUNTS            $ 222,289,885    $ 234,655,036    $ 247,367,060    $ 263,965,301    $ 271,985,816
                                              =============    =============    =============    =============    =============




PROJECTED BALANCE SHEET
                                                 10/31/2003        11/30/2003         12/31/2003
                                              ---------------    ---------------    ---------------
Assets
Current Assets
Cash                                          $            --    $            --    $            --
Accounts Receivable-Trade net                     528,360,971        531,854,948        566,629,949
Restricted Cash                                            --                 --                 --
Inventory                                          24,022,000         24,022,000         24,022,000
Prepaid Expenses                                   18,593,792         18,111,587         17,629,383
                                              ---------------    ---------------    ---------------
Total current assets                              570,976,762        573,988,535        608,281,332

Property, Plant & Equipment
Property, Plant & Equipment                       423,682,951        424,682,951        425,682,951
Construction-in-Progress                                   --                 --                 --
Accumulated Depreciation                          (20,931,370)       (23,290,720)       (25,655,625)
                                              ---------------    ---------------    ---------------
PP&E, Net                                         402,751,581        401,392,232        400,027,326

Deposits & Other                                    1,000,000            888,889            777,778
                                              ---------------    ---------------    ---------------
Total Assets                                      974,728,343        976,269,655      1,009,086,436
                                              ===============    ===============    ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                    330,607,869        333,837,389        366,815,809
Accrued Liabilities                               160,260,109        160,260,109        160,260,109
Liabilities Subject to Compromise                          --                 --                 --
Accrued Payroll                                    11,907,374         11,976,521         12,134,197
Accrued Taxes                                       9,405,515          9,484,239          8,242,963
Other Current                                      15,965,701         16,755,747         17,649,468
Payable to Affiliates                                      --                 --                 --
                                              ---------------    ---------------    ---------------
TOTAL CURRENT LIABILITIES                         528,146,568        532,314,005        565,102,546

LONG TERM LIABILITIES
Loan Balance Standard Charter                     121,812,037        119,679,155        118,708,873
Loan Balance Term 1                                50,000,000         50,000,000         50,000,000
Loan Balance Term 2                                25,000,000         25,000,000         25,000,000
 Senior Notes                                     107,500,000        108,333,333        109,166,667
 General Unsecured Creditors                        3,714,286          3,714,286          3,714,286
 Property Taxes                                     8,858,810          8,366,654          8,366,654
 Refinance of Term 1 & 2
 Enron Affiliate Payable                            6,200,000          6,200,000          6,200,000
 Other                                                     --                 --                 --
Partnership Interest                                       --                 --                 --
                                              ---------------    ---------------    ---------------
                                                  323,085,133        321,293,428        321,156,479

PARTNERS' CAPITAL
Common Unitholders                                         --                 --                 --
Subordinated Unitholders                                   --                 --                 --
General Partner                                            --                 --                 --
New Equity - Bondholders                          135,000,000        135,000,000        135,000,000
New Equity                                          4,175,258          4,175,258          4,175,258
Retained Earnings/(Loss)                          (15,678,616)       (16,513,036)       (16,347,848)
                                              ---------------    ---------------    ---------------
                                                  123,496,642        122,662,222        122,827,410
                                              ---------------    ---------------    ---------------
Total Liabilities & Partners' Equity              974,728,343        976,269,655      1,009,086,435
                                              ===============    ===============    ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $   284,503,423    $   296,554,994    $   295,607,285
                                              ---------------    ---------------    ---------------

TOTAL OF OFF BALANCE SHEET AMOUNTS            $   284,503,423    $   296,554,994    $   295,607,285
                                              ===============    ===============    ===============



          DISCLAIMER: This presentation is provided only as a general guideline to the estimated performance of the Company and cannot be relied upon to reflect actual circumstances or results. It is based upon historical data and management's assumptions. It is provided for the internal use of the Company.

                           EOTT ENERGY PARTNERS, L.P.



PROJECTED BALANCE SHEET
                                                 1/31/2004          2/28/2004          3/31/2004          4/30/2004
                                              ---------------    ---------------    ---------------    ---------------
ASSETS
CURRENT ASSETS
Cash                                          $            --    $            --    $            --    $            --
Accounts Receivable-Trade net                     554,512,449        519,506,253        583,728,422        553,221,036
Restricted Cash                                            --                 --                 --                 --
Inventory                                          24,022,000         24,022,000         24,022,000         24,022,000
Prepaid Expenses                                   17,147,178         16,664,974         16,182,769         19,300,565
                                              ---------------    ---------------    ---------------    ---------------
Total current assets                              595,681,627        560,193,227        623,933,191        596,543,601

Property, Plant & Equipment
Property, Plant & Equipment                       426,182,951        426,682,951        427,182,951        428,682,951
Construction-in-Progress                                   --                 --                 --                 --
Accumulated Depreciation                          (28,023,308)       (30,393,769)       (32,767,007)       (35,148,579)
                                              ---------------    ---------------    ---------------    ---------------
PP&E, Net                                         398,159,643        396,289,182        394,415,944        393,534,372

Deposits & Other                                      666,667            555,556            444,444            333,333
                                              ---------------    ---------------    ---------------    ---------------
Total Assets                                      994,507,937        957,037,965      1,018,793,579        990,411,306
                                              ===============    ===============    ===============    ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                    356,882,754        320,866,260        382,537,253        351,803,256
Accrued Liabilities                               160,260,109        160,260,109        160,260,109        160,260,109
Liabilities Subject to Compromise                          --                 --                 --                 --
Accrued Payroll                                    12,016,533         11,937,017         12,178,882         11,968,032
Accrued Taxes                                       7,316,687          7,890,411          8,014,135          8,487,858
Other Current                                      18,024,140         13,650,790         13,658,060         14,816,724
Payable to Affiliates                                      --                 --                 --                 --
                                              ---------------    ---------------    ---------------    ---------------
TOTAL CURRENT LIABILITIES                         554,500,223        514,604,587        576,648,438        547,335,979

LONG TERM LIABILITIES
Loan Balance Standard Charter                     115,884,577        125,922,984        124,095,070        123,108,049
Loan Balance Term 1                                50,000,000         50,000,000         50,000,000         50,000,000
Loan Balance Term 2                                25,000,000         25,000,000         25,000,000         25,000,000
 Senior Notes                                     110,000,000        110,000,000        110,000,000        110,000,000
 General Unsecured Creditors                        3,714,286          3,428,571          3,428,571          3,428,571
 Property Taxes                                     8,366,654          7,874,498          7,874,498          7,874,498
 Refinance of Term 1 & 2
 Enron Affiliate Payable                            6,200,000                 --                 --                 --
 Other                                                     --                 --                 --                 --
Partnership Interest                                       --                 --                 --                 --
                                              ---------------    ---------------    ---------------    ---------------
                                                  319,165,517        322,226,053        320,398,140        319,411,118

PARTNERS' CAPITAL
Common Unitholders                                         --                 --                 --                 --
Subordinated Unitholders                                   --                 --                 --                 --
General Partner                                            --                 --                 --                 --
New Equity - Bondholders                          135,000,000        135,000,000        135,000,000        135,000,000
New Equity                                          4,175,258          4,175,258          4,175,258          4,175,258
Retained Earnings/(Loss)                          (18,333,061)       (18,967,934)       (17,428,256)       (15,511,049)
                                              ---------------    ---------------    ---------------    ---------------
                                                  120,842,196        120,207,324        121,747,001        123,664,208
                                              ---------------    ---------------    ---------------    ---------------
Total Liabilities & Partners' Equity              994,507,937        957,037,964      1,018,793,579        990,411,305
                                              ===============    ===============    ===============    ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $   293,412,351    $   279,214,979    $   283,947,437    $   293,412,351
                                              ---------------    ---------------    ---------------    ---------------

TOTAL OF OFF BALANCE SHEET AMOUNTS            $   293,412,351    $   279,214,979    $   283,947,437    $   293,412,351
                                              ===============    ===============    ===============    ===============


Projected Balance Sheet
                                                    5/31/2004         6/30/2004          7/31/2004          8/31/2004
                                                 ---------------    ---------------    ---------------    ---------------
ASSETS
CURRENT ASSETS
Cash                                             $            --    $            --    $            --    $            --
Accounts Receivable-Trade net                        569,109,679        552,748,042        568,099,831        567,861,679
Restricted Cash                                               --                 --                 --                 --
Inventory                                             24,022,000         24,022,000         24,022,000         24,022,000
Prepaid Expenses                                      18,818,361         20,436,156         19,953,952         19,471,747
                                                 ---------------    ---------------    ---------------    ---------------
Total current assets                                 611,950,039        597,206,198        612,075,782        611,355,426

Property, Plant & Equipment
Property, Plant & Equipment                          430,182,951        431,682,951        433,182,951        434,682,951
Construction-in-Progress                                      --                 --                 --                 --
Accumulated Depreciation                             (37,538,485)       (39,936,723)       (42,343,295)       (44,758,200)
                                                 ---------------    ---------------    ---------------    ---------------
PP&E, Net                                            392,644,466        391,746,228        390,839,656        389,924,751

Deposits & Other                                         222,222            111,111                 --                 --
                                                 ---------------    ---------------    ---------------    ---------------
Total Assets                                       1,004,816,728        989,063,537      1,002,915,438      1,001,280,176
                                                 ===============    ===============    ===============    ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                       367,212,754        351,595,256        366,309,570        366,960,697
Accrued Liabilities                                  160,260,109        160,260,109        160,260,109        160,260,109
Liabilities Subject to Compromise                             --                 --                 --                 --
Accrued Payroll                                       12,072,503         12,085,219         12,014,625         12,073,457
Accrued Taxes                                          8,761,582          9,235,306          9,709,030         10,232,754
Other Current                                         15,636,669         16,796,984         18,675,857         14,054,758
Payable to Affiliates                                         --                 --                 --                 --
                                                 ---------------    ---------------    ---------------    ---------------
TOTAL CURRENT LIABILITIES                            563,943,618        549,972,874        566,969,191        563,581,775

LONG TERM LIABILITIES
Loan Balance Standard Charter                        119,080,480        115,628,004        110,926,593        111,945,210
Loan Balance Term 1                                   50,000,000         50,000,000         50,000,000         50,000,000
Loan Balance Term 2                                   25,000,000         25,000,000         25,000,000         25,000,000
 Senior Notes                                        110,000,000        110,000,000        110,000,000        110,000,000
 General Unsecured Creditors                           3,428,571          3,428,571          3,428,571          3,142,857
 Property Taxes                                        7,382,342          7,382,342          7,382,342          6,890,186
 Refinance of Term 1 & 2
 Enron Affiliate Payable                                      --                 --                 --                 --
 Other                                                        --                 --                 --                 --
Partnership Interest                                          --                 --                 --                 --
                                                 ---------------    ---------------    ---------------    ---------------
                                                     314,891,393        311,438,917        306,737,506        306,978,253

PARTNERS' CAPITAL
Common Unitholders                                            --                 --                 --                 --
Subordinated Unitholders                                      --                 --                 --                 --
General Partner                                               --                 --                 --                 --
New Equity - Bondholders                             135,000,000        135,000,000        135,000,000        135,000,000
New Equity                                             4,175,258          4,175,258          4,175,258          4,175,258
Retained Earnings/(Loss)                             (13,193,542)       (11,523,512)        (9,966,517)        (8,455,110)
                                                 ---------------    ---------------    ---------------    ---------------
                                                     125,981,716        127,651,746        129,208,741        130,720,148
                                                 ---------------    ---------------    ---------------    ---------------
Total Liabilities & Partners' Equity               1,004,816,727        989,063,537      1,002,915,438      1,001,280,176
                                                 ===============    ===============    ===============    ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding      $   288,679,894    $   288,679,894    $   288,679,894    $   293,412,351
                                                 ---------------    ---------------    ---------------    ---------------

TOTAL OF OFF BALANCE SHEET AMOUNTS               $   288,679,894    $   288,679,894    $   288,679,894    $   293,412,351
                                                 ===============    ===============    ===============    ===============


PROJECTED BALANCE SHEET
                                                  9/30/2004          10/31/2004         11/30/2004          12/31/2004
                                                ---------------    ---------------    ---------------    ---------------
ASSETS
CURRENT ASSETS
Cash                                            $            --    $            --    $            --    $            --
Accounts Receivable-Trade net                       549,689,536        566,950,837        550,501,979        566,629,949
Restricted Cash                                              --                 --                 --                 --
Inventory                                            24,022,000         24,022,000         24,022,000         24,022,000
Prepaid Expenses                                     18,989,543         18,507,338         18,025,134         17,542,930
                                                ---------------    ---------------    ---------------    ---------------
Total current assets                                592,701,079        609,480,175        592,549,113        608,194,878

Property, Plant & Equipment
Property, Plant & Equipment                         435,682,951        436,682,951        437,682,951        438,682,951
Construction-in-Progress                                     --                 --                 --                 --
Accumulated Depreciation                            (47,178,661)       (49,604,678)       (52,036,250)       (54,473,377)
                                                ---------------    ---------------    ---------------    ---------------
PP&E, Net                                           388,504,290        387,078,273        385,646,701        384,209,574

Deposits & Other                                             --                 --                 --                 --
                                                ---------------    ---------------    ---------------    ---------------
Total Assets                                        981,205,368        996,558,449        978,195,814        992,404,452
                                                ===============    ===============    ===============    ===============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                      349,942,199        366,828,697        351,334,199        366,846,697
Accrued Liabilities                                 160,260,109        160,260,109        160,260,109        160,260,109
Liabilities Subject to Compromise                            --                 --                 --                 --
Accrued Payroll                                      12,086,173         12,015,579         12,028,295         12,413,436
Accrued Taxes                                        10,806,478         11,080,202         11,203,926         10,127,650
Other Current                                        15,217,632         15,950,164         16,748,705         17,679,929
Payable to Affiliates                                        --                 --                 --                 --
                                                ---------------    ---------------    ---------------    ---------------
TOTAL CURRENT LIABILITIES                           548,312,591        566,134,751        551,575,234        567,327,821

LONG TERM LIABILITIES
Loan Balance Standard Charter                       108,692,177        106,506,011        104,355,286        103,411,149
Loan Balance Term 1                                          --                 --                 --                 --
Loan Balance Term 2                                          --                 --                 --                 --
 Senior Notes                                       110,000,000        110,000,000        110,000,000        110,000,000
 General Unsecured Creditors                          3,142,857          3,142,857          3,142,857          3,142,857
 Property Taxes                                       6,890,186          6,890,186          6,398,029          6,398,029
 Refinance of Term 1 & 2                             75,000,000         73,750,000         72,500,000         71,250,000
 Enron Affiliate Payable                                     --                 --                 --                 --
 Other                                                       --                 --                 --                 --
Partnership Interest                                         --                 --                 --                 --
                                                ---------------    ---------------    ---------------    ---------------
                                                    303,725,220        300,289,054        296,396,172        294,202,036

PARTNERS' CAPITAL
Common Unitholders                                           --                 --                 --                 --
Subordinated Unitholders                                     --                 --                 --                 --
General Partner                                              --                 --                 --                 --
New Equity - Bondholders                            135,000,000        135,000,000        135,000,000        135,000,000
New Equity                                            4,175,258          4,175,258          4,175,258          4,175,258
Retained Earnings/(Loss)                            (10,007,701)        (9,040,614)        (8,950,850)        (8,300,662)
                                                ---------------    ---------------    ---------------    ---------------
                                                    129,167,557        130,134,644        130,224,408        130,874,595
                                                ---------------    ---------------    ---------------    ---------------
Total Liabilities & Partners' Equity                981,205,368        996,558,448        978,195,814        992,404,452
                                                ===============    ===============    ===============    ===============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding     $   288,679,894    $   288,679,894    $   288,679,894    $   288,679,894
                                                ---------------    ---------------    ---------------    ---------------

TOTAL OF OFF BALANCE SHEET AMOUNTS              $   288,679,894    $   288,679,894    $   288,679,894    $   288,679,894
                                                ===============    ===============    ===============    ===============

     DISCLAIMER: This presentation is provided only as a general guideline to the estimated performance of the Company and cannot be relied upon to reflect actual circumstances or results. It is based upon historical data and management's assumptions. It is provided for the internal use of the Company.

                           EOTT ENERGY PARTNERS, L.P.

PROJECTED BALANCE SHEET


                                               12/31/2005       12/31/2006       12/31/2007
                                              -------------    -------------    -------------
ASSETS
CURRENT ASSETS
Cash                                          $          --    $          --    $          --
Accounts Receivable-Trade net                   566,629,949      370,056,949      370,056,949
Restricted Cash                                          --               --               --
Inventory                                        14,471,000       14,471,000       14,471,000
Prepaid Expenses                                 17,542,930       17,542,930       17,542,930
                                              -------------    -------------    -------------
Total current assets                            598,643,878      402,070,878      402,070,878

Property, Plant & Equipment
Property, Plant & Equipment                     431,651,951      444,651,951      457,651,951
Construction-in-Progress                                 --               --               --
Accumulated Depreciation                        (74,126,796)    (101,478,190)    (129,696,250)
                                              -------------    -------------    -------------
PP&E, Net                                       357,525,155      343,173,761      327,955,701

Deposits & Other                                         --               --               --
                                              -------------    -------------    -------------
Total Assets                                    956,169,033      745,244,640      730,026,580
                                              =============    =============    =============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Trade Payables                                  366,846,697      193,316,544      193,316,544
Accrued Liabilities                             160,260,109      160,260,109      160,260,109
Liabilities Subject to Compromise                        --               --               --
Accrued Payroll                                  12,413,436       12,413,436       12,413,436
Accrued Taxes                                    10,127,650       10,127,650       10,127,650
Other Current                                    17,679,929       17,679,929       17,679,929
Payable to Affiliates                                    --               --               --
                                              -------------    -------------    -------------
TOTAL CURRENT LIABILITIES                       567,327,821      393,797,668      393,797,668

LONG TERM LIABILITIES
Loan Balance Standard Charter                    82,800,953       57,764,247       53,588,499
Loan Balance Term 1                                      --               --               --
Loan Balance Term 2                                      --               --               --
 Senior Notes                                   110,000,000      110,000,000      110,000,000
 General Unsecured Creditors                      2,571,429        2,000,000        1,428,571
 Property Taxes                                   4,429,405        2,460,781          492,156
 Refinance of Term 1 & 2                         56,250,000       41,250,000       26,250,000
 Enron Affiliate Payable                                 --               --               --
 Other                                                   --               --               --
Partnership Interest                                     --               --               --
                                              -------------    -------------    -------------
                                                256,051,786      213,475,027      191,759,226

PARTNERS' CAPITAL
Common Unitholders                                       --               --               --
Subordinated Unitholders                                 --               --               --
General Partner                                          --               --               --
New Equity - Bondholders                        135,000,000      135,000,000      135,000,000
New Equity                                        4,175,258        4,175,258        4,175,258
                                              -------------    -------------    -------------
Retained Earnings/(Loss)                         (6,385,832)      (1,203,313)       5,294,428
                                              -------------    -------------    -------------
                                                132,789,426      137,971,944      144,469,685
                                              -------------    -------------    -------------
Total Liabilities & Partners' Equity            956,169,033      745,244,639      730,026,579
                                              =============    =============    =============

SUMMARY OF OFF-BALANCE SHEET AMOUNTS
  Letters of Credits Issued and Outstanding   $ 288,679,894    $ 288,679,894    $ 288,679,894
                                              -------------    -------------    -------------
TOTAL OF OFF BALANCE SHEET AMOUNTS            $ 288,679,894    $ 288,679,894    $ 288,679,894
                                              =============    =============    =============

     DISCLAIMER: This presentation is provided only as a general guideline to the estimated performance of the Company and cannot be relied upon to reflect actual circumstances or results. It is based upon historical data and management's assumptions. It is provided for the internal use of the Company.

                                   EXHIBIT E

                         CHAPTER 7 LIQUIDATION ANALYSIS


             (This Document Has Not Been Prepared Or Entered Into.)